Exhibit 2.1

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

dated August 14, 2018

between

CBG HOLDINGS LLC

and

CANOPY GROWTH CORPORATION

-i-

TABLE OF CONTENTS

(continued)

-ii-

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT, dated August 14, 2018 (this “Agreement”), is made by and between CBG Holdings LLC, a limited liability company existing under the Laws of the State of Delaware (the “Purchaser”) and Canopy Growth Corporation, a corporation existing under the federal Laws of Canada (the “Company”).

RECITALS

(A)

On November 2, 2017, Greenstar Canada Investment Limited Partnership (“GCILP”) purchased from the Company and the Company issued and sold to GCILP, on a private placement basis: (i) 18,876,901 Common Shares; and (ii) 18,876,901 Initial Warrants, for an aggregate purchase price of $244,990,084.25 (the “Initial Investment”).

(B)

The Purchaser, an affiliate of GCILP, now wishes to purchase from the Company and the Company now wishes to issue and sell to the Purchaser, on a private placement basis: (i) 104,500,000 Common Shares, and (ii) 139,745,453 Warrants, for an aggregate purchase price of $5,078,700,000 (the “Investment”).

(C)

The Board has unanimously determined, after receiving financial and legal advice, that the Investment is in the best interests of the Company and fair to the Company Shareholders (other than the Purchaser and its affiliates) and has resolved to recommend that the Company Shareholders vote in favour of the Investment, all subject to the terms and conditions contained in this Agreement.

(D)

The Purchaser has entered into Voting Agreements with the Locked-up Shareholders, pursuant to which each Locked-Up Shareholder has agreed to vote its Common Shares in favour of the Approval Resolution on the terms and subject to the conditions set out in the Voting Agreements.

(E)	The Purchaser and the Company now wish to enter into this Agreement to record their agreement in respect of the Investment.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Definitions

Whenever used in this Agreement, the following terms shall have the meanings set forth below:

“ACMPR” means the Access to Cannabis for Medical Purposes Regulations (Canada) issued under the CDSA.

“Acquisition Proposal” means, other than the transactions with the Purchaser contemplated by this Agreement and other than any transaction involving only the Company and/or one or more of its wholly-owned Subsidiaries, any written or oral offer, proposal, or inquiry from any Person or group of Persons (other than the Purchaser or any of its Affiliates, or any Person acting jointly or in concert with the Purchaser or any Affiliate of the Purchaser), in each case made or publicly announced on or after the date hereof and whether binding or not and whether in a single transaction or in a series of related transactions, relating to:

(a)

any acquisition, purchase or sale (or any lease, long-term supply agreement, exclusive licensing agreement or other arrangement having the same economic effect as an acquisition, purchase or sale), direct or indirect, of:

(i)

the assets of the Company and/or one or more of its Subsidiaries that, individually or in the aggregate, constitute 20% or more of the consolidated assets or contribute 20% or more of the consolidated revenue, or represent more than 20% of the equity market capitalization value (including securities convertible into or exercisable or exchangeable for securities or equity interests) of, the Company and its Subsidiaries, taken as a whole; or

(ii)

20% or more of any voting or equity securities of the Company or 20% or more of any voting or equity securities of any one or more of any of the Company’s Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets or contribute 20% or more of the consolidated revenue or represent more than 20% of the equity market capitalization value (including securities convertible into or exercisable or exchangeable for securities or equity interests) of, the Company and its Subsidiaries, taken as a whole;

(b)

any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance or similar transaction that, if consummated, would result in a Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities of the Company or one or more of its Subsidiaries; or

(c)

any plan of arrangement, merger, amalgamation, consolidation, share exchange, share reclassification, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or other similar transaction or series of transactions involving the Company or any of its Subsidiaries whose assets or revenues, individually or in the aggregate, constitute 20% or more of the consolidated assets or contribute 20% or more of the consolidated revenue, or represent more than 20% of the equity market capitalization value (including securities convertible into or exercisable or exchangeable for securities or equity interests) of, the Company and its Subsidiaries, taken as a whole.

“Administrative Services Agreement” means the administrative services agreement to be entered into between the Company and an Affiliate of the Purchaser on the Closing Date in the form attached as Exhibit C to this Agreement.

“Affiliate” means, with respect to any Person, any Person now or hereafter existing, directly or indirectly, Controlled by, Controlling, or under common Control with, such Person, whether on or after the date hereof.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Ancillary Agreements” means all agreements, certificates and other instruments delivered pursuant to this Agreement.

“Applicable Law” means, with respect to any Person, property, transaction, event or other matter, (a) any foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, principle of common law or equity, rule, municipal by-law, Order or other requirement having the force of law and/or (b) any policy, practice, protocol, standard or guideline of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law (collectively, the “Law”) relating or applicable to such Person, property, transaction, event or other matter and also includes, where appropriate, any interpretation of the Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

“Approval Resolution” means the resolution of the Company Shareholders which is to be considered at the Company Meeting with respect to the Investment and the transactions contemplated by this Agreement, including (a) the approval for the issuance of the securities contemplated by this Agreement and the Investor Rights Agreement, and (b) electing four nominees of the Purchaser to the Board effective on Closing, substantially in the form attached as Exhibit F.

“ARC” means an advance ruling certificate issued under section 102 of the Competition Act.

“Assets and Properties” means, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, tangible or intangible, choate or inchoate, absolute, accrued, contingent, fixed or otherwise, and, in each case, wherever situated), including the goodwill related thereto, operated, owned or leased by or in the possession of such Person and, for greater certainty, with respect to the Company, includes the Smiths Falls Premises, the Niagara Premises, and the Bedrocan Premises.

“Authorizations” has the meaning ascribed to such term in paragraph (k) of Schedule B to this Agreement.

“BC Tweed JV” means BC Tweed Joint Venture Inc.

“BC Tweed JV Initial Site Licence” means the licence issued to BC Tweed JV on February 16, 2018 pursuant to the ACMPR and as supplemented, renewed and amended by Health Canada from time to time, granting the holder the authority to produce, sell, possess, ship, transport, deliver, and destroy dried marijuana and marijuana plants and to sell, possess, ship, transport, deliver, and destroy marijuana seeds.

“BC Tweed JV Second Site Licence” means the licence issued to BC Tweed JV on April 13, 2018 pursuant to the ACMPR and as supplemented, renewed and amended by Health Canada from time to time, granting the holder the authority to produce, sell, possess, ship, transport, deliver, and destroy dried marijuana, marijuana plants and marijuana seeds.

“Bedrocan” means Bedrocan Cannabis Corp., a predecessor corporation to Bedrocan Canada, which amalgamated with Bedrocan Canada Inc. to form Bedrocan Canada by articles of amalgamation effective July 1, 2016.

“Bedrocan Canada” means Bedrocan Canada Inc., a wholly-owned subsidiary of the Company.

“Bedrocan Facility” means the loan facility Bedrocan Canada has with Goldman Holdings Ltd. under the Bedrocan Leases in respect of 16 Upton Road, Toronto, in the original principal amount of $2,000,000 with respect to the development of the property located at 16 Upton Road, Toronto.

“Bedrocan Initial Site Licence” means the licence issued by Health Canada to Bedrocan on December 3, 2016 pursuant to section 35 of the ACMPR, and as supplemented, renewed and amended by Health Canada from time to time, granting Bedrocan the authority to sell, possess, ship, transport, deliver and destroy dried marijuana, and to possess, ship, transport and deliver marijuana plants and marijuana seeds.

“Bedrocan Leases” means (i) the lease dated August 5, 2014, between Bedrocan Canada and Goldman (16 Upton) Ltd.; and (ii) the lease dated October 15, 2013 between Bedrocan Canada and Goldman (Upton) Ltd. pertaining to the Bedrocan Premises.

“Bedrocan Premises” means, collectively, the two licenced premises for growing, processing and storing marijuana by Bedrocan Canada, located at 16 Upton Road, Toronto, Ontario M1L 2C1 and 43 Upton Road, Toronto, Ontario M1L 2C1, respectively.

“Bedrocan Second Site Licence” means the licence issued to Bedrocan on February 18, 2017 pursuant to section 35 of the ACMPR and as supplemented, renewed and amended by Health Canada from time to time, granting Bedrocan the authority to produce, sell, possess, ship, transport, deliver, and destroy dried marijuana, bottled cannabis oil, cannabis in its natural form: cannabis resin, marijuana plants and marijuana seeds.

“Board” means the board of directors of the Company from time to time.

“Board Size” has the meaning ascribed to such term in Section 5.7(i).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Smiths Falls, Ontario are authorized or required by Law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Canadian Securities Regulators” means, collectively, the securities commissions or other securities regulatory authorities in each of the Qualifying Provinces.

“Cannabis” and “cannabis” means (i) all living or dead material, plants, seeds, plant parts or plant cells from any cannabis species or subspecies (including sativa, indica and ruderalis), including wet and dry material, trichomes, oil and extracts from cannabis (including cannabinoid or terpene extracts from the cannabis plant), and (ii) biologically or synthetically synthesized analogs of cannabinoids extracted from the cannabis plant using micro-organisms, including but not limited to (A) cannabis and marijuana, as defined pursuant to Applicable Law, including the CDSA, the ACMPR and, if and as the Cannabis Act comes into force, the Cannabis Act and (B) Industrial

Hemp as defined in the Industrial Hemp Regulations issued under the CDSA or other Applicable Law.

“Cannabis Act” means S.C. 2018, c.16, “An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts” (Canada), as amended from time to time and as the same may come into force.

“CBD” means cannabidiol.

“CDSA” means the Controlled Drugs and Substances Act (Canada).

“Claim” means any cause of action, action, claim, demand, lawsuit, audit, proceeding or arbitration, including, for greater certainty, any proceeding or investigation by a Governmental Authority.

“Closing” means the closing of the purchase and sale of the Securities on the Closing Date.

“Closing Date” means the later of (a) the date that is the fourth Business Day after the satisfaction or waiver (to the extent permitted by Applicable Law) of all of the conditions set forth in Article 4 (excluding conditions that, by their terms, are to be satisfied at the Closing), or such earlier date or such later date as may be agreed to by the Parties, and (b) October 31, 2018.

“Commercial Licences” means the BC Tweed JV Initial Site Licence, the BC Tweed JV Second Site Licence, Bedrocan Initial Site Licence, the Bedrocan Second Site Licence, the Spectrum Bennett Road South Licence, the Tweed Commercial Licence, the Tweed Farms Commercial Licence, the Vert Licence and the Vert Mirabel Licence.

“Commercialization Agreement” means the Commercialization Agreement between the Purchaser and the Company dated November 2, 2017.

“Commissioner” means the Commissioner of Competition appointed under the Competition Act and includes any Person duly authorized to exercise the powers and to perform the duties of the Commissioner.

“Common Share” means a common share in the capital of the Company or such other shares or other securities into which such common share is converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Board Recommendation” has the meaning ascribed to such term in Section 5.5(c).

“Company Change in Recommendation” has the meaning ascribed to such term in Section 6.1(f)(ii).

“Company Circular” means the notice of the Company Meeting to be sent to the Company Shareholders and the accompanying management information and proxy circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the Company Shareholders in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time.

“Company Intellectual Property” means Intellectual Property owned by, licenced to or used by the Company.

“Company Meeting” means, except as otherwise agreed by the Purchaser, the annual general meeting of Company Shareholders to be held on September 26, 2018 or such other date as may be agreed by the Purchaser, including any adjournment or postponement thereof, to be called and held in accordance with applicable Law to consider the Approval Resolution.

“Company Shareholders” means the holders of Common Shares.

“Competition Act” means the Competition Act (Canada), as amended, and includes the regulations thereunder.

“Competition Act Approval” means that one or more of the following shall have occurred: (i) the relevant waiting period in section 123 of the Competition Act shall have expired, been waived or been terminated and the Commissioner shall have issued a letter to the Parties indicating that he does not, at that time, intend to make an application under section 92 of the Competition Act in respect of the Investment; or (ii) the Commissioner shall have issued an ARC in respect of the Investment;

“Contract” means any agreement, indenture, contract, lease, deed of trust, licence, option, instruments, arrangement, understanding or other commitment, whether written or oral.

“Control” means:

(a)

in relation to a corporation, the direct or indirect beneficial ownership at the relevant time of shares of such corporation carrying more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of the Company where such voting rights are sufficient to elect a majority of the directors of the Company;

(b)

in relation to a Person that is a partnership, limited liability company or joint venture, the direct or indirect beneficial ownership at the relevant time of more than 50% of the ownership interests of the partnership, limited liability company or joint venture in circumstances where it can reasonably be expected that the Person can direct the affairs of the partnership, limited liability company or joint venture; and

(c)	in relation to a trust, the direct or indirect beneficial ownership at the relevant time of more than 50% of the property settled under the trust;

and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; the Person who directly or indirectly Controls a Controlled Person or entity shall be deemed to Control a corporation, partnership, limited liability company, joint venture or trust which is Controlled by the Controlled Person or entity, and so on.

“Controlled Substances Act” means the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq.

“Disclosure Letter” means the letter delivered by the Company to the Purchaser as of the date hereof containing certain disclosures and exceptions relating to this Agreement.

“Disclosure Record” means all documents publicly filed by the Company on SEDAR or with the SEC on EDGAR under applicable Securities Laws.

“Employee Plans” has the meaning ascribed to such term in paragraph (kk) of Schedule B to this Agreement.

“Encumbrance” means, with respect to any property or asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothec, prior Claim, occupancy right, right of first refusal or offer, adverse Claim, lease, easement, licence, option, title retention agreement or arrangement, conditional sale, deemed or statutory trust, restrictive covenant or other encumbrance of any nature, which secures payment or performance of an obligation or other encumbrance in respect of such property or asset.

“Environmental Laws” means all Applicable Laws currently in existence in Canada (whether federal, provincial or municipal) relating in whole or in part to the protection and preservation of the environment, occupational health and safety, product safety, product liability or hazardous substances, including the Environmental Protection Act (Ontario) and the Canadian Environmental Protection Act (Canada).

“Environmental Permits” includes all Orders, permits, certificates, approvals, consents, registrations and licences issued by any authority of competent jurisdiction under any Environmental Law.

“Fairness Opinion” means the opinion of Greenhill & Co. Canada Ltd., the financial advisor to the Company, to the effect that as of the date of such opinion, subject to the assumptions and limitations to be set out in the written opinion related thereto, the Investment is fair from a financial point of view to the Company.

“Financial Statements” means, collectively, the (i) audited consolidated financial statements of the Company as at and for the years ended March 31, 2018 and March 31, 2017, including the notes thereto together with any auditor’s report thereon as at and for the periods included therein, and (ii) unaudited consolidated financial statements as at and for the period ended June 30, 2018.

“GCILP” has the meaning ascribed to such term in the Recitals.

“Governmental Authority” means:

(a)	any domestic or foreign government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise);

(b)

any domestic or foreign agency, authority, ministry, department, regulatory authority, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government, including: (i) Health Canada and other applicable regulatory authorities with oversight of the Cannabis industry and any business or operations within the Cannabis industry generally; (ii) the United States Alcohol and Tobacco Tax and Trade Bureau; and (iii) the United States Department of Justice;

(d)	any court, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and/or

(e)	the TSX, the NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities.

“Governmental Licences” has the meaning ascribed to such term in paragraph (j) of Schedule B to this Agreement.

“Greenstar Employees” means each employee of the Purchaser listed in Schedule 4.2(m) of the Disclosure Letter.

“Hazardous Materials” has the meaning ascribed to such term in paragraph (vv) of Schedule B to this Agreement.

“IFRS” means International Financial Reporting Standards applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles in Canada.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with IFRS; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Encumbrance on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit or banker’s acceptance issued or accepted, as the case may be, for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or otherwise; (vii) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) all obligations of such Person in respect of which interest charges are customarily paid; and (x) all net obligations, determined on a marked-to-market-basis, of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes or otherwise.

“Indemnifying Party” has the meaning ascribed to such term in Section 7.1.

“Information” means: (a) know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures); (b) computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever; (c) any information of a scientific, technical, or business nature; (d) pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data and stability data; (e) process, horticultural and development information, results and data; (f) research, developmental, and demonstration work; (g) data and data files; and (h) all other information, methods, processes, formulations and formulae. Information: (x) may be embodied in or on any media, including hardware, software and/or documentation; (y) includes inventions, insofar as such inventions do not fall within the definition of Intellectual Property Rights; and (z) may include elements of public or non-proprietary information, provided that the compilation of such public or non-proprietary information with or without other proprietary information results in such compilation being considered as proprietary to the Person compiling such information.

“Initial Investment” has the meaning ascribed to such term in the Recitals.

“Initial Warrants” means the Common Share purchase warrants issued by the Company to GCILP in connection with the Initial Investment, with each Initial Warrant entitling GCILP to acquire one Common Share for the exercise price set forth therein.

“Intellectual Property” means all Intellectual Property Rights and Information.

“Intellectual Property Rights” means all intellectual property rights as recognized under the Applicable Laws of Canada, the United States of America and other countries or jurisdictions, including rights in and to Patents, Trademarks, copyrights, industrial designs and other intellectual property, and shall include all applications or registrations, including any renewals and extensions thereof and amendments thereto, and rights to apply in any or all countries of the world for such registrations and applications, rights to bring a Claim, at law or in equity or otherwise, for any past, present and/or future infringement, violation or misappropriation, rights and privileges arising under Applicable Laws and other industrial or intellectual property rights of the same or similar effect or nature in any jurisdiction relating to the foregoing throughout the world and all goodwill associated therewith.

“Investment” has the meaning ascribed to such term in the Recitals.

“Investment Canada Act” means the Investment Canada Act, as amended from time to time, and the regulations promulgated thereunder.

“Investment Canada Act Approval” means to the extent that the transactions contemplated by this Agreement are reviewable pursuant to Part IV of the Investment Canada Act, a statement or deemed statement from the responsible Minister under the Investment Canada Act that the transaction is likely to be of net benefit to Canada.

“Investor Rights Agreement” means the Investor Rights Agreement dated November 2, 2017 entered into between GCILP and the Company, to be amended and restated as of the Closing Date in the form attached as Exhibit A to this Agreement.

“Issued Warrants” has the meaning ascribed to such term in Section 2.2.

“knowledge” means to the best of the knowledge, information and belief of the relevant Party after reviewing all relevant records and making due inquiries regarding the relevant matter of all relevant directors, officers and employees of such Party and, in the case of the knowledge of the Company, the relevant senior managers of the Company.

“Licences” means the Commercial Licences, the Tweed Dealers Licence and the Tweed Grasslands Cultivation Licence.

“Locked-Up Shareholders” means Bruce Linton, John Bell, Chris Schnarr, Murray Goldman, Peter Stringham, Tim Saunders, Mark Zekulin, David Bigioni, Ru Wadasinghe, Reinhold Krahn, Phil Shaer, Dave Pryce and Rade Kovacevic, together with any and all of their respective Affiliates and/or Associates (as defined in the Securities Act (Ontario)) that have beneficial ownership of, or exercise control or direction over, Common Shares or Convertible Securities.

“marijuana” has the meaning given to the term “marihuana” in the ACMPR.

“Material Adverse Effect” means any change (including a decision to implement such a change made by the Board or by senior management who believe that confirmation of the decision of the Board is probable), event, violation, inaccuracy, circumstance, development or effect that is, individually or in the aggregate, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, assets (including intangible assets), capitalization, liabilities (contingent or otherwise), condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

“Material Contract” means each Contract material to the business, affairs or operations of the Company and its Subsidiaries, taken as a whole.

“Material Subsidiaries” means each of Tweed Inc., Tweed Farms Inc., Bedrocan, Spectrum Cannabis Canada Ltd., Tweed Grasslands, BC Tweed JV, Vert and Vert Mirabel and “Material Subsidiary” means any one of them.

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators.

“Misrepresentation” has the meaning ascribed to such term under Securities Laws.

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions.

“Niagara Loan Agreement” means the loan agreement between the Company and Farm Credit Canada dated November 3, 2014 in respect of a credit facility in an original principal amount of $1,875,000 and the loan agreement dated July 27, 2016 with Tweed Farms and the Company in connection with a credit facility provided to Tweed Farms by Farm Credit Canada in the principal amount of $5,500,000.

“Niagara Mortgage” means the mortgage obtained by the Company and Tweed Farms Inc. and finalized on November 7, 2014, pertaining to the Niagara Premises, which secures the Niagara Loan Agreement.

“Niagara Premises” means the licenced premises for growing, processing and storing marijuana by Tweed Farms Inc. located at 453 Concession 5 Road, Niagara-On-The-Lake, Ontario, L0S 1J0.

“Non-US Authorizations” has the meaning ascribed to such term in paragraph (k) of Schedule B to this Agreement.

“NYSE” means the New York Stock Exchange.

“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority.

“Outside Date” means April 1, 2019, or such later date as may be agreed upon by the Parties in writing.

“Parties” means the Purchaser and the Company, and a “Party” means any one of them.

“Patents” means: (a) patent applications and issued patents therefor and equivalent rights under the Patent Act (Canada) and the Patent Act (United States), including (i) utility models, originals, provisionals, divisionals, reissues, renewals, re-examinations, continuations, continuations-in-part, continuing prosecution applications, requests for continuing examinations and extensions and applications for the foregoing; and (ii) patent applications and issued patents for plant patents; (b) applications and issued registrations for plant varietals, including applications and registrations under the Plant Variety Protection Act (United States) and the Plant Breeders’ Rights Act (Canada); (c) national and multinational counterparts of such patent and plant varietal applications and issued patents or registrations applied for or registered in any and all countries of the world; (d) all rights to apply in any or all countries of the world for such applications and issued patents or registrations including all rights provided by multinational treaties or conventions for any of the foregoing; and (e) inventions and plant varietals described in any such applications and issued patents or registrations, including those that are included in any claim, capable of being reduced to a claim or could have been included as a claim in any such pending patent applications and issued patents.

“Permitted Encumbrances” means those Encumbrances set forth in Section 1.1 of the Disclosure Letter.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Premises” has the meaning ascribed to such term in paragraph (uu) of Schedule B to this Agreement.

“Proposed Agreement” has the meaning ascribed to such term in Section 5.8(g).

“Purchased Shares” has the meaning ascribed to such term in Section 2.1(a).

“Purchaser” has the meaning ascribed to such term in the Preamble.

“Purchaser Group” means, collectively, the Purchaser, GCILP and Constellation Brands, Inc. and its Subsidiaries.

“Purchaser Indemnified Parties” has the meaning ascribed to such term in Section 7.1.

“Qualifying Provinces” means, collectively, all of the provinces of Canada except Québec.

“Regulatory Approval” means: (i) Competition Act Approval, (ii) Investment Canada Act Approval, if required, (iii) approval of the TSX of the Investment and the transactions contemplated under this Agreement, including the issuance of the Securities, the issuance of the Underlying Shares, and the exercise price for the Warrants to be issued pursuant to this Agreement, and the listing on the TSX of all Shares referred to hereunder; (iv) supplemental listing approval of the NYSE for the issuance and listing on the NYSE of the Shares and the Underlying Shares referred to hereunder; and (v) any other approval which may be required to give effect to the consummation of the Investment in accordance with Applicable Law, or by or from any Governmental Authority, as determined by the Purchaser, acting reasonably.

“Representatives” has the meaning ascribed to such term in Section 5.8(a).

“Response Period” has the meaning ascribed to such term in Section 5.8(g)(v).

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning ascribed to such term in Section 2.2.

“Securities Laws” means, collectively, the applicable securities laws of each of the provinces and territories of Canada and the respective regulations, instruments and rules made under those securities laws, together with all applicable published policy statements, notices, blanket orders and rulings of the securities commissions or securities regulatory authorities of Canada and of each of the provinces and territories of Canada and applicable U.S. securities laws.

“SEDAR” means the System for Electronic Document Analysis and Retrieval.

“Senior Notes” means the 4.25% convertible senior notes issued by the Company pursuant to an indenture dated June 20, 2018.

“Share Purchase Price” has the meaning ascribed to such term in Section 2.1(a).

“Shareholder Approval” means the requisite approval of the Approval Resolution by a simple majority of the votes cast on the Approval Resolution by the Company Shareholders present in person or represented by proxy at the Company Meeting (excluding the votes cast by the Purchaser and any other Company Shareholders that are required to be excluded in accordance with the requirements of the TSX, NYSE and MI 61-101).

“Shares” means the Common Shares and other shares the Company is authorized to issue, including any additional shares of the Company that may be created.

“Smiths Falls Premises” means the licenced premises for growing, processing and storing medical marijuana located at 1 Hershey Drive, Smiths Falls, Ontario K6A 4S9.

“Spectrum Bennett Road South Licence” means the licence issued to Spectrum Cannabis Canada Ltd. (previously Mettrum Ltd.) on November 2, 2016 pursuant to the ACMPR and as supplemented, renewed and amended by Health Canada from time to time, granting the holder the authority to produce, sell, possess, ship, transport, deliver, and destroy dried marijuana, bottled cannabis oil, cannabis in its natural form: cannabis resin, fresh marijuana, marijuana plants and marijuana seeds.

“Spectrum Loan Agreement” means the amended and restated loan agreement by and among the Company, Spectrum Cannabis Canada Ltd. (previously Mettrum Ltd.), Agripharm Corp., Mettrum Hempworks Inc. and Farm Credit Canada dated May 26, 2017 in respect of a credit facility in an original principal amount of $7,000,000.

“Spectrum Mortgage” means the mortgage obtained by Spectrum Cannabis Canada Ltd. (previously Mettrum Ltd.), Agripharm Corp. and Mettrum Hempworks Inc. finalized on June 20, 2017, pertaining to the Mettrum Premises, which secures the Mettrum Loan Agreement.

“Spectrum Premises” means, collectively, the two licenced premises for growing, processing and storing marijuana by Spectrum Cannabis Canada Ltd. (previously Mettrum Ltd.) located at 314 Bennett Road, Bowmanville, Ontario L1C 3K5 and by Agripharm Corp. located at 2741 County Road 42, Lot 10 Concession 2, Clearview, Ontario L0M 1G0.

“Subsidiary” has the meaning ascribed to such term in NI 45-106.

“Superior Proposal” means an unsolicited bona fide written Acquisition Proposal to acquire at least 100% of the outstanding Common Shares or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis made by an arm’s length third party after the date of this Agreement:

(a)	that did not result from or involve a breach of this Agreement or any agreement between the Person making such Acquisition Proposal and the Company;

(b)

that is, as of the date that the Company provides a Superior Proposal Notice to the Purchaser, not subject to any financing condition and in respect of which any required financing to complete such Acquisition Proposal has been demonstrated to be available to the satisfaction of the Board, acting in good faith (after receipt of advice from its financial advisors and its outside legal counsel);

(c)	that is, as of the date that the Company provides a Superior Proposal Notice to the Purchaser, not subject to a due diligence and/or access condition;

(d)

that is reasonably capable of being consummated without undue delay, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person or group of Persons making such Acquisition Proposal; and

(e)

in respect of which the Board determines in good faith, after consultation with its outside financial and legal advisors, and after taking into account all the terms and conditions of such Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal and the party making such Acquisition Proposal, would, if consummated in accordance with its terms (but without assuming away the risk of non-completion), result in a transaction that is more favourable, from a financial point of view, to the Company Shareholders, than the Investment (including any amendments to the terms and conditions of the Investment proposed by the Purchaser pursuant to Section 5.8(h)).

“Superior Proposal Notice” has the meaning specified in Section 5.8(g)(iii).

“Survival Date” has the meaning ascribed to such term in Section 7.4.

“Tax Returns” includes all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required by a Governmental Authority to be made, prepared or filed by Law in respect of Taxes.

“Taxes” includes any taxes, duties, fees, premiums, assessments, imposts, levies, expansion fees and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, windfall, royalty, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all licence, franchise and registration fees and all employment insurance, health insurance and Canada and other pension plan premiums or contributions imposed by any Governmental Authority, and any transferee liability in respect of any of the foregoing.

“Termination Agreement” means the agreement to be entered into between the Company and GCILP on the Closing Date terminating the Commercialization Agreement, in the form attached as Exhibit D to this Agreement.

“Termination Fee” has the meaning specified in Section 6.2

“Termination Fee Event” has the meaning specified in Section 6.2.

“THC” means delta-9-tetrahydrocannabinol.

“Trademarks” means trade or brand names, business names, trademarks, service marks, certification marks, logos, slogans, corporate names, uniform resource locators, domain names, trading styles, commercial symbols and other source and business identifiers, trade dress, distinguishing guises, tag lines, designs and general intangibles of like nature, whether or not registered or the subject of an application for registration and whether or not registrable and all goodwill associated therewith.

“Transaction Agreements” means this Agreement, the Investor Rights Agreement, the Administrative Services Agreement and the Termination Agreement.

“TSX” means the Toronto Stock Exchange.

“Tweed Commercial Licence” means the licence issued by Health Canada to Tweed Inc. on January 20, 2017 pursuant to the ACMPR as supplemented, renewed and amended by Health Canada from time to time, granting Tweed Inc. the authority to produce, sell, possess, ship, transport, deliver and destroy dried marijuana, bottled cannabis oil, encapsulated cannabis oil, cannabis in its natural form: cannabis resin, marijuana seeds, marijuana plants and fresh marijuana.

“Tweed Dealers Licence” means the licence issued by Health Canada to Tweed Inc. on December 9, 2016 pursuant to the CDSA, as supplemented, renewed and amended by Health Canada from time to time, granting Tweed Inc. the authority to conduct research, possess, produce, package, sell, transport and deliver cannabis, CBD, cannabinol, cannabis resin, and THC to facilities in possession of a controlled substances licence, a licence issued under the ACMPR, or to a person in possession of a valid exemption under subsection 56(1) of the CDSA for scientific purposes.

“Tweed Farms Commercial Licence” means the licence issued by Health Canada to Tweed Farms Inc. on January 14, 2017 (with an effective date of February 17, 2017) pursuant to the ACMPR, as supplemented, renewed and amended by Health Canada from time to time, granting Tweed Farms Inc. the authority to produce, sell, possess, ship, transport, deliver and destroy marijuana plants, marijuana seeds and dried marijuana.

“Tweed Grasslands” means Tweed Grasslands Cannabis Inc. (formerly rTrees Producers Limited), a wholly owned subsidiary of the Company.

“Tweed Grasslands Cultivation Licence” means the licence issued to Tweed Grasslands on June 16, 2017 pursuant to section 35 of the ACMPR, and as supplemented, renewed and amended by Health Canada from time to time, granting Tweed Grasslands the authority to produce, sell, possess, ship, transport, deliver and destroy dried marijuana, marijuana plants and marijuana seeds to other licenced producers.

“Tweed Grasslands Lease” means the lease dated December 1, 2016 between 101068682 Saskatchewan Ltd. and rTrees Producers Limited (now Tweed Grasslands).

“Tweed Grasslands Premises” means the licenced premises for growing, processing and storing marijuana by Tweed Grasslands located at 41 York Road West, Yorkton, SK, S3N 2X1.

“Underlying Shares” means Common Shares for which the Warrants are exercisable.

“US Authorizations” has the meaning ascribed to such term in paragraph (k) of Schedule B to this Agreement.

“Vert” means Vert Cannabis Inc

“Vert Mirabel” means Les Serres Vert Cannabis Inc.

“Vert Mirabel Licence” means the licence issued by Health Canada to Vert Mirabel on May 25, 2018 pursuant to the ACMPR as supplemented, renewed and amended by Health Canada from time to time, granting Vert Mirabel the authority to produce, sell, possess, ship, transport, deliver and destroy dried marijuana and marijuana plants and possess, ship, transport, deliver and destroy dried marijuana and marijuana plants and the authority to sell, possess, ship, transport, deliver and destroy marijuana seeds.

“Voting Agreements” means the voting agreements dated the date hereof and made between the Purchaser and the Locked-Up Shareholders setting forth the terms and conditions on which the Locked-Up Shareholders have agreed to vote their Common Shares in favour of the Approval Resolution.

“Warrant” means a tranche A Common Share purchase warrant or a tranche B Common Share purchase warrant, as the case may be, issued by the Company to the Purchaser, in each case fully vested and immediately exercisable, subject to the terms and conditions thereof, by the Purchaser, with each Warrant entitling the Purchaser to acquire one Common Share for the applicable exercise price set forth therein, in the form of tranche A warrant certificate or the tranche B warrant certificate, as the case may be, attached as Exhibit B to this Agreement.

1.2	Schedules and Exhibits

The following schedules and exhibits form an integral part of this Agreement:

Schedule A	–	Purchaser Representations and Warranties
Schedule B	–	Company’s Representations and Warranties
Exhibit A	–	Investor Rights Agreement
Exhibit B	–	Forms of Warrant Certificate - Tranche A Warrant Certificate - Tranche B Warrant Certificate
Exhibit C	–	Form of Administrative Services Agreement
Exhibit D	–	Form of Termination Agreement
Exhibit E	–	Form of Compliance Certificate
Exhibit F	–	Approval Resolution

ARTICLE 2

PURCHASE AND SALE OF SECURITIES

2.1	Purchase and Sale of Common Shares

(a)

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in Schedule B to this Agreement, the Purchaser hereby agrees to purchase from the Company and the Company hereby agrees to sell to the Purchaser, on the Closing Date, 104,500,000 Common Shares (the “Purchased Shares”) at a price of $48.60 per Purchased Share for an aggregate purchase price of $5,078,700,000 (the “Share Purchase Price”).

(b)

The Purchaser shall purchase the Purchased Shares and pay the Share Purchase Price on the Closing Date, by wire transfer of immediately available funds to an account designated in writing by the Company. The Purchased Shares shall be issued to the Purchaser on Closing by way of: (i) (A) a book entry only position or other electronic deposit on the records of the Company’s transfer agent containing notations of the legends contemplated by this Agreement, together with delivery of an ownership statement to the Purchaser; and (B) the deposit of a certificate evidencing the Purchased Shares to The Canadian Depository for Securities Limited as depository, bearing a restricted CUSIP designation referencing the legends contemplated by this Agreement, for credit to the participant and brokerage account of the Purchaser, as directed by the Purchaser; or (ii) physical delivery of a certificate representing the Purchased Shares registered in the name of the Purchaser or in such other name as the Purchaser shall notify the Company in writing not less than one Business Day prior to the Closing.

2.2	Issuance of Warrants

On the Closing Date, and in consideration of the purchase by the Purchaser of the Purchased Shares, the Company hereby agrees to issue 139,745,453 Warrants (the “Issued Warrants” and, together with the Purchased Shares, the “Securities”), of which 88,472,861 shall be designated as tranche A Warrants and 51,272,592 shall be designated as tranche B Warrants, to the Purchaser, and the Company shall deliver to the Purchaser certificates representing the Issued Warrants.

2.3	Use of Proceeds

The Company acknowledges and agrees that the net proceeds from the Investment will be used by the Company for the exclusive purposes of funding plant expansion, equipment, acquisitions, development activities, the repurchase of all or a portion of the Senior Notes as required and in accordance with the terms and conditions of the Senior Notes, and other matters in anticipation of market demand and for working capital, all as approved by the Board, or in accordance with the budget of the Company as may be adopted by the Board from time to time.

ARTICLE 3

REPRESENTATION AND WARRANTIES

3.1	Representations and Warranties of the Company

The Company represents and warrants to the Purchaser each of the matters contained in Schedule B to this Agreement as of the date hereof and as of the Closing Date, and acknowledges that the Purchaser is relying on such representations and warranties in connection with entering into this Agreement and the transactions contemplated herein.

3.2	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Company each of the matters contained in Schedule A to this Agreement as of the date hereof and as of the Closing Date, and acknowledges that the Company is relying on such representations and warranties in connection with entering into this Agreement and the transactions contemplated herein.

ARTICLE 4

CONDITIONS PRECEDENT

4.1	Company’s Conditions Precedent for the Closing

The Company’s obligation to complete the transactions contemplated by this Agreement on the Closing Date shall be subject to the following conditions:

(a)

all of the representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct in all respects as of the Closing Date and with the same effect as if made at and as of the Closing Date and the Company shall have received a certificate from a senior officer of the Purchaser (on the Purchaser’s behalf and without personal liability), in form and substance satisfactory to the Company, confirming same;

(b)

the issue and sale and delivery of the Securities being exempt from the requirement to file a prospectus, registration statement or similar document and the requirement to deliver an offering memorandum or similar document under applicable Securities Laws relating to the sale of the Securities;

(c)	all Regulatory Approvals shall have been obtained;

(d)	Shareholder Approval shall have been obtained;

(e)

there shall be no Applicable Law or issued or pending Order, injunction, proceeding, judgment or ruling filed or imposed by any Governmental Authority for the purpose of enjoining, delaying, restricting or preventing the consummation of the transactions contemplated in this Agreement or claiming that such transactions are improper; and

(f)	the Purchaser shall have executed and delivered each of the Transaction Agreements.

If any of the foregoing conditions in this Section 4.1 have not been fulfilled by the Outside Date, the Company may elect not to complete the purchase of the Securities by notice in writing to the Purchaser. The Company may waive compliance with any condition in whole or in part if they see fit to do so, without prejudice to their rights in the event of non-fulfilment of any other condition, in whole or in part, or to their rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

4.2	Purchaser’s Conditions Precedent for Closing

The Purchaser’s obligation to complete the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction of the following conditions:

(a)

all of the representations and warranties of the Company made in or pursuant to this Agreement shall be true and correct in all respects as of the Closing Date and with the same effect as if made at and as of the Closing Date and the Purchaser shall have received a certificate from a senior officer of the Company (on the Company’s behalf and without personal liability), in form and substance satisfactory to the Purchaser, acting reasonably, confirming same;

(b)

the Company shall have performed or complied with, in all respects, all of its obligations, covenants and agreements under this Agreement required to be performed or complied with prior to the Closing and the Purchaser shall have received a certificate from a senior officer of the Company (on the Company’s behalf and without personal liability), in form and substance satisfactory to the Purchaser, acting reasonably, confirming same;

(c)	all Regulatory Approvals shall have been obtained;

(d)	Shareholder Approval shall have been obtained;

(e)	there shall be no Applicable Law or issued or pending Order, injunction, proceeding, judgment or ruling filed or imposed by any Governmental Authority for the purpose of enjoining, delaying, restricting or preventing the consummation of the transactions contemplated in this Agreement or claiming that such transactions are improper;

(f)

the Company shall have delivered to the Purchaser a compliance certificate for the Company dated as of the Closing Date and executed by a senior officer of the Company, in the form attached to this Agreement as Exhibit E;

(g)

the Company shall have delivered to the Purchaser (i) a certificate of compliance for the Company issued by Corporations Canada dated no earlier than one Business day prior to the Closing Date; (ii) a certificate of an officer of the Company certifying the articles and bylaws or other constating documents of the Company, the Board resolutions approving the transactions contemplated by this Agreement and the names, titles and specimen signatures of any officers of the Company who have or will be signing the Transaction Agreements; (iii) a certificate from the transfer agent of the Company as to the issued and outstanding Common Shares as at the close of business on the Business Day immediately prior to the Closing Date; and (iv) copies of any necessary third party consents, in all cases in forms satisfactory to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate actions in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser, acting reasonably;

(h)

the Purchaser shall have received a customary opinion from counsel to the Company dated as of the Closing Date as to certain corporate Law and Securities Law matters as well as an opinion of internal counsel to the Company dated as of the Closing Date as to certain other matters relating to Applicable Laws regarding, in particular, the regulation and control of Cannabis;

(i)

the Purchaser shall have received an opinion from counsel to each of the Material Subsidiaries dated as of the Closing Date as to (i) each of the Material Subsidiaries being a corporation existing under the Laws of its jurisdiction of organization, and having the requisite corporate power and capacity to carry on its business, affairs and operations as now conducted and to own, lease and operate its property and assets; and (ii) the authorized and issued share capital of each Material Subsidiary, in form and substance acceptable to the Purchaser;

(j)	no Material Adverse Effect shall have occurred;

(k)	the Common Shares shall continue to be listed for trading on the TSX and the NYSE as at the Closing Date;

(l)	the Company shall have executed and delivered each of the Transaction Agreements; and

(m)	the Company shall have offered to each of the Greenstar Employees employment in writing and in a form acceptable to the Purchaser, acting reasonably, effective from and after the Closing Date, on terms and conditions of employment including (i) salary and incentive compensation as set out in Schedule C, and (ii) benefit entitlements substantially the same as the Company’s employees with the similar seniority and responsibilities.

If any of the foregoing conditions in this Section 4.2 have not been fulfilled by the Outside Date, the Purchaser may elect not to complete the purchase of the Securities by notice in writing to the Company. The Purchaser may waive compliance with any condition in whole or in part if they see fit to do so, without prejudice to their rights in the event of non-fulfilment of any other condition, in whole or in part, or to their rights to recover damages for the breach of any representation, warranty, covenant or condition contained in this Agreement.

ARTICLE 5

COVENANTS

5.1	Actions to Satisfy Closing Conditions

Each of the Parties shall take commercially reasonable efforts to ensure satisfaction of each of the conditions set forth in Article 4.

5.2	Consents, Approvals and Authorizations

(a)

The Company covenants that it shall prepare, file and diligently pursue until received all necessary consents, approvals and authorizations of any Person and make such necessary filings, as are required to be obtained under Applicable Law with respect to this Agreement and the transactions contemplated hereby (excluding, for greater certainty, the preparation or filing of a prospectus, offering memorandum, registration statement or similar document in any jurisdiction).

(b)

The Company shall keep the Purchaser fully informed regarding the status of such consents, approvals and authorizations, and the Purchaser, its representatives and counsel shall have the right to participate in any substantive discussions with the TSX, the NYSE and any other applicable regulatory authority in connection with the transactions contemplated by this Agreement and provide input into any applications for approval and related correspondence, which will be incorporated by the Company, acting reasonably. The Company will provide notice to the Purchaser (and its counsel) of any proposed substantive discussions with the TSX and the NYSE in connection with the transactions contemplated by this Agreement. On the date all such consents, approvals and authorizations have been obtained by the Company and all such filings have been made by the Company, the Company shall notify the Purchaser of same.

(c)

Without limiting the generality of the foregoing, the Company shall promptly make all filings required by the TSX and the NYSE to obtain applicable Regulatory Approvals. If the approval of the TSX is “conditional approval” subject to the making of customary deliveries to the TSX after an applicable Closing Date, the Company shall ensure that such filings are made as promptly as practicable after such closing date and in any event within the time frame contemplated in the conditional approval letter from the TSX.

(d)

The Company shall, as promptly as practicable after the date hereof, seek, and continue to use commercially reasonable efforts to seek until obtained, the consent of each Person which is required in connection with the transactions contemplated hereby, but excluding, for greater certainty, the preparation or filing of a prospectus, offering memorandum, registration statement or similar document in any jurisdiction.

(e)

The Company shall, as promptly as practicable after the date hereof, seek, and continue to use commercially reasonable efforts to seek until obtained, the, waiver of any rights of a third party that could be reasonably be expected to be exercisable or triggered by operation of any “change of control” or similar provision under any Contract in connection with or as a result of the transactions contemplated herein.

(f)

The Company shall take all necessary action after the date hereof to cause the removal of the legends contemplated by paragraph (j) of Schedule A of this Agreement on the date that is four months and one day following the Closing Date.

5.3	Competition Act and Investment Canada Act Approvals

(a)

The Purchaser and the Company shall use commercially reasonable efforts to obtain Competition Act Approval and Investment Canada Act Approval as promptly as reasonably practicable but, in any event, no later than the Outside Date.

(b)	Without limiting the generality of the foregoing, within 10 days of the date of this Agreement:

(i)	the Purchaser and the Company shall each make their respective pre-merger notification filing in respect of the Investment with the Commissioner in accordance with Part IX of the Competition Act; and

(ii)

the Purchaser shall submit to the Commissioner a request for an ARC in respect of the Investment. The Company shall cooperate with the Purchaser in connection with preparing such request for an ARC, including by way of furnishing to the Purchaser or its legal counsel such information as may be reasonably requested by the Purchaser or its legal counsel in connection with the preparation of such request.

(c)

The Parties shall provide to the Commissioner at the earliest practicable date all additional information, documents or other materials that may be requested by the Commissioner in connection with his review of the Investment.

(d)

Unless the Parties mutually agree that the Investment is not subject to review under the Investment Canada Act, within 10 days of the date of this Agreement the Purchaser shall prepare and file an application for review pursuant to the Investment Canada Act

(e)

The Purchaser and the Company shall consult and cooperate with each other in connection with their efforts to obtain the Regulatory Approvals. Without limiting the generality of the foregoing and subject to providing any additional confidentiality assurances as either Party may reasonably request of the other, (i) the Company and its legal counsel shall be given a reasonable opportunity to review and comment on any proposed submissions to any Governmental Authority with respect to the Regulatory Approvals; (ii) each Party shall promptly notify the other Party of any communication from any Governmental Authority in connection with the Regulatory Approvals and provide a copy thereof, and shall permit the other Party or its legal counsel, as appropriate, to review in advance any proposed communication with a Governmental Authority; (iii) neither Party shall participate in any meeting of discussion of a substantive nature (whether in person or by telephone) with a Governmental Authority in connection with its review of the Investment unless it consults with the other Party (or its legal counsel in respect of competitively sensitive, privileged or confidential matters) in advance and, to the extent permitted by the Governmental Authority, provides the other Party (or its legal counsel in respect of competitively sensitive, privileged or confidential matters) the opportunity to attend and participate thereat.

(f)

Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Purchaser shall be under any obligation to (i) negotiate or agree to the sale, divestiture or disposition (including by way of license) by the Purchaser or the Company of its or its Affiliates’ assets, properties or businesses, (ii) negotiate or agree to any form of behavioural remedy including an interim or permanent hold separate order, or any form of undertakings or other restrictions on its businesses, product lines, assets or properties, or (iii) take any steps or actions that would, in the sole discretion of the Company or Purchaser, as applicable, affect its right with respect to the ownership, use or exploitation of its businesses, product lines, assets or properties.

5.4	Company Approval

The Company represents and warrants to the Purchaser, acknowledging that the Purchaser is relying upon such representations and warranties in entering into this Agreement, that the Board has received the Fairness Opinion and, after consultation with its financial advisor and legal counsel, has unanimously determined that (i) the Investment and the transactions contemplated by this Agreement are in the best interests of the Company and fair to the Company Shareholders (other than the Purchaser and its affiliates) and (ii) the Company will recommend that Company Shareholders vote in favour of the Approval Resolution.

5.5	Company Circular

(a)

As promptly as reasonably practicable following the date of this Agreement and in any event no later than September 5, 2018 to registered Company Shareholders, the Company shall: (i) prepare the Company Circular together with any and all other documents required by, and in compliance in all material respects with, all applicable Laws on the date of the mailing thereof; (ii) file the Company Circular with all Canadian Securities Regulators in all jurisdictions where the same is required to be filed and with the TSX; and (iii) send the Company Circular to the Company Shareholders as required under all applicable Laws.

(b)

On the date of mailing thereof, the Company shall ensure that the Company Circular shall be complete and correct in all material respects, shall not contain any Misrepresentation and shall contain sufficient detail to permit the Company Shareholders to form a reasoned judgment concerning the matters to be placed before them at the Company Meeting (except that the Company shall not be responsible for any information relating to the Purchaser and its affiliates that was provided by the Purchaser expressly for inclusion in the Company Circular).

(c)

The Company Circular shall (i) include a written copy of the Fairness Opinion (and the Company shall provide an advance copy thereof to the Purchaser for its review and consideration); (ii) state that the Board has received the Fairness Opinion and unanimously determined, after receiving legal and financial advice, that the Investment is in the best interests of the Company and fair to the Company Shareholders (other than the Purchaser and its affiliates) and that the Company Shareholders vote in favour of the Approval Resolution (the “Company Board Recommendation”); and (iii) include statements that each of the Locked-Up Shareholders has signed a Voting Agreement.

(d)

The Purchaser shall provide to the Company all information regarding the Purchaser and its Affiliates as reasonably requested by the Company or as required by applicable Laws for inclusion in the Company Circular. The Purchaser shall ensure that any such information will not include any Misrepresentation including concerning the Purchaser and its Affiliates.

(e)

The Purchaser and its legal counsel shall be given a reasonable opportunity to review and comment on the Company Circular and other related documents prior to the Company Circular and other related documents being printed and filed with the Governmental Authorities, and reasonable consideration shall be given to any comments made by the Purchaser and its legal counsel; provided that all information relating solely to the Purchaser, the Parent and their affiliates included in the Company Circular shall be in form and substance satisfactory to the Purchaser, acting reasonably. The Company shall provide the Purchaser with final copies of the Company Circular prior to its mailing to the Company Shareholders.

(f)

The Purchaser and the Company shall each promptly notify each other if at any time before the Closing Date either becomes aware that the Company Circular contains a Misrepresentation, or that the Company Circular otherwise requires an amendment or supplement and the Parties shall co-operate in the preparation of any amendment or supplement to the Company Circular as required or appropriate, and the Company shall promptly mail or otherwise publicly disseminate any amendment or supplement to the Company Circular to the Company Shareholders and, if required by the Court or applicable Laws, file the same with the Governmental Authorities and as otherwise required.

5.6	Company Meeting

(a)

The Company agrees to give notice of an amended notice of meeting for the Company Meeting, setting the date for such meeting at September 26, 2018, preserving the existing record date and amending the Company Meeting to be a special meeting to consider the Approval Resolution, and to convene and conduct such Company Meeting as promptly as practicable (and, in any event, on or before September 26, 2018), in accordance with the Company’s constating documents and applicable Laws. The Company agrees that it shall not adjourn, postpone, delay or cancel the Company Meeting without the prior written consent of the Purchaser except as required to constitute a quorum necessary to conduct the business of the Company Meeting (in which case the meeting shall be adjourned and not cancelled).

(b)

Unless otherwise agreed to in writing by the Purchaser or this Agreement is terminated in accordance with its terms or except as required by applicable Law or by a Governmental Authority, the Company shall take all steps reasonably necessary to hold the Company Meeting and to cause the Approval Resolution to be voted on and approved at such meeting and shall not propose to adjourn, delay or postpone such meeting other than as contemplated by Section 5.6(a).

(c)

The Company shall not propose or submit for consideration at the Company Meeting any business other than (i) the election of directors; (ii) the appointment of auditors and (iii) the Investment without the Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

(d)

The Company shall solicit proxies of the Company Shareholders in favour of the Investment and all matters to be approved by the Company Shareholders as set out in the Approval Resolution, and take all other actions reasonably requested by the Purchaser to obtain the approval of the Approval Resolution by the Company Shareholders, if so requested, including using the services of investment dealers and proxy solicitation agents, and cooperating with any Persons engaged by the Purchaser, to solicit proxies in favour of the approval of the Approval Resolution, and take all other actions reasonably requested by the Purchaser to obtain the Shareholder Approval and such other matters as may be necessary to be approved in connection with the Investment.

(e)	The Company shall give notice to the Purchaser of the Company Meeting and allow the Purchaser’s representatives and legal counsel to attend the Company Meeting.

(f)

The Company shall advise the Purchaser as reasonably requested, and on a daily basis on each of the last seven Business Days prior to the Company Meeting, as to the aggregate tally of the proxies and votes received in respect of such meeting and all matters to be considered at such meeting.

(g)	The Company shall advise the Purchaser of any written communication from any Company Shareholder in opposition to the Investment.

(h)

The Company shall not change the record date for the Company Shareholders entitled to vote at the Company Meeting, including in connection with any adjournment or postponement of the Company Meeting, unless required by Law or with the prior written consent of the Purchaser.

(i)	The Company shall not waive the deadline for the submission of proxies by Company Shareholders for the Company Meeting without the prior written consent of the Purchaser.

(j)

In the event any of the Purchaser or its Affiliates is legally entitled to vote as a Company Shareholder in respect of the Approval Resolution, and provided that the Company is not then in breach of this Agreement, the Purchaser shall vote and shall cause its Affiliates to vote all Common Shares held by them in favour of the Approval Resolution.

(k)	The business of the Company Meeting will include the election of the following directors:

(i)	Bruce Linton;

(ii)	John Bell;

(iii)	Peter Stringham;

(iv)	William Newlands;

(v)	David Klein;

(vi)	Judy Schmeling; and

(vii)

an individual (the “Seventh Nominee”) selected on the following basis between the date hereof and the Closing Date to hold office until the next annual meeting of shareholders of the Company or until his or her successor is elected or appointed:

(A)

the Company and the Purchaser shall use commercially reasonable efforts to identify a potential candidate who is Independent for nomination to the Board within 45 days following the date of this Agreement;

(B)

if the Company and the Purchaser have not identified a mutually agreeable candidate for nomination to the Board, the Purchaser shall use commercially reasonable efforts to identify a director of Constellation Brands, Inc. to serve as the Seventh Nominee on the Board; and

(C)

if the Purchaser is unable to identify a director of Constellation Brands, Inc. to serve as the Seventh Nominee, the Purchaser shall have the right to designate any employee of Constellation Brands, Inc. or its Subsidiaries having the title of “Senior Vice President” or higher to serve as the Seventh Nominee on the Board.

For purposes of this Section 5.6(k), “Independent”, in reference to an individual board nominee, means that such individual is (a) “independent” within the meaning of sections 1.4 and 1.5 of National Instrument 52-110 – Audit Committees and for purposes of the rules of the TSX and the rules of the NYSE, and (b) not an employee of Constellation Brands, Inc. or any of its Subsidiaries.

5.7	Interim Period Covenants

During the period from the date hereof to the Closing, the Company hereby covenants and agrees as follows:

(a)	the Company shall comply with:

(i)

all Applicable Laws (other than Applicable Laws of the United States) in all material respects, including, to the extent applicable, the CDSA, the Cannabis Act, if in force at the applicable time, any and all Laws prescribed by and in respect of the ACMPR and all other Laws (other than Laws applicable to the United States) relating to Cannabis which are applicable to the Company’s business, affairs and operations, and, including for greater certainty, the rules of the TSX, NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities; and

(ii)

all Applicable Laws of the United States in all respects, including, to the extent applicable, the Controlled Substances Act and all other Laws relating to Cannabis which are applicable to the Company’s business, affairs and operations in the United States, and, including for greater certainty, the rules of the TSX, NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities;

(b)

subject to Section 5.2(b), the Company shall only carry on any business, affairs or operations or maintain any activities in Canada and other markets to the extent such business, affairs and operations are lawful in such markets or become lawful in such markets after the date hereof;

(c)

the Company shall deliver to the Purchaser, as promptly as practicable, but in any event no later than 15 days after the end of each month, a compliance certificate executed by a senior officer of the Company, in the form attached to this Agreement as Exhibit E;

(d)

the Company shall comply in all respects with its internal compliance programs designed to detect and prevent violations of any Applicable Laws related to the Cannabis industry and shall periodically review and update its internal compliance programs to account for any changes in Laws applicable to the Company’s business, affairs or operations;

(e)

the Company shall promptly notify and consult the Purchaser in connection with: (i) any and all matters relating to any potential, actual or alleged violation of, or non-compliance with, Laws applicable to the United States; (ii) any and all material matters relating to any violations of, or non-compliance with, any Laws other than Laws applicable to the United States; and (iii) any and all matters relating to any violations of, or non-compliance with, any Laws other than Laws applicable to the United States which could reasonably be expected to result in fines or penalties against the Company or otherwise result in a Material Adverse Effect, and, for greater certainty, consultation for these purposes shall include the right of the Purchaser to participate in all decisions to be made by the Company relating to whether purported or alleged violations or instances of non-compliance will be challenged and how such violations or instances of non-compliance will be remediated, provided that, for greater certainty, the Company shall make all such decisions in its discretion, acting reasonably, after having received any input provided by the Purchaser in a timely fashion;

(f)

the Company shall provide and continue to provide sufficient training to employees responsible for the Company’s internal compliance programs, including informing them of all Applicable Laws, including, to the extent applicable, the Controlled Substances Act, the CDSA, the Cannabis Act, if in force at the applicable time, any and all Laws prescribed by and in respect of the ACMPR and all other Laws relating to the Cannabis industry which are applicable to the Company’s business, affairs and operations, and any changes thereto;

(g)

the Company will not effect, implement, or set a record date to effect or implement, any share dividend, share split, share consolidation, recapitalization or other similar transaction with respect to the Shares, in each case, without the prior written consent of the Purchaser;

(h)

the Company shall not issue, or enter into an agreement to issue, any Common Shares or securities convertible or exercisable into or exchangeable for Common Shares, other than (i) the Securities, (ii) Common Shares issuable to directors or officers of the Company pursuant to the Company’s equity stock purchase plan or omnibus incentive plan, (iii) as set out in Section 5.7(h) of the Disclosure Letter, and (iv) with the prior written consent of the Purchaser (not to be unreasonably withheld);

(i)

the Board shall not (i) resolve to change the number of directors of the Company (the “Board Size”), except where required by Applicable Law, Securities Law, a Governmental Authority, the TSX or the NYSE, or with the prior written consent of the Purchaser, or (ii) present a slate of directors to the shareholders of the Company for election that is greater than or fewer than the Board Size. Effective on Closing, the Board shall increase the number of directors of the Company to seven, or such other number as may be directed by the Purchaser by written notice to the Company;

(j)

the Company shall provide timely access to such information and diligence materials (including financial and operating information) and appropriate personnel during normal business hours as may reasonably be requested by the Purchaser and its lawyers, accountants, tax advisors, financial advisors, bankers, lenders and other representatives reasonably requiring such information in connection with their review and completion of the Investment, and shall provide such executed certificates and other instruments as may reasonably be requested by the Purchaser’s lenders in connection with the Investment;

(k)	the Company shall provide such other financial and business information and assistance relating to the Company as the Purchaser may reasonably request from the Company from time to time, including: audited and unaudited financial and other information required for the preparation of selected and summary financial data and pro forma financial information regarding the business of the Company for all periods required by applicable provisions of Regulations S-X and S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and shall provide such management representation letters and shall cause the Company’s outside independent public accountants to deliver such consents and comfort letters as are customary under applicable accounting standards, as promptly as reasonably practicable, and participating (and using commercially reasonable efforts to cause the Company’s independent public accountants to participate) in due diligence and drafting sessions in connection with any registration statement, prospectus, offering memorandum or confidential offering memorandum. The Purchaser shall be responsible for the costs and expenses incurred in the connection with such preparation, review and audit. The Company agrees that the Purchaser may use, and the Company shall deliver such consents and shall authorize the Company’s outside independent public accountants to deliver such consents as may reasonably be requested by the Purchaser for the use of, the financial and other information provided pursuant to this Section 5.7(k), or any other financial information provided by the Company to the Purchaser specifically for the following purposes: in any registration statement, prospectus, offering memorandum, Form 8-K or other public filing, at any time on and after the date of this Agreement; and

(l)

the Purchaser shall not, and shall cause the Purchaser Group not to, exercise any repurchase rights under the terms of the Senior Notes that may become exercisable as a result of the entering into of this Agreement and the consummation of the Investment.

5.8	Non-Solicitation

(a)

Except as otherwise expressly provided in this Section 5.8, the Company and its Subsidiaries shall not, directly or indirectly, through any officer, director, employee, representative (including any financial or other advisor) or agent of the Company or any of its Subsidiaries (collectively, the “Representatives”):

(i)

solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any Subsidiary) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal;

(ii)

enter into, engage in, continue or otherwise participate in any discussions or negotiations with any Person (other than the Purchaser and its Subsidiaries or Affiliates) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to an Acquisition Proposal, provided that the Company may (A) advise any Person of the restrictions of this Agreement, and (B) advise any Person making an

Acquisition Proposal that the Board has determined that such Acquisition Proposal does not constitute, or is not reasonably expected to constitute or lead to, a Superior Proposal;

(iii)	make the Company Change in Recommendation;

(iv)

accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any publicly announced Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal for a period of no more than five Business Days following the public announcement of such Acquisition Proposal will not be considered to be in violation of this Section 5.8(a)(iv); provided that the Board has rejected such Acquisition Proposal and affirmed the Company Board Recommendation by press release before the end of such five Business Day period (or in the event that the Company Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the date of the Company Meeting); provided, further, that the Company shall provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the Purchaser and its counsel); or

(v)

accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, arrangement or undertaking relating to any Acquisition Proposal (other than a confidentiality agreement permitted pursuant to Section 5.8(e)).

(b)

The Company shall, and shall cause its Subsidiaries and Representatives to immediately cease any existing solicitation, encouragement, discussions, negotiations or other activities commenced prior to the date of this Agreement with any Person (other than the Purchaser and its Subsidiaries or Affiliates) conducted by the Company or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal, and, in connection therewith, the Company shall:

(i)

immediately discontinue access to and disclosure of its and its Subsidiaries’ confidential information (and not allow access to or disclosure of any such confidential information, or any data room, virtual or otherwise); and

(ii)

as soon as possible request (and in any case within two Business Days), and exercise all rights it has (or cause its Subsidiaries to exercise any rights that they have) to require the return or destruction of all confidential information (including derivative information) regarding the Company and its Subsidiaries previously provided to any Person (other than the Purchaser) in connection with a possible Acquisition Proposal to the extent such information has not already been returned or destroyed and the Company or its applicable Subsidiary has the right to request such return or destruction pursuant to a confidentiality agreement that is in force and effect, and shall use its reasonable best efforts to ensure that such requests are fully complied with to the extent the Company is entitled.

(c)

The Company represents and warrants that neither the Company nor any of its Subsidiaries has waived any standstill, confidentiality, non-disclosure, business purpose, use or similar agreement or restriction to which the Company or any of its Subsidiaries is a party. Subject to Section 5.8(d), the Company covenants and agrees that (i) the Company shall take all necessary action to enforce each standstill, confidentiality, non-disclosure, business purpose, use or similar agreement or restriction to which the Company or any of its Subsidiaries is a party, and (ii) neither the Company nor any of its Subsidiaries nor any of their respective Representatives have released or will, without the prior written consent of the Purchaser, release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting the Company, or any of its Subsidiaries, under any standstill, confidentiality, non-disclosure, business purpose, use or similar agreement or restriction to which the Company or any of its Subsidiary is a party (it being acknowledged by the Purchaser that the automatic termination or automatic release, in each case pursuant to the terms thereof, of any standstill restrictions of any such agreements as a result of the entering into and announcement of this Agreement shall not be a violation of this Section 5.8(c)).

(d)	If the Company, or any of its Subsidiaries or any of their respective Representatives receives:

(i)	any inquiry, proposal or offer made after the date of this Agreement that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal; or

(ii)

any request for copies of, access to, or disclosure of, confidential information relating to the Company or any Subsidiary in connection with any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal, including information, access or disclosure relating to the properties, facilities, books or records of the Company or any Subsidiary, in each case made after the date of this Agreement;

then, the Company shall promptly and orally notify the Purchaser, and then in writing within 24 hours, of such Acquisition Proposal, inquiry, proposal, offer or request, including the identity of the Person making such Acquisition Proposal, inquiry, proposal, offer or request and the material terms and conditions thereof and copies of all written documents, correspondence or other material received in respect of, from or on behalf of any such Person. The Company shall keep the Purchaser fully informed on a current basis of the status of material developments and (to the extent permitted by Section 5.8(e)) material discussions and negotiations with respect to such Acquisition Proposal, inquiry, proposal, offer or request, including any material changes, modifications or other amendments thereto.

(e)	Notwithstanding any other provision of this Section 5.8, if at any time following the date of this Agreement and prior to the Shareholder Approval having been obtained, the Company receives a request for material non-public information, or to enter into discussions, from a Person that proposes to the Company an unsolicited bona fide written Acquisition Proposal, the Company may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of information, properties, facilities, books or records of the Company or its Subsidiaries, if any only if:

(i)

the Board determines, in good faith after consultation with its outside financial and legal advisors, that such Acquisition Proposal constitutes or could reasonably be expected to constitute or lead to a Superior Proposal;

(ii)

such Person is not restricted from making an Acquisition Proposal pursuant to an existing standstill, confidentiality, non-disclosure, business purpose, use or similar restriction with the Company or any of its Subsidiaries;

(iii)	the Company has been, and continues to be, in compliance with its obligations under this Section 5.8 in all material respects; and

(iv)

prior to providing any such copies, access or disclosures, the Company enters into a confidentiality and standstill agreement with such Person, or confirms it has previously entered into such an agreement which remains in effect (which confidentiality and standstill agreement shall be subject to Section 5.8(c)), and any such copies, access or disclosure provided to such Person shall have already been (or simultaneously be) provided to the Purchaser.

(f)

Nothing contained in this Section 5.8 shall prohibit the Board from making disclosure to Company Shareholders as required by applicable Law, including complying with Section 2.17 of Multilateral Instrument 62-104 - Takeover Bids and Issuer Bids and similar provisions under Securities Laws relating to the provision of a directors’ circular in respect of an Acquisition Proposal provided, however, that neither the Company nor the Board shall be permitted to recommend that the Company Shareholders tender any securities in connection with any take-over bid that is an Acquisition Proposal or effect a Company Change in Recommendation with respect thereto, except as permitted by Section 5.8(g).

(g)

If the Company receives an Acquisition Proposal that constitutes a Superior Proposal prior to the Shareholder Approval having been obtained, the Board may, (1) make the Company Change in Recommendation in response to such Superior Proposal and/or (2) cause the Company to terminate this Agreement pursuant to Section 6.1(h) (including payment of the applicable amounts required to be paid pursuant to Section 6.2) and concurrently enter into a definitive agreement with respect to the Superior Proposal (other than a confidentiality agreement permitted by Section 5.8(e)) (a “Proposed Agreement”), if and only if:

(i)

the Person making such Superior Proposal is not restricted from making an Acquisition Proposal pursuant to an existing standstill, confidentiality, non-disclosure, business purpose, use or similar restriction;

(ii)	the Company has been, and continues to be, in compliance with its obligations under this Agreement;

(iii)

the Company or its Representatives have delivered to the Purchaser the information required by Section 5.8(d), as well as a written notice of the determination of the Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Board to make the Company Change in Recommendation and/or terminate this Agreement pursuant to Section 6.1(h) to concurrently enter into the Proposed Agreement with respect to such Superior Proposal, as applicable, together with a written notice from the Board regarding the value that the Board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Acquisition Proposal (collectively, the “Superior Proposal Notice”);

(iv)

in the case of the Board exercising its rights under clause (2) of this Section 5.8(g), the Company or its Representatives have provided the Purchaser a copy of the Proposed Agreement and all supporting materials, including any financing documents with customary redactions supplied to the Company in connection therewith;

(v)

five Business Days (the “Response Period”) shall have elapsed from the date on which the Purchaser has received the Superior Proposal Notice and all documentation referred to in Section 5.8(g)(iii) and Section 5.8(g)(iv);

(vi)

during any Response Period, the Purchaser has had the opportunity (but not the obligation) in accordance with Section 5.8(h), to offer to amend this Agreement and the terms of the Investment in order for such Acquisition Proposal to cease to be a Superior Proposal;

(vii)

after the Response Period, the Board (A) has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Proposal (if applicable, compared to the terms of the Investment as proposed to be amended by the Purchaser under Section 5.8(h)) and (B) has determined in good faith, after consultation with its outside legal counsel, that the failure by the Board to make the Company Change in Recommendation and/or to cause the Company to terminate this Agreement to enter into the Proposed Agreement, as applicable, would be inconsistent with its fiduciary duties; and

(viii)

in the case of the Board exercising its rights under clause (2) of this Section 5.8(g), prior to or concurrently with terminating this Agreement pursuant to Section 6.1(h), the Company enters into such Proposed Agreement and concurrently pays to the Purchaser the amounts required to be paid pursuant to Section 6.2.

(h)	During the Response Period, or such longer period as the Company may approve in writing for such purpose: (i) the Board shall review any offer made by the

Purchaser under Section 5.8(g)(vi) to amend the terms of this Agreement in good faith in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal; and (ii) the Company shall negotiate in good faith with the Purchaser to make such amendments to the terms of this Agreement and the Investment as would enable the Purchaser to proceed with the transactions contemplated by this Agreement on such amended terms. If the Board determines that such Acquisition Proposal would cease to be a Superior Proposal, the Company shall promptly so advise the Purchaser, and the Company and the Purchaser shall amend this Agreement to reflect such offer made by the Purchaser, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(i)

Each successive amendment or modification to any Acquisition Proposal or Proposed Agreement that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company Shareholders or other material terms or conditions thereof shall constitute a new Acquisition Proposal for the purposes of this Section 5.8, and the Purchaser shall be afforded a new five Business Day Response Period from the date on which the Purchaser has received the notice and all documentation referred to in Section 5.8(g)(iii) and Section 5.8(g)(iv) with respect to the new Superior Proposal from the Company.

(j)

The Board shall promptly reaffirm the Company Board Recommendation by press release after any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or the Board determines that a proposed amendment to the terms of this Agreement as contemplated under Section 5.8(h) would result in an Acquisition Proposal no longer being a Superior Proposal. The Company shall provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the Purchaser and its counsel.

(k)

In circumstances where the Company provides the Purchaser with a Superior Proposal Notice and all documentation contemplated by Section 5.8(g)(iii) and Section 5.8(g)(iv) on a date that is less than seven Business Days prior to the scheduled date of the Company Meeting, the Company may either proceed with or postpone the Company Meeting to a date that is not more than ten Business Days after the scheduled date of such Company Meeting, and shall postpone the Company Meeting to a date that is not more than ten Business Days after the scheduled date of such Company Meeting if so directed by the Purchaser.

(l)

Without limiting the generality of the foregoing, the Company shall advise its Subsidiaries and its Representatives of the prohibitions set out in this Section 5.8 and any violation of the restrictions set forth in this Section 5.8 by the Company, its Subsidiaries or Representatives shall be deemed to be a breach of this Section 5.8 by the Company.

5.9	Standstill

From and after the date of this Agreement until the earlier of (A) the termination of this Agreement pursuant to Section 6.1, (B) the Closing, and (C) the Outside Date, the Purchaser will not, and will cause its Affiliates not to, directly or indirectly, whether individually or by acting jointly or in concert with any other person (including by providing financing or other support or assistance to any other person), without the express written consent of the Board or except in accordance with the terms of this Agreement or the Investor Rights Agreement:

(a)

propose, offer, seek, negotiate or agree to enter into any merger, public offer, take-over bid, arrangement, amalgamation, asset purchase or other business combination or similar transaction involving the Company;

(b)

acquire, or propose, offer, seek, negotiate or agree to acquire, directly or indirectly, or assist, advise, propose or encourage any other person in acquiring (i) any securities of the Company or any rights or options to acquire any securities of the Company (other than on exercise or conversion of convertible securities held by the Purchaser on the date hereof), or (ii) a material portion of the assets or property of the Company;

(c)

engage in the solicitation of any proxies or any other activity in order to vote, advise or influence any party with respect to the voting of any securities of the Company except in respect of the Company Meeting in accordance with the terms of this Agreement;

(d)

form, join or in any way participate in a group or act jointly or in concert with any person with respect to voting securities of the Company, except in respect of the Company Meeting in accordance with the terms of this Agreement;

(e)

otherwise attempt to control or to influence the management or board of directors of the Company, other than pursuant to the terms of the Investor Rights Agreement, or obtain representation on the board of directors of the Company;

(f)	enter into any discussions or arrangements with any third party, including any shareholder of the Company, with respect to any of the foregoing;

(g)	make any public or private disclosure of any consideration, intention, plan or arrangement to do or take any of the foregoing actions;

(h)	advise, assist or encourage any other person in connection with any of the foregoing; or

(i)	engage in any lending or short selling of Common Shares or trading involving the use of equity equivalent derivatives in respect of Common Shares.

Notwithstanding the foregoing, in the event that, without any breach of the foregoing on the part of the Purchaser or its Affiliates: (i) a third party acquires beneficial ownership of 20% or more of the voting or equity securities of the Company, (ii) a third party formally commences a take-over bid to acquire, through commencement of a public offer or otherwise, that would result in such third party, together with any persons acting jointly or in concert, holding beneficial ownership of 20% or more of the voting or equity securities of the Company, (iii) a third party publicly announces an intention to acquire securities of the Company (whether by way of take-over bid, business combination, arrangement or other transaction) that would result in such third party, together with any persons acting jointly or in concert, holding beneficial ownership of 20% or more of the voting or equity securities of the Company, or a proposal to acquire all or substantially all of the assets of the Company, or (iv) the Company has breached its obligations under Section 5.8, then the foregoing restrictions shall automatically lapse and be of no further force or effect, and nothing in this agreement shall prohibit any of the actions specified in this Section 5.9 by the Purchaser or its Affiliates.

ARTICLE 6

TERMINATION

6.1	Termination

This Agreement shall terminate upon the earliest of:

(a)	the date on which this Agreement is terminated by the mutual consent of the Parties;

(b)	the date on which this Agreement is terminated by written notice of the Company pursuant to Section 4.1;

(c)	the date on which this Agreement is terminated by written notice of the Purchaser pursuant to Section 4.2;

(d)

the date on which this Agreement is terminated by written notice of the Purchaser on the dissolution or bankruptcy of the Company or any of the Material Subsidiaries or the making by the Company or any of the Material Subsidiaries of an assignment under the provisions of the Bankruptcy and Insolvency Act (Canada) or the taking of any proceeding by or involving the Company or any of the Material Subsidiaries under the Companies Creditors’ Arrangement Act (Canada) or any similar legislation of any jurisdiction;

(e)

written notice by either Party to the other in the event the Closing has not occurred on or prior to the Outside Date, except that the right to terminate this Agreement under this Section 6.1(e) shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations, warranties or covenants under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date; or

(f)	written notice by the Purchaser if, prior to obtaining the Shareholder Approval:

(i)	the Board or any committee thereof:

(A)

fails to unanimously recommend or withdraws, amends, modifies or qualifies, in a manner adverse to the Purchaser or states an intention to withdraw, amend, modify or qualify the Company Board Recommendation;

(B)

accepts, approves, endorses or recommends, or publicly proposes to accept, approve, endorse or recommendation an Acquisition Proposal or takes no position or a neutral position with respect to an Acquisition Proposal for more than five Business Days (or beyond the third Business Day prior to the date of the Company Meeting, if sooner);

(C)

accepts or enters into (other than a confidentiality agreement permitted by and in accordance with Section 5.4(e)) or publicly proposes to accept or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal; or

(D)

fails to publicly reaffirm (without qualification) the Company Board Recommendation within five Business Days after having been requested in writing by the Purchaser to do so (or in the event the Company Meeting is scheduled to occur within such five Business Day period, prior to the third Business Day prior to the Company Meeting); or

(ii)	the Board shall have resolved or proposed to take any of the foregoing actions (each of the foregoing described in clauses (i) or (ii), a “Company Change in Recommendation”);

(g)	written notice by the Purchaser if the Company shall have breached Section 5.8 in any material respect;

(h)

written notice by the Company if, prior to obtaining the Shareholder Approval, the Board authorizes the Company to enter into a Proposed Agreement in accordance with Section 5.8; provided that the Company is then in compliance with Section 5.8 and that prior to or concurrent with such termination the Company pays the Termination Fee and any other amounts required pursuant to Section 6.2; and

(i)

written notice by either Party to the other if the Company Meeting is duly convened and held and the Shareholder Approval shall not have been obtained; provided that a Party may not terminate this Agreement pursuant to this Section 6.1(i) if the failure to obtain the Shareholder Approval has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement.

6.2	Termination Fee

(a)

Despite any other provision in this Agreement relating to the payment of fees and expenses, including the payment of brokerage fees, if a Termination Fee Event occurs, the Company shall pay to the Purchaser the Termination Fee in accordance with this Section 6.2.

(b)	For the purposes of this Agreement, “Termination Fee” means:

(i)	in respect of any Termination Fee Event, other than a Termination Fee Event set out in Section 6.2(c)(ii) or 6.2(c)(iii), $175,000,000.00; or

(ii)

in respect of Termination Fee Event set out in Section 6.2(c)(ii) or 6.2(c)(iii), the value equal to 3.2% of the aggregate equity value ascribed to the Company’s equity securities pursuant to the Superior Proposal. For purposes of measuring the equity value of non-cash consideration in the form of securities, if any, proposed under the Superior Proposal, equity value shall be determined with reference to the “market price” of the securities offered as non-cash consideration at the time of announcement of the Superior Proposal, as determined in accordance with section 1.11 of National Instrument 62-104 – Take-Over Bids and Issuer Bids.

(c)	For the purposes of this Agreement, “Termination Fee Event” means the termination of this Agreement:

(i)	by the Purchaser pursuant to Section 6.1(f) [Company Change in Recommendation] or 6.1(g) [Breach of Non-Solicitation];

(ii)	by the Company pursuant to Section 6.1(h) [Superior Proposal]; or

(iii)

by either Party pursuant to Section 6.1(e) [Closing Date Not Occurring Prior to Outside Date] or Section 6.1(i) [Failure to Obtain Shareholder Approval], but only if, in these termination events, (A) prior to such termination, an Acquisition Proposal for the Company shall have been made to the Company or publicly announced by any Person other than the Purchaser (or any of its affiliates or any Person acting jointly or in concert with any of the foregoing) and not withdrawn and (B) within 12 months following the date of such termination, (1) the Company or one or more of its Subsidiaries enters into a definitive agreement in respect of an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (A) above) and such Acquisition Proposal is later consummated (whether or not within such 12 month period) or (2) an Acquisition Proposal shall have been consummated (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (A) above); provided that for purposes of this Section 6.2(c)(iii), the term “Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1 except that a reference to “20%” therein shall be deemed to be a reference to “50%”.

(d)	If a Termination Fee Event occurs, the Company shall pay the Termination Fee to the Purchaser, by wire transfer of immediately available funds, as follows:

(i)	if the Termination Fee is payable pursuant to Section 6.2(c)(i), the Termination Fee shall be payable within two Business Days following such termination;

(ii)	if the Termination Fee is payable pursuant to Section 6.2(c)(ii), the Termination Fee shall be payable prior to or concurrently with such termination; or

(iii)

if the Termination Fee is payable pursuant to Section 6.2(c)(iii), the Termination Fee shall be payable within two Business Days after the consummation of an Acquisition Proposal referred to in Section 6.2(c)(iii).

(e)

Each Party acknowledges that all of the payment amounts set out in this Section 6.2 are payments in consideration for the disposition of the Purchaser’s rights under this Agreement and are payments of liquidated damages which are a genuine pre-estimate of the damages, which the Purchaser will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each of the Company and the Purchaser irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For certainty, each Party agrees that, upon any termination of this Agreement under circumstances where the Purchaser is entitled to the Termination Fee and such Termination Fee is paid in full, the receipt of the Termination Fee by the Purchaser shall be the sole and exclusive remedy (including damages, specific performance and injunctive relief) of the Purchaser and its Affiliates against the Company, and the Purchaser and its affiliates shall be in such circumstances precluded from any other remedy against the other Party at Law or in equity or otherwise (including an order for specific performance), and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the other Party or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives in connection with this Agreement or the transactions contemplated hereby; provided that the foregoing limitations shall not apply in the event of fraud or wilful or intentional breach of this Agreement by a Party.

ARTICLE 7

INDEMNIFICATION

7.1	General Indemnification

The Company (referred to as the “Indemnifying Party”) shall indemnify and save harmless the Purchaser and its Affiliates and each of their respective directors, officers, employees, shareholders, partners and agents (collectively referred to as the “Purchaser Indemnified Parties”) from and against any loss, liability, Claim, damage and expense whatsoever (including reasonable legal fees and expenses), including any amounts paid in settlement of any investigation, Order, litigation, proceeding or Claim, which may be made or brought against the Purchaser Indemnified Parties, or which they may suffer or incur, directly or indirectly, as a result of or in connection with or relating to:

(a)

any non-fulfilment or breach of any covenant or agreement on the part of the Company contained in this Agreement or in any certificate or other document furnished by or on behalf of the Company pursuant to this Agreement; or

(b)

any misrepresentation or any incorrectness in or breach of any representation or warranty of the Company contained in this Agreement, or in any certificate or other document furnished by or on behalf of the Company pursuant to this Agreement.

7.2	Indemnification Procedure

(a)

Promptly after receipt by a Purchaser Indemnified Party under Section 7.1 of notice of the commencement of any action, such Purchaser Indemnified Party shall, if a Claim in respect thereof is to be made against any Indemnifying Party under Section 7.1, notify the Indemnifying Party of the commencement thereof; provided, however, that failure to so notify the Indemnifying Party shall not affect the Indemnifying Party’s obligations hereunder, except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party’s choice at the Indemnifying Party’s expense to represent the Purchaser Indemnified Party in any action for which indemnification is sought (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Purchaser Indemnified Parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Purchaser Indemnified Party. Notwithstanding the Indemnifying Party’s election to appoint counsel to represent the Purchaser Indemnified Party in an action, the Purchaser Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the Indemnifying Party to represent the Purchaser Indemnified Party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Purchaser Indemnified Party and the Indemnifying Party and the Purchaser Indemnified Party shall have reasonably concluded that there may be legal defences available to it and/or other Purchaser Indemnified Parties which are different from or additional to those available to the Indemnifying Party; (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Purchaser Indemnified Party to represent the Purchaser Indemnified Party within 14 days after notice of the institution of such action; or (iv) the Indemnifying Party shall authorize the Purchaser Indemnified Party to employ separate counsel at the expense of the Indemnifying Party.

(b)

No Purchaser Indemnified Party shall, without the prior express written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), consent to any judgment or effect any settlement of any pending or threatened action, suit or proceeding.

(c)

The Indemnifying Party shall not, without the prior express written consent of the Purchaser Indemnified Party, consent to any judgment or effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Purchaser Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Purchaser Indemnified Party, unless such settlement includes an unconditional release of such Purchaser Indemnified Party from all liability on Claims that are the subject matter of such action, suit or proceeding.

(d)

Notwithstanding anything to the contrary in this Article 7, the indemnity obligations in this Article 7 shall cease to apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall have determined that any loss, liability, Claim, damage and expense whatsoever (including reasonable legal fees and expenses) to which a Purchaser Indemnified Party may be subject were caused solely by the negligence, fraud or wilful misconduct of the Purchaser Indemnified Party.

(e)

No Purchaser Indemnified Party shall be entitled to claim indemnity in respect of any special, consequential or punitive damages (including damages for loss of profits) except to the extent (i) such special, consequential or punitive damages are awarded in favour of a third party in connection with a third party Claim; or (ii) a Claim is made for any incorrectness in or breach of any representation or warranty of the Company set forth in paragraphs (a), (b), (c), (o), (p) or (t) of Schedule B to this Agreement.

(f)

Subject to Section 8.8 and except for any Claims arising from negligence, fraud or wilful misconduct of the Indemnifying Party, the rights to indemnification set forth in this Article 7 shall be the sole and exclusive remedy of the Purchaser Indemnified Parties (including pursuant to any statutory provision, tort or common law) in respect of: (i) any non-fulfilment or breach of any covenant or agreement on the part of the Company contained in this Agreement or in any certificate furnished by or on behalf of the Company pursuant to this Agreement; or (ii) any misrepresentation or any incorrectness in or breach of any representation or warranty of the Company contained in this Agreement or in any certificate furnished by or on behalf of the Company pursuant to this Agreement, but, for greater certainty, shall not be the sole and exclusive remedy under the Investor Rights Agreement or the Commercialization Agreement.

(g)

A Purchaser Indemnified Party shall not be entitled to double recovery for any loss even though such loss may have resulted from the breach of one or more representations, warranties or covenants in this Agreement.

7.3	Contribution

If the indemnification provided for in this Article 7 is held by a court of competent jurisdiction to be unavailable to a Purchaser Indemnified Party with respect to any losses, Claims, damages, costs, expenses or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Purchaser Indemnified Party hereunder, shall contribute to the amount paid or payable by such Purchaser Indemnified Party as a result of such loss, Claim, damage, cost, expense, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Purchaser Indemnified Party on the other in connection with matters that resulted in such loss, Claim, damage, cost, expense, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Purchaser Indemnified Party shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or fault.

7.4	Survival

Each Party hereto acknowledges that the representations, warranties and agreements made by it herein are made with the intention that they may be relied upon by the other Party. The Parties further agree that the representations, warranties, covenants and agreements shall survive the purchase and sale of the Securities and shall continue in full force and effect for a period ending on the date that is two years following the Closing Date, notwithstanding any subsequent disposition by the Purchaser of the Securities or Underlying Shares or any termination of this Agreement; provided, however, that Section 5.7(l) and the representations and warranties set forth in paragraphs (a), (b), (c), (o), (p)and (t) of Schedule B to this Agreement shall survive indefinitely (the survival date of each representation, warranty, covenant and agreement herein as set forth above is referred to as the “Survival Date”). This Agreement shall be binding upon and shall enure to the benefit of the Parties hereto, their respective successors, assigns and legal representatives. Notwithstanding the foregoing, the provisions contained in this Agreement related to indemnification or contribution obligations shall survive and continue in full force and effect, indefinitely, provided that, no Claim for indemnity pursuant to this Article 7 may be made after the Survival Date for the applicable representation, warranty, covenant or agreement unless notice of the Claim was provided to the Indemnifying Party on or prior to the Survival Date.

7.5	Purchaser is Trustee

The Company hereby acknowledges and agrees that, with respect to this Article 7, the Purchaser is contracting on its own behalf and as agent for the other Purchaser Indemnified Parties referred to in this Article 7. In this regard, the Purchaser shall act as trustee for such Purchaser Indemnified Parties of the covenants of the Company under this Article 7 with respect to such Purchaser Indemnified Parties and accepts these trusts and shall hold and enforce those covenants on behalf of such Purchaser Indemnified Parties.

ARTICLE 8

GENERAL PROVISIONS

8.1	Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein irrespective of the choice of Laws principles.

8.2	Notices

All notices, requests, Claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.2):

if to the Company:

1 Hershey Drive,

Smiths Falls, Ontario K7A 0A8

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

LaBarge Weinstein LLP

515 Legget Drive, Suite 800

Ottawa, Ontario K2K 3G4

Attention: Deborah Weinstein

if to the Purchaser:

c/o Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, New York 14564

Attention: General Counsel

and with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

100 King Street West, Suite 6200

Toronto, Ontario M5X 1B8

Attention:      Emmanuel Pressman and James R. Brown

8.3	Expenses

Except as otherwise specifically provided in this Agreement: (a) each Party shall bear any costs and expenses incurred in connection with exercising its rights and performing its obligations under this Agreement; and (b) the Purchaser and the Company shall be jointly responsible for any filing fees payable for or in respect of any application, notification or other filing made in respect of any Regulatory Approval process in respect of the transactions contemplated by the Investment.

8.4	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

8.5	Entire Agreement

This Agreement (including the Schedules and Exhibits hereto), the Investor Rights Agreement, the Administrative Services Agreement, the Ancillary Agreements and the Mutual Non-Disclosure Agreement between the Company and Constellation Brands, Inc. dated May 4, 2017 constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

8.6	Assignment; No Third-Party Beneficiaries

(a)

The Purchaser may assign this Agreement to any other member of the Purchaser Group. Except as aforesaid, this Agreement shall not be assigned by any Party hereto without the prior written consent of the other Party.

(b)

Except as provided in Article 7 with respect to indemnification, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.7	Amendment; Waiver

No provision of this Agreement may be amended or modified except by a written instrument signed by both Parties. No waiver by any Party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

8.8	Injunctive Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties.

8.9	Rules of Construction

Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, and Schedule are references to the Articles, Sections, paragraphs, and Schedules to this Agreement unless otherwise specified; (c) the word “including” and words of similar import shall mean “including, without limitation,”; (d) provisions shall apply, when appropriate, to successive events and transactions; (e) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (f) a reference to a statute includes all regulations and rules made pursuant to the statute and, unless otherwise specified, the provisions of any statute, regulation or rule which amends, supplements or supersedes any such statute, regulation or rule; and (g) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

8.10	Currency

All references in this Agreement to “dollars” or “$” are expressed in Canadian currency, unless otherwise specifically indicated.

8.11	Further Assurances

Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may reasonably require from time to time for the purpose of giving effect to the Transaction Agreements and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of the Transaction Agreements.

8.12	Public Notices/Press Releases

The Purchaser and the Company shall each publicly announce the transactions contemplated hereby promptly following the execution of this Agreement by the Purchaser and the Company, and the content, text and timing of each Party’s announcement shall be approved by the other Party in advance, acting reasonably. The Purchaser and the Company agree to co-operate in the preparation of presentations, if any, to the Purchaser’s shareholders or the Company’s shareholders regarding the transactions contemplated by this Agreement. No Party shall (a) issue any press release or otherwise make public announcements with respect to this Agreement without the consent of the other Party (which consent shall not be unreasonably withheld or delayed); or (b) make any regulatory filing with any Governmental Authority with respect thereto without prior consultation with the other Party; provided, however, that, the foregoing clause (b) shall be subject to each Party’s overriding obligation to make any disclosure or regulatory filing required under Applicable Laws and the Party making such requisite disclosure or regulatory filing shall use all commercially reasonable efforts to give prior oral and written notice to the other Party and reasonable opportunity to review and comment on the requisite disclosure or regulatory filing before it is made; provided, further, that, except as required by Applicable Law, in no circumstance shall any such disclosure by, or regulatory filing of, the Company or any of its Affiliates include the name of any member of the Purchaser Group without the Purchaser’s prior written consent, in its sole discretion.

8.13	Public Disclosure

During the period from the date hereof to the Closing, except as may be required by Applicable Law or with the prior written consent of the Purchaser, the Company shall not make any public disclosures or public announcements, or undertake or give effect to any corporate actions, in each case that could reasonably be expected to hinder, delay or materially interfere with the consummation of the transactions contemplated under this Agreement.

8.14	Counterparts

This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

CBG HOLDINGS LLC

By:	/s/ David Klein
Name: David Klein
Title: President

CANOPY GROWTH CORPORATION

By:	/s/ Bruce Linton
Name: Bruce Linton
Title: CEO

Subscription Agreement

SCHEDULE A

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to and in favour of the Company and acknowledges that the Company is relying on such representations and warranties in connection with this Agreement and the transactions contemplated therein:

(a)

this Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and will not violate or conflict with the constating documents of the Purchaser or the terms of any restriction, agreement or undertaking to which the Purchaser is subject;

(b)

the Purchaser is a valid and subsisting limited liability company existing under the Laws of the State of Delaware, has the necessary corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to observe and perform its covenants and obligations hereunder and thereunder and has taken all necessary action in respect thereof;

(c)

the Purchaser is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Securities Laws, for its own account and not as agent for the benefit of another Person;

(d)	the Purchaser was not created or used solely to purchase or hold securities in reliance on the exemption from the prospectus requirement in section 2.10 of NI 45-106;

(e)

the Purchaser is acquiring the Securities without a view to immediate resale or distribution of any part thereof and will not resell or otherwise transfer or dispose of the Securities or any part thereof except in accordance with the provisions of applicable Securities Laws;

(f)

the Purchaser Group currently holds 18,876,901 Common Shares, 18,876,901 Initial Warrants and $200 million aggregate principal amount of Senior Notes and no other securities in the capital of the Company;

(g)

all information about the Purchaser or its Affiliates provided by the Purchaser to the Company for inclusion in the Company Circular will be true and accurate and will not include any Misrepresentation including concerning the Purchaser and its Affiliates;

(h)

the Purchaser authorizes the indirect collection of information pertaining to such Purchaser, through the Company’s filing of Form 45-106F1 under NI 45-106, if applicable, by the Ontario Securities Commission (the “OSC”) and the British Columbia Securities Commission (the “BCSC”) and acknowledges and agrees that the Purchaser has been notified by the Company (i) of the delivery to the OSC and

Schedule A-1

the BCSC of such information including, without limitation, the full name, residential address and telephone number of the Purchaser, the number and type of securities purchased and the total purchase price paid, (ii) that this information is being collected indirectly by the OSC and the BCSC under the authority granted to them in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario and British Columbia, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252;

(i)

the Purchaser acknowledges and agrees that the sale and delivery of the Securities to the Purchaser is conditional upon such sale being exempt from the requirements under applicable Securities Laws requiring registration and the filing of a prospectus or similar document or delivery of an offering memorandum or similar document in connection with the distribution of the Securities;

(j)	the Purchaser has not been provided with, has not requested, and does not need to receive an offering memorandum as defined in applicable Securities Laws;

(k)

the Purchaser has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment in the Securities and is able to bear the economic risk of loss of such investment;

(l)	the Purchaser has on the date hereof, and will have on the Closing Date, cash on hand or sufficient financing to permit the Purchaser to perform its financial obligations under this Agreement; and

(m)

the Purchaser is acquiring the Common Shares and the Warrants for its own account, as principal, for investment purposes only, and not with a view to, resale or distribution thereof in whole or in part, and the Purchaser agrees and acknowledges that (i) the offering and sale of the Common Shares and Warrants is intended to be exempt from registration under the Securities Act of 1933, as amended (for purposes of this paragraph, the “US Securities Act”) and applicable state securities laws by virtue of Section 4(a)(2) of the US Securities Act, (ii) the Common Shares and Warrants are “restricted securities” as such term is defined in Rule 144 under the US Securities Act, and (iii) the Common Shares and Warrants are not being acquired as a result of any “general solicitation” or “general advertising” (as such terms are used in Regulation D under the US Securities Act).

The Purchaser acknowledges that the certificates representing the Securities and any Underlying Shares issued during the period from the Closing Date until the date that is four months and one day after the Closing Date will bear a legend substantially in the following form (and with the necessary information inserted) as well as any such other legends as may be required by Applicable Law:

Schedule A-2

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE WHICH IS FOUR MONTHS AND A DAY AFTER THE DATE OF ISSUANCE WILL BE INSERTED].”

and in the case of the Common Shares forming part of the Purchased Shares and any such Underlying Shares issued during the period from the Closing Date until the date that is four months and one day after the Closing Date will also bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

Schedule A-3

SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to and in favour of the Purchaser and acknowledges that the Purchaser is relying on such representations and warranties in connection with this Agreement and the transactions contemplated therein:

(a)

this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and will not violate or conflict with the constating documents of the Company or the terms of any restriction, agreement or undertaking to which the Company is subject;

(b)

the Company and each of the Subsidiaries has been duly incorporated or otherwise organized and is validly existing as a corporation under the Laws of the jurisdiction in which it was incorporated, or otherwise organized, as the case may be, and no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of the Company or any of the Subsidiaries, and the Company has the necessary corporate power and authority to execute and deliver the Transaction Agreements and to observe and perform its covenants and obligations hereunder and thereunder and has taken all necessary action in respect thereof;

(c)

the Company and each of the Subsidiaries is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification (except for such jurisdictions where the failure to be so qualified would not result in a Material Adverse Effect) and has all requisite corporate power and authority to conduct its business and to own, lease and operate its properties and assets and to execute, deliver and perform its obligations under the Transaction Agreements;

(d)

except as disclosed in the Disclosure Letter, neither the Company nor any of the Subsidiaries is: (i) in violation of its articles or by-laws; or (ii) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any Contract, indenture, trust deed, joint venture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its Assets and Properties may be bound, except in the case of clause (ii), for any such violations or defaults that would not result in a Material Adverse Effect, and except as disclosed in the Disclosure Letter, all such Contracts are in good standing according to their terms and under the Applicable Laws governing such Contracts, constitute valid and binding obligations of the Company and the Subsidiaries, and, to the knowledge of the Company and the Subsidiaries, as applicable, of each of the other parties thereto, are in full force and effect and are enforceable in accordance with their terms against the Company and the Subsidiaries, as applicable, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights

Schedule B-1

generally, and no event has occurred which with notice or lapse of time or both would constitute such a default by the Company or the Subsidiaries, as applicable, or to the knowledge of the Company, any other party, except for any such defaults that would not result in a Material Adverse Effect. The Company has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any Material Contract and except as disclosed in the Disclosure Letter, neither the Company nor any of the Subsidiaries has received notice of any intention to terminate any Material Contract or repudiate or disclaim any such transaction. Except as disclosed in the Disclosure Letter, the Company and the Subsidiaries do not have any agreements of any nature whatsoever to acquire, merge or enter into any business combination or joint venture agreement with any entity, or to acquire any other business or operations;

(e)

except as disclosed in the Disclosure Letter, the Company has no direct or indirect subsidiaries other than the Subsidiaries, nor any investment in any Person which (i) accounted for more than ten percent (10%) of the assets or revenues of the Company as at or for the three-month period ended June 30, 2018, as applicable, or (ii) would otherwise be material to the business, affairs or operations of the Company. Except as disclosed in the Disclosure Letter, the Company owns all of the voting securities of the Subsidiaries, except in the case of Canopy Rivers Corporation, of which the Company owns eighty-nine and one tenth percent (89.1)% of the votes attached to the issued and outstanding shares and thirty-one and a half percent (31.5%) of the economic rights attached to the issued and outstanding shares. In addition, except as disclosed in the Disclosure Letter, the Company has a direct or indirect equity investment in the following entities: (i) HydRx Farms Ltd, of which 9388036 Canada Inc. owns eight and seven-tenths percent (8.7%) of the issued and outstanding common shares; (ii) AusCann Group Holdings Ltd., of which the Company owns eleven percent (11.00%) of the issued and outstanding shares; (iii) Bedrocan do Brasil Participacoes S.A., of which Bedrocan Canada owns thirty-nine and thirty-nine hundredths percent (39.39%) of the issued and outstanding shares; (iv) Entourage Participacoes S.A., of which the Company owns thirty-eight and forty-six hundredths percent (38.46%) of the issued and outstanding shares, and Entourage Participacoes S.A. in turn owns one hundred percent (100%) of Entourage Importadora e Distribuidora De Medicamentos Ltda. And one hundred percent (100%) of ENT Pharma Trading S.A.; (v) Grow House JA Limited, of which the Company owns forty-nine percent (49%) (vi) Vapium Incorporated, of which the Company owns twelve and two tenths percent (12.2%); (vii) Agripharm Corp, of which the Company owns forty percent (40%), (viii) TerrAscend Corp, of which the Company owns twenty four percent (24%), (ix) James E. Wagner Cultivation Ltd., of which the Company owns fourteen and seven tenths percent (14.7%) and (x) Radicle Medical Marijuana Inc., of which the Company owns twenty three and eight tenths percent (23.8%), in each case with good and valid title thereto, free and clear of all Encumbrances. Except as disclosed in the Disclosure Letter, no Person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company or any of the Subsidiaries of any interest in any of the shares in the capital of the Subsidiaries;

Schedule B-2

(f)

(i) each of the Company and the Subsidiaries owns or has the right to use all Assets and Properties currently owned or used in their respective business, affairs and operations free and clear of all Encumbrances other than Permitted Encumbrances, including: (A) all Material Contracts, and (B) all Assets and Properties necessary to enable the Company to carry on its business, affairs and operations as now conducted and as presently proposed to be conducted, including the Smiths Falls Premises, the Niagara Premises, the Spectrum Premises, the Tweed Grasslands Premises and the Bedrocan Premises;

(g)

other than the Permitted Encumbrances, no third party has any ownership right, title, interest in, claim in, Encumbrance against or any other right to the Assets and Properties purported to be owned by the Company;

(h)

except as disclosed in the Disclosure Letter, all Material Contracts are in good standing in all material respects and in full force and effect, including the Bedrocan Leases, the Bedrocan Facility, the Niagara Mortgage, the Spectrum Loan Agreement, the Spectrum Mortgage; the Tweed Grasslands Lease and the Investor Rights Agreement, and the Company and its Subsidiaries have been and are in compliance, in all material respects, with their respective obligations under such Material Contracts;

(i)

except as disclosed in the Disclosure Letter, (i) none of the Company, any of the Subsidiaries nor, to the knowledge of the Company, any other party thereto is in material default or breach of any Contract and there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute a material default or breach under any Contract which would give rise to a right of termination on the part of any other party to a Contract; and (ii) no Contract to which the Company or any Subsidiary is a party contains a “change of control” provision with respect to the Company that could reasonably be expected to be engaged or triggered in connection with or as a result of the transactions contemplated by this Agreement and/or the exercise of the Initial Warrants and/or the Issued Warrants by the Purchaser Group;

(j)

except as disclosed in the Disclosure Letter, (i) each of the Company and the Subsidiaries is duly qualified and possesses all such permits, certificates, licences (including the Licences), approvals, consents and other authorizations (collectively, the “Governmental Licences”) issued by the appropriate Governmental Authority necessary to conduct the business, affairs and operations as now operated by the Company and the Subsidiaries and proposed to be conducted by the Company and the Subsidiaries; (ii) each of the Company and the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licences and have made all necessary notifications, certifications and filings with all Governmental Authorities in connection with the Governmental Licences; (iii) all of the Governmental Licences are valid and in full force and effect; and (iv) the Company has not received any notice relating to the suspension, revocation or modification of any such Governmental Licences or any notice that any Governmental Licence will not be renewed;

Schedule B-3

(k)

except as disclosed in the Disclosure Letter, the Company and each of the Subsidiaries and all current and former directors, officers and employees of each in the course of their respective duties: (i) is and at all times has been (A) in full compliance with all Applicable Laws (other than Applicable Laws of the United States), in all material respects, including the CDSA, the Cannabis Act, if in force at the applicable time, any and all Laws prescribed by and in respect of the ACMPR and all other Laws (other than Laws applicable to the United States) relating to Cannabis which are applicable to the Company’s and the Subsidiaries’ business, affairs and operations, and, in the case of the Company, with the by-laws, rules and regulations of the TSX and the NYSE, and (B) in full compliance with all Applicable Laws of the United States in all respects, including the Controlled Substances Act and all other Laws relating to Cannabis which are applicable to the Company’s and the Subsidiaries’ business, affairs and operations in the United States; (ii) has not received any correspondence or notice from Health Canada or any other Governmental Authority alleging or asserting (A) any material noncompliance with Applicable Laws (other than Applicable Laws of the United States), including the CDSA, the Cannabis Act, if in force at the applicable time, any and all Laws prescribed by and in respect of the ACMPR and all other Laws (other than Laws applicable to the United States) relating to Cannabis which are applicable to the Company’s and the Subsidiaries’ business, affairs and operations, or any licences (including the Licences), certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (collectively, the “Non-US Authorizations”), or (B) any noncompliance with Applicable Laws of the United States, including the Controlled Substances Act and all other Laws relating to Cannabis which are applicable to the Company’s and the Subsidiaries’ business, affairs and operations in the United States, or any licences (including the Licences), certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (collectively, the “US Authorizations” and together with the Non-US Authorizations, the “Authorizations”); (iii) possesses all Authorizations required for the conduct of the business, affairs and operations of the Company and its Subsidiaries, and such Authorizations are valid and in full force and effect and the Company, the Subsidiaries and all directors, officers and employees of each are not in violation of any term of any such Authorization; (iv) has not received notice of any pending or threatened Claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any operation or activity of the Company, the Subsidiaries or any of their directors, officers and/or employees is in violation of any Applicable Laws or Authorizations and has no knowledge or reason to believe that any such Governmental Authority or third party is considering or would have reasonable grounds to consider any such Claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action; (v) has not received notice that any Governmental Authority has taken, is taking, or intends to take action to limit, suspend, modify or revoke or to not renew any Authorizations, including the Licences, and has no knowledge or reason to believe that any such Governmental Authority is considering taking or would have reasonable grounds

Schedule B-4

to take such action; and (vi) has, or has had on its behalf, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, Claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and to keep the Licences in good standing and that all such reports, documents, forms, notices, applications, records, Claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission);

(l)

except as disclosed in the Disclosure Letter, all marijuana and Cannabis products sold by the Company or its Subsidiaries or in inventory at the Company or its Subsidiaries: (i) meets the applicable specifications for the product; (ii) is fit for the purpose for which it is intended by the Company or its Subsidiaries, and of merchantable quality; (iii) has been cultivated, processed, packaged, labelled, imported, tested, stored, transported and delivered in accordance with the Licences and all Applicable Laws; (iv) is not adulterated, tainted or contaminated and does not contain any substance not permitted by Applicable Laws; and (v) has been cultivated, processed, packaged, labelled, imported, tested, stored and transported in facilities authorized by the applicable Licence in accordance with the terms of such Licence, except in the case of (i), (ii), (iii) and (v) where a failure would not result in a Material Adverse Effect. All of the marketing and promotion activities of the Company or its Subsidiaries relating to its marijuana and Cannabis products complies with all Applicable Laws in all material respects;

(m)

the Company and the Subsidiaries have only carried on business, affairs or operations or maintained any activities in Canada or other jurisdictions, including the United States, to the extent such business, affairs or operations or activities are legal in such jurisdictions;

(n)

the Company and each of the Subsidiaries has implemented, maintains, regularly audits and complies in all material respects with internal compliance programs designed to detect and prevent violations of any Applicable Laws related to the Cannabis industry, periodically reviews and updates such internal compliance programs to account for any changes in Laws applicable to the Company’s and the Subsidiaries’ business, affairs and operations, as needed, employs or engages internal personnel and third party consultants to perform routine audits to test the effectiveness of the Company’s internal compliance programs and processes and controls related thereto. All directors, officers, internal personnel and third party consultants of the Company or any Subsidiary have, where reasonably applicable to the position and services rendered by such Persons, sufficient knowledge of Laws relating to Cannabis which are applicable to the Company’s and the Subsidiaries’ business, affairs and operations (including to the extent applicable, the Controlled Substances Act, the Cannabis Act, if in force at the applicable time, any and all Laws prescribed by and in respect of the ACMPR and all other Laws applicable to the Company’s and the Subsidiaries’ business, affairs and operations and the Cannabis industry) and all such Persons have all qualifications, including security clearances, training, experience and technical knowledge required by Applicable Laws. The Company has provided to the Purchaser the full names and specific

Schedule B-5

qualifications of each internal personnel and third party consultant responsible for the Company’s internal compliance programs and processes and controls related thereto. The Company has provided sufficient training to employees responsible for the Company’s or the Subsidiaries’ internal compliance programs, including ensuring that, where reasonably applicable to the position and services rendered by such Persons, they are adequately informed (i) to the extent applicable, of the CDSA, the Controlled Substances Act, the Cannabis Act, if in force at the applicable time, any and all Laws prescribed by and in respect of the ACMPR and all other Laws applicable to the Company’s and the Subsidiaries business, operations and affairs and the Cannabis industry, and any changes thereto; and (ii) of the Company’s and the Subsidiaries’ internal compliance programs and controls related thereto. Each of the current and former employees and third party consultants of the Company and the Subsidiaries has agreed, in writing, to abide by each of the internal compliance policies applicable to such current or former employees or third party consultants;

(o)

(i) the authorized share capital of the Company consists of an unlimited number of Common Shares, of which, before giving effect to the transactions contemplated by this Agreement, the only securities of the Company that are issued and outstanding are 221,565,205 Common Shares, and all such Common Shares have been duly authorized and validly issued as fully-paid and non-assessable Common Shares and no Common Shares have been issued in violation of any pre-emptive rights or similar rights to subscribe for or purchase securities of the Company; (ii) there are currently options to purchase 18,824,025 Common Shares and 29,930 restricted stock units granted by the Company to directors, officers, employees and consultants of the Company pursuant to the Company’s omnibus incentive plan; (iii) there are currently warrants (including the Initial Warrants) exercisable into 18,876,901 Common Shares issued by the Company to certain warrantholders and (iv) $600 million aggregate principal amount of Senior Notes, and, other than as set forth above in this paragraph (o), as contemplated by this Agreement or as disclosed in the Disclosure Letter, no Person, firm or corporation has any agreement or option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement (including convertible or exchangeable securities and warrants) for the purchase or acquisition from the Company or the Subsidiaries of any interest in any Common Shares or other securities of the Company or the Subsidiaries whether issued or unissued. All outstanding securities of the Company have been issued in compliance with all Applicable Laws, including Securities Laws and the applicable rules and requirements of the TSX and the NYSE;

(p)	upon issuance of the Securities:

(i)

the Purchased Shares, together with the Common Shares held by GCILP on the date of this Agreement and Common Shares issuable on exercise of the Initial Warrants, will represent not less than 38% of the issued and outstanding Common Shares in the capital of the Company, and

(ii)	the Securities, together with the Common Shares and Warrants held by GCILP on the date of this Agreement (on an as-converted basis), will

Schedule B-6

represent 55.0% of the issued and outstanding Common Shares in the capital of the Company,

in each case, as of the Closing Date on a fully diluted basis (including after (A) giving effect to the Common Shares issuable upon the exercise of the Initial Warrants and options to purchase 18,824,025 Common Shares and 29,930 restricted stock units, (B) assuming the successful completion of the proposed acquisition of Hiku Brands Company Ltd. by the Company by statutory plan of arrangement in accordance with the terms and conditions of the arrangement agreement dated July 10, 2018, and (C) assuming the cash settlement of all issued and outstanding Senior Notes, and, in the case of (ii), after giving effect to the Common Shares issuable upon the exercise of the Issued Warrants) and assuming no further Common Shares or securities convertible into Common Shares in the capital of the Company are issued between the date hereof and the Closing Date;

(q)

the Company is a reporting issuer in each of the Qualifying Provinces and with the SEC, is not in default under the applicable Securities Laws, is not on the list of defaulting issuers maintained by the applicable Canadian Securities Regulators, and has not taken any action to cease to be a reporting issuer in any of those Qualifying Provinces or with the SEC or received notification from any Canadian Securities Regulator or the SEC seeking to revoke the reporting issuer status of the Company. The Company is not in default of any requirement of Securities Laws or the applicable rules and requirements of the TSX and NYSE, and is not included on a list of defaulting reporting issuers maintained by the applicable Canadian Securities Regulators;

(r)

except as disclosed in the Disclosure Letter, the Company is in compliance with its timely and continuous disclosure obligations under Securities Laws in the Qualifying Provinces and the United States and the policies, rules and regulations of the TSX and NYSE, and, without limiting the generality of the foregoing, there is no material fact, and there has not occurred any material change (actual, anticipated, contemplated, threatened, financial or otherwise), relating to the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects, capital or control of the Company and the Subsidiaries, taken as a whole, which has not been publicly disclosed on a non-confidential basis in accordance with the requirements of Securities Laws of the Qualifying Provinces and the United States and the policies, rules and regulations of the TSX and NYSE, and, except as may have been corrected by subsequent disclosure, all the statements set forth in all documents publicly filed by or on behalf of the Company were true, correct, and complete in all material respects and did not contain any misrepresentation as of the date of such statements and the Company has not filed any confidential material change reports which remain confidential;

(s)

no document publicly filed as part of the Disclosure Record contains an untrue statement of a material fact as of the date of filing of such document nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made, each document filed as part

Schedule B-7

of the Disclosure Record complied in all material respects with applicable Securities Laws at the time they were filed and the Company has filed on a timely basis with the applicable Canadian Securities Regulators and the SEC all material documents required to be filed by the Company;

(t)

the Purchased Shares and the Underlying Shares to be issued as described in this Agreement have been, or prior to the Closing Date will be, duly authorized, created and reserved for issuance and, when issued, delivered and paid for in full, will be validly issued and fully paid shares in the capital of the Company;

(u)	Computershare Trust Company of Canada Inc., at its principal office in Toronto, Ontario, has been duly appointed as the registrar and transfer agent of the Company with respect to the Common Shares;

(v)

the Company has complied in all respects with the requirements of all Applicable Laws in relation to the issue of the Securities and Underlying Shares hereunder, and, forthwith after the Closing Date, the Company shall file such forms and documents as may be required under applicable Securities Laws, including a Form 45-106F1 as prescribed by NI 45-106, if applicable;

(w)

the form and terms of the certificate for the Common Shares have been approved and adopted by the board of directors of the Company, and such form and terms comply with the provisions of the articles and by-laws of the Company and the rules of the TSX and NYSE;

(x)

subject to the receipt of the Regulatory Approvals, each of the execution and delivery of this Agreement and the other Transaction Agreements, the performance by the Company of its obligations hereunder and thereunder, the sale of the Securities hereunder by the Company and the consummation of the transactions contemplated in this Agreement and the other Transaction Agreements, (i) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) any Law applicable to the Company or the Subsidiaries; (B) the articles, by-laws or resolutions of the directors or shareholders of the Company or the Subsidiaries; (C) any Contract to which the Company or any of the Subsidiaries is a party or by which any of them is bound except where such conflict, breach, violation or default would not result in a Material Adverse Effect; or (D) any judgment, decree or Order binding the Company or the Subsidiaries or the property or assets thereof; and (ii) do not affect the rights, duties and obligations of any parties to a Contract, nor give a party the right to terminate the Contract, by virtue of the application of terms, provisions or conditions in the Contract, except where those rights, duties or obligations, or rights to terminate, are affected in a manner that would not result in a Material Adverse Effect;

(y)

the Financial Statements contain no material misrepresentations and have been prepared in accordance with IFRS consistently applied throughout the periods referred to therein and present fully, fairly and correctly, in all material respects, the financial position (including the assets and liabilities, whether absolute,

Schedule B-8

contingent or otherwise) of the Company and the Subsidiaries (as applicable) as at such dates and the results of operations of the Company and the Subsidiaries (as applicable) for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and the Subsidiaries (as applicable) and there has been no change in accounting policies or practices of the Company since June 30, 2018 except as disclosed in the Disclosure Record;

(z)

the Company has no Indebtedness, except: (i) as set out in the Disclosure Letter; (ii) as set out in the Financial Statements; or (iii) Indebtedness to vendors, suppliers and service providers that is: (A) incurred in the ordinary course of business since June 30, 2018; or (B) incurred in connection with the transactions contemplated by this Agreement;

(aa)

to the knowledge of the Company, the Company’s auditors are independent public accountants as required under the Securities Laws of the Qualifying Provinces and there has never been a reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) between the Company and such auditors or, to the knowledge of the Company, any former auditors of the Company or the Subsidiaries;

(bb)

the responsibilities and composition of the Company’s audit committee comply with National Instrument 52-110 – Audit Committees and Rule 10A-3 under the U.S. Securities Exchange Act of 1933, as amended;

(cc)

the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets;

(dd)

except as disclosed in the Disclosure Letter, none of the directors, executive officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding Common Shares or any known associate or Affiliate of any such Person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such Person) with the Company which, as the case may be, materially affects, is material to or will materially affect the Company on a consolidated basis;

(ee)

all Taxes due and payable by the Company and the Subsidiaries have been paid, except where the failure to pay Taxes would not have a Material Adverse Effect. All Tax Returns required to be filed by the Company and the Subsidiaries have been filed with all appropriate authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not have a Material Adverse Effect. To the knowledge of the Company and except as disclosed in the Disclosure Letter, no

Schedule B-9

examination of any Tax Return of the Company or any Subsidiaries is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company or any Subsidiaries, except where such examinations, issues or disputes would not have a Material Adverse Effect;

(ff)

the Company and, as applicable, each of the Subsidiaries, have established on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable and there are no Encumbrances for Taxes on the assets of the Company or any of the Subsidiaries other than for Taxes not yet due and payable, and, to the knowledge of the Company, there are no audits pending of the Tax Returns of the Company or any of the Subsidiaries (whether federal, state, provincial, local or foreign) and except as disclosed in the Disclosure Letter, there are no Claims which have been or may be asserted relating to any such Tax Returns;

(gg)

since June 30, 2018: (i) there has been no Material Adverse Effect, other than as disclosed in the Disclosure Letter, and (ii) no material transactions have been entered into by the Company or the Subsidiaries other than in the ordinary course of business, except as disclosed in the Disclosure Letter;

(hh)

except as disclosed in the Disclosure Letter, neither the Company nor any Subsidiary is currently party to any agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Company or the Subsidiaries whether by asset sale, transfer of shares or otherwise; or (ii) the change of control of the Company or the Subsidiaries (whether by sale or transfer of shares or sale of all or substantially all of the property and assets of the Company or the Subsidiaries or otherwise);

(ii)

no material labour dispute with current and former employees of the Company or any of the Subsidiaries exists, or, to the knowledge of the Company, is imminent and the Company is not aware of any existing, threatened or imminent labour disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company that would have a Material Adverse Effect;

(jj)

no union has been accredited or otherwise designated to represent any employees of the Company or any of the Subsidiaries and, to the Company’s knowledge, no accreditation request or other representation question is pending with respect to the employees of the Company or the Subsidiaries and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the facilities of the Company or the Subsidiaries and none is currently being negotiated by the Company or any of the Subsidiaries;

(kk)

the Disclosure Record discloses, to the extent required by applicable Securities Laws of the Qualifying Provinces to be disclosed in the Disclosure Record, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital,

Schedule B-10

dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Company or the Subsidiaries for the benefit of any current or former director, officer, employee or consultant of the Company or any Subsidiary, as applicable (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, Orders, rules and regulations that are applicable to such Employee Plans;

(ll)

all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments of the Company and the Subsidiaries have been recorded in accordance with IFRS and are reflected on the books and records of the Company;

(mm)

there is no agreement, plan or practice relating to the payment of any management, consulting, service or other fee or any bonus, pensions, share of profits or retirement allowance, insurance, health or other employee benefit other than in the ordinary course of business;

(nn)

except as disclosed in the Disclosure Letter, none of the directors, officers or employees of the Company or the Subsidiaries or any associate or Affiliate of any of the foregoing has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Company or the Subsidiaries that materially affects, is material to or will materially affect the Company;

(oo)

except as disclosed in the Financial Statements and as disclosed in the Disclosure Letter, neither the Company nor any of the Subsidiaries is party to any debt instrument or any agreement, contract or commitment to create, assume or issue any Indebtedness or debt instrument;

(pp)

there are no legal or governmental actions, suits, judgments, investigations, charges or proceedings pending to which the Company, any of the Subsidiaries or, to the knowledge of the Company, any of the directors, officers or employees of the Company or the Subsidiaries are a party or to which the Company’s or the Subsidiaries’ Assets and Properties are subject which if finally determined adversely to the Company or any of the Subsidiaries would be expected to result in a Material Adverse Effect or which questions or may question the validity of this Agreement and, to the knowledge of the Company, no such proceedings have been threatened against or are pending with respect to the Company, the Subsidiaries and/or any of their directors, officers or employees, or with respect to the Assets and Properties of the Company and the Subsidiaries, taken as a whole, and the Company and the Subsidiaries are not subject to any judgment, Order, writ, injunction, decree or award of any Governmental Authority, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

Schedule B-11

(qq)

the aggregate of all pending legal or governmental proceedings to which the Company or the Subsidiaries is a party or to which any of their respective Assets and Properties is the subject which are not specifically described in the Disclosure Letter could not reasonably be expected to result in a Material Adverse Effect;

(rr)

all of the Material Contracts and agreements of the Company not made in the ordinary course of business have been provided to the Purchaser and, if required under the Securities Laws of the Qualifying Provinces, have or will be filed with the applicable Canadian Securities Regulators. Neither the Company nor any of the Subsidiaries has received any notification from any party that it intends to terminate any such Material Contract;

(ss)

the minute books and records of the Company and the Subsidiaries made available to counsel for the Purchaser in connection with its due diligence investigation of the Company for the periods from the respective dates of incorporation or formation of the Company and the Subsidiaries to the date hereof are all of the minute books and records of the Company and the Subsidiaries and contain copies of all proceedings of the shareholders, the boards of directors and all committees of the boards of directors of the Company and the Subsidiaries to the date hereof and there have not been any other formal meetings, resolutions or proceedings of the shareholders, boards of directors or any committees of the boards of directors of the Company or the Subsidiaries to the date hereof not reflected in such minute books and other records other than those which have been disclosed in writing to the Purchaser or at or in respect of which no material corporate matter or business was discussed, approved or transacted;

(tt)

no Order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened by any Governmental Authority;

(uu)

with respect to each premise of the Company that is material to the Company (the “Premises”) and which the Company or any of the Subsidiaries occupies, whether as owner or as tenant, including the Smiths Falls Premises, the Niagara Premises, the Bedrocan Premises, the Spectrum Premises and the Tweed Grasslands Premises, the Company or such Subsidiary occupies the Premises and has the exclusive right to occupy and use the Premises and each of the leases or real title pursuant to which the Company or such Subsidiary occupies or owns, as applicable, the Premises is in good standing and in full force and effect under a valid, subsisting and enforceable lease or real title, as the case may be, with such exceptions as are not material and do not interfere with the use or proposed use of such property and buildings by the Company or such Subsidiary;

(vv)

except as disclosed in the Disclosure Letter, (i) each of the Company and the Subsidiaries, their respective Assets and Properties and the business, affairs and operations of each of the Company and the Subsidiaries, have been and are in compliance in all material respects with all Environmental Laws; (ii) neither the

Schedule B-12

Company nor the Subsidiaries are in violation of any regulation relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”); (iii) each of the Company and the Subsidiaries has complied in all material respects with all reporting and monitoring requirements under all Environmental Laws; (iv) neither the Company nor the Subsidiaries has ever received any notice of any non-compliance in respect of any Environmental Laws; (v) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws; and (vi) there are no Environmental Permits necessary to conduct the business, affairs and operations of each of the Company and the Subsidiaries;

(ww)	except as disclosed in the Disclosure Letter:

(i)	the Company owns or has the right to use, without any Encumbrances other than Permitted Encumbrances, all of the Company Intellectual Property as of the date hereof;

(ii)	all registrations, if any, and filings that the Company has considered necessary to preserve the rights of the Company in Company Intellectual Property have been made and are in good standing;

(iii)	the Company has no pending action or proceeding, nor any threatened action or proceeding, against any Person with respect to such Person’s use of Company Intellectual Property;

(iv)	there are no circumstances which cast doubt on the validity or enforceability of Company Intellectual Property;

(v)

neither the conduct of the business, affairs or operations of the Company and the Subsidiaries nor the use of Company Intellectual Property, to the knowledge of the Company, infringes upon, violates or misappropriates the Intellectual Property or any other rights of any other Person;

(vi)

the Company has no pending action or proceeding, nor, to the knowledge of the Company, is there any threatened action or proceeding against it with respect to the Company’s use of or the validity, enforceability or ownership of Company Intellectual Property;

(vii)	there are no outstanding judgments, orders, decrees, stipulations or Applicable Laws that restrict the use of Company Intellectual Property; and

(viii)

all individuals who have been involved in the creation or development of Company Intellectual Property owned by the Company have assigned or licenced all of their right, title and interest in and to that Intellectual Property to the Company and waived any authors or moral rights that they may have

Schedule B-13

in any such Intellectual Property consisting of works that are subject to copyright;

(xx)

(i) the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and such coverage is in full force and effect; (ii) none of the Company or the Subsidiaries have breached the terms of any policies in respect thereof in any material respect; and (iii) the Company has no reason to believe that it will not be able to renew the existing insurance coverage of the Company and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost;

(yy)	the Company has provided to the Purchaser a true and correct copy of its operating strategic plan as of the date of this Agreement;

(zz)

all information which has been prepared by the Company relating to the Company or the Subsidiaries and the business, property and liabilities thereof has been either disclosed in the Disclosure Record or provided or made available to the Purchaser by the Company, and all financial, marketing, sales and operational information provided to the Purchaser by the Company is, as of the date of such information, true and correct in all material respects, taken as a whole, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(aaa)	the Company has not withheld and will not withhold from the Purchaser prior to the Closing Date, any material facts relating to the Company or any of the Subsidiaries;

(bbb)

the Company has not otherwise completed any “significant acquisition” or “significant disposition”, nor are there any “probable acquisitions” (as such terms are used in NI 44-101 and Form 44-101F1) that would require the filing of a business acquisition report pursuant to the Securities Laws of the Qualifying Provinces other than those that are part of the Disclosure Record;

(ccc)

no consent, approval, authorization, Order, filing, registration or qualification of or with any court, Governmental Authority or any other Person is required for the execution, delivery and performance by the Company of the Transaction Agreements or for the consummation of the transactions contemplated by the Transaction Agreements, except (i) such as have been obtained, or (ii) Regulatory Approval, which will be obtained by the Closing Date;

(ddd)

there is no Person acting or purporting to act at the request of the Company or any of the Subsidiaries which is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein;

(eee)

the Company and the Subsidiaries have not committed an act of bankruptcy, are not insolvent, have not proposed a compromise or arrangement to creditors generally, have not had a petition or a receiving Order in bankruptcy filed against

Schedule B-14

any of them, have not made a voluntary assignment in bankruptcy, have not taken any proceedings with respect to a compromise or arrangement, have not taken any proceedings to be declared bankrupt or wound-up, have not taken any proceedings to have a receiver appointed for any of property and have not had any execution or distress become enforceable or become levied upon any of property. The Company has, and will at the Closing Date have, sufficient working capital to satisfy its obligations under this Agreement and has sufficient capital to satisfy the “going concern” test under IFRS; and

(fff)	completion of the Investment is not subject to, or is exempt from, the requirements of MI 61-101 to obtain a formal valuation.

Schedule B-15

EXHIBIT A

FORM OF INVESTOR RIGHTS AGREEMENT

(see attached)

Exhibit A-1

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

dated ●, 2018

between

CBG HOLDINGS LLC

and

GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP

and

CANOPY GROWTH CORPORATION

-i-

TABLE OF CONTENTS

(continued)

		Page

7.11	Further Assurances	30
7.12	Public Disclosure	30
7.13	Counterparts	31

-ii-

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated ●, 2018 (this “Agreement”), is made by and between CBG Holdings LLC, a limited liability company existing under the Laws of the State of Delaware (“CBG”), Greenstar Canada Investment Limited Partnership (“GCILP”), a limited partnership existing under the laws of the Province of British Columbia and Canopy Growth Corporation, a corporation existing under the federal Laws of Canada (the “Company”).

RECITALS

A.

On November 2, 2017, GCILP and the Company entered into an investor rights agreement (the “Original Investor Rights Agreement”) to record their agreement as to the manner in which the Company’s affairs would be conducted and to grant to GCILP certain rights with respect to its beneficial ownership of Common Shares (as defined below).

B.

On the date hereof, the Company issued to CBG, on a private placement basis, pursuant to a subscription agreement dated August 14, 2018 (the “Subscription Agreement”): (i) 104,500,000 Common Shares; and (ii) 139,745,453 common share purchase warrants representing the right to purchase up to 139,745,453 Common Shares (the “Warrants”), for an aggregate purchase price of C$5,078,700,000 (the “Investment”).

C.

In connection with the Investment, CBG, GCILP and the Company now wish to enter into this Agreement for the purpose of amending and restating the Original Investor Rights Agreement in its entirety, with effect upon the completion of the Investment.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Certain Defined Terms

The following capitalized terms used in this Agreement shall have the meanings set forth below:

“ACMPR” means the Access to Cannabis for Medical Purposes Regulations (Canada) issued under the CDSA.

“Act” means the Canada Business Corporations Act.

“Affiliate” means, with respect to any Person, any Person now or hereafter existing, directly or indirectly, Controlled by, Controlling, or under common Control with, such Person, whether on or after the date hereof.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Ancillary Agreements” means all agreements, certificates and other instruments delivered pursuant to this Agreement.

“Applicable Law” means, with respect to any Person, property, transaction, event or other matter, (a) any foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, principle of common law or equity, rule, municipal by-law, Order or other requirement having the force of law and/or (b) any policy, practice, protocol, standard or guideline of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law (collectively, the “Law”) relating or applicable to such Person, property, transaction, event or other matter and also includes, where appropriate, any interpretation of the Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

“Audit Package” means all materials prepared for and delivered to the Company’s Audit Committee relating to the approval of the Company’s annual and quarterly financial statements and MD&A.

“Board” means the board of directors of the Company from time to time.

“Board Size” has the meaning ascribed to such term in Section 2.1(a).

“Board Observer” has the meaning ascribed to such term in Section 2.1(g).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Smiths Falls, Ontario are authorized or required by Law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Cannabis” and “cannabis” means (i) all living or dead material, plants, seeds, plant parts or plant cells from any cannabis species or subspecies (including sativa, indica and ruderalis), including wet and dry material, trichomes, oil and extracts from cannabis (including cannabinoid or terpene extracts from the cannabis plant), and (ii) biologically or synthetically synthesized analogs of cannabinoids extracted from the cannabis plant using micro-organisms, including but not limited to (A) cannabis and marijuana, as defined pursuant to Applicable Law, including the CDSA, the ACMPR and, if and as the Cannabis Act comes into force, the Cannabis Act and (B) Industrial Hemp as defined in the Industrial Hemp Regulations issued under the CDSA or other Applicable Law.

“Cannabis Act” means S.C. 2018, c.16, An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, as amended from time to time and as the same may come into force.

“Cannabis Opportunity” means a business opportunity relating to marketing, manufacturing, development, preparation for sale, offering for sale, leasing or distributing products containing Cannabis or other equipment, accessories, goods or products the primary purpose of which is related, or following closing of the opportunity would relate, to marketing, manufacturing, development, preparation for sale, offering for sale, sale, distribution, storage or use of Cannabis, including but not limited to:

(a)	all retail, production, marketing, data analysis, or any service related to Cannabis or any Cannabis related equipment, accessory, good or products;

(b)

any research, design, development, manufacture, testing, analysis, storage, warehousing, use, transportation, distribution, branding, marketing, advertising, sale, offering for sale or resale, importation, exportation or lease of Cannabis or related Cannabis related equipment, accessory, good or products; or

(c)	licensing or sub-licensing of intellectual property relating to Cannabis or for use in connection with any of the foregoing.

“CBG” has the meaning ascribed to such term in the Preamble.

“CBG Group” means, collectively, CBG, GCILP, and Constellation Brands, Inc. and its Subsidiaries.

“CBG Nominee” has the meaning ascribed to such term in Section 2.1(b)(ii).

“CDSA” means the Controlled Drugs and Substances Act (Canada).

“Claim” means any cause of action, action, claim, demand, lawsuit, audit, proceeding or arbitration, including, for greater certainty, any proceeding or investigation by a Governmental Authority.

“Cleansing Announcement” means a public announcement which shall: (a) be prepared by the Company in consultation with CBG; (b) contain the Cleansing Information; and (c) be generally disclosed to the marketplace in accordance with Section 5.1(a)(ix).

“Cleansing Date” means the date on which a Cleansing Document is filed.

“Cleansing Document” has the meaning ascribed to such term in Section 5.1(a)(ix).

“Cleansing Information” means any and all material non-public information relating to the Company or any of its Subsidiaries that: (a) has been provided to the CBG Group and/or the CBG Nominees; and (b) would, without a Cleansing Announcement, prevent the CBG Group from trading its Common Shares under Applicable Laws.

“Commercialization Agreement” means the Commercialization Agreement dated November 2, 2017 between GCILP and the Company, whether or not terminated, expired, or in full force and effect.

“Common Share” means a common share in the capital of the Company or such other shares or other securities into which such common share is converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Nominees” means, in respect of a meeting of the shareholders of the Company at which directors are to be elected, such individuals presented by management of the Company to its shareholders for election as directors at such meeting, including, for the avoidance of doubt, each of the CBG Nominees.

“Confidential Information” means any and all information about the Discloser or any of its Affiliates which is furnished by it or any of its Representatives to the Recipient or any of its Affiliates, whenever furnished and regardless of the manner in which it is furnished (orally, in writing, electronically, etc.) and includes all Information, including information regarding the business and affairs of the Discloser and its Affiliates, their plans, strategies, operations, financial information (whether historical or forecasted), business methods, systems, practices, analyses, compilations, forecasts, studies, designs, processes, procedures, formulae, improvements, trade secrets and other documents and information prepared or furnished by the Discloser, an Affiliate of the Discloser or any of their Representatives; provided, however, that Confidential Information shall not include, and no obligation under Section 4.5 shall be imposed on, information that: (a) was known by or in the Recipient’s possession before disclosure by or on behalf of the Discloser; (b) is or becomes generally known within either Party’s industry other than as a result of a breach of this Agreement by the Recipient, its Affiliates or their Representatives; (c) is or becomes available to the Recipient or its Affiliates on a non-confidential basis from a third party, provided that such third party is not and was not prohibited from disclosing such information; or (d) is independently developed by the Recipient or its Affiliates without reference to or use of the Confidential Information of the Discloser. Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Recipient merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Recipient. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Recipient merely because individual elements of such Confidential Information are in the public domain or in the possession of the Recipient unless the combination and its principles are in the public domain or in the possession of the Recipient.

“Control” means:

(a)

in relation to a corporation, the direct or indirect beneficial ownership at the relevant time of shares of such corporation carrying more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of the Company where such voting rights are sufficient to elect a majority of the directors of the Company;

(b)

in relation to a Person that is a partnership, limited liability company or joint venture, the direct or indirect beneficial ownership at the relevant time of more than 50% of the ownership interests of the partnership, limited liability company or joint venture in circumstances where it can reasonably be expected that the Person can direct the affairs of the partnership, limited liability company or joint venture; and

(c)	in relation to a trust, the direct or indirect beneficial ownership at the relevant time of more than 50% of the property settled under the trust;

and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; the Person who directly or indirectly Controls a Controlled Person or entity shall be deemed to Control a corporation, partnership, limited liability company, joint venture or trust which is Controlled by the Controlled Person or entity, and so on.

“Controlled Substances Act” means the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq.

“Convertible Security” means a security of the Company that is convertible or exercisable into or exchangeable for Common Shares, but excludes (a) an Incentive Security, (b) a Special Option, (c) a Right, and (d) the Pre-Emptive Right.

“Discloser” means the Party or its Affiliate that discloses its Confidential Information to the other Party or its Affiliate (provided that providing information directly to an Affiliate of a Party shall be deemed to be a provision of such information to such Party).

“Disclosure Record” means all documents publicly filed by the Company on the System for Electronic Document Analysis and Retrieval (SEDAR) under applicable Securities Laws.

“Exercise Notice” has the meaning ascribed to such term in Section 3.1(g).

“GCILP” has the meaning ascribed to such term in the Preamble.

“Governmental Authority” means:

(a)	any domestic or foreign government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise);

(b)

any domestic or foreign agency, authority, ministry, department, regulatory authority, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government, including: (i) Health Canada and other applicable regulatory authorities with oversight of the Cannabis industry and any business or operations within the Cannabis industry generally; (ii) the United States Alcohol and Tobacco Tax and Trade Bureau; and (iii) the United States Department of Justice;

(c)	any court, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and/or

(d)	the TSX, the NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities.

“Holder” means CBG or any other Person designated by CBG from time to time.

“IFRS” means International Financial Reporting Standards applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles in Canada.

“Incentive Security” means an option or other security of the Company convertible or exercisable into or exchangeable for Common Shares granted pursuant to any Share Incentive Plan.

“Independent”, in reference to an individual board nominee, means that such individual is “independent” within the meaning of sections 1.4 and 1.5 of NI 52-110 and for purposes of the rules of the TSX and the rules of the NYSE.

“Information” means: (a) know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures); (b) computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever; (c) any information of a scientific, technical, or business nature; (d) pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data and stability data; (e) process, horticultural and development information, results and data; (f) research, developmental, and demonstration work; (g) data and data files; and (h) all other information, methods, processes, formulations and formulae. Information: (x) may be embodied in or on any media, including hardware, software and/or documentation; (y) includes inventions, insofar as such inventions do not fall within the definition of Intellectual Property Rights; and (z) may include elements of public or non-proprietary information, provided that the compilation of such public or non-proprietary information with or without other proprietary information results in such compilation being considered as proprietary to the Person compiling such information.

“Intellectual Property Rights” means all intellectual property rights as recognized under the Applicable Laws of Canada, the United States of America and other countries or jurisdictions, including rights in and to Patents, Trademarks, copyrights, industrial designs and other intellectual property, and shall include all applications or registrations, including any renewals and extensions thereof and amendments thereto, and rights to apply in any or all countries of the world for such registrations and applications, rights to bring a Claim, at law or in equity or otherwise, for any past, present and/or future infringement, violation or misappropriation, rights and privileges arising under Applicable Laws and other industrial or intellectual property rights of the same or similar effect or nature in any jurisdiction relating to the foregoing throughout the world and all goodwill associated therewith.

“Investment” has the meaning ascribed to such term in the Recitals.

“MD&A” has the meaning ascribed to such term in Section 4.1.

“NI 52-110” means National Instrument 52-110 – Audit Committees.

“NYSE” means the New York Stock Exchange.

“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority.

“Original Percentage” means the percentage equivalent to the quotient obtained when (a) the aggregate number of issued and outstanding Common Shares beneficially owned by the CBG Group is divided by (b) the aggregate number of issued and outstanding Common Shares, in each case, immediately prior to a Triggering Event, and, for the avoidance of doubt, such calculation shall be made on a non-diluted basis and shall not include Common Shares underlying unexercised Convertible Securities, including the Warrant.

“Parties” means CBG, GCILP, the Company and any other person that becomes a Party hereto pursuant to Section 7.6, and a “Party” means any one of them.

“Patents” means: (a) patent applications and issued patents therefor and equivalent rights under the Patent Act (Canada) and the Patent Act (United States), including (i) utility models, originals, provisionals, divisionals, reissues, renewals, re-examinations, continuations, continuations-in-part, continuing prosecution applications, requests for continuing examinations and extensions and applications for the foregoing; and (ii) patent applications and issued patents for plant patents; (b) applications and issued registrations for plant varietals, including applications and registrations under the Plant Variety Protection Act (United States) and the Plant Breeders’ Rights Act (Canada); (c) national and multinational counterparts of such patent and plant varietal applications and issued patents or registrations applied for or registered in any and all countries of the world; (d) all rights to apply in any or all countries of the world for such applications and issued patents or registrations including all rights provided by multinational treaties or conventions for any of the foregoing; and (e) inventions and plant varietals described in any such applications and issued patents or registrations, including those that are included in any claim, capable of being reduced to a claim or could have been included as a claim in any such pending patent applications and issued patents.

“Percentage of Outstanding Common Shares” means the percentage equal to the quotient obtained when (i) the aggregate number of issued and outstanding Common Shares beneficially owned by the CBG Group, or over which the CBG Group exercises control or direction (including, for the purposes of this calculation, Convertible Securities owned by the CBG Group or over which the CBG Group exercises control or direction) is divided by (ii) the aggregate number of issued and outstanding Common Shares (including, for the purposes of this calculation, Convertible Securities owned by the CBG Group or over which the CBG Group exercises control or direction), in each case, as at the time of calculation and, for avoidance of doubt otherwise on a non-diluted basis.

“Permitted Exceptions” has the meaning ascribed to such term in Section 5.3.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Pre-Emptive Right” means the right of CBG to purchase the Pre-Emptive Right Securities from the Company in accordance with Article 3.

“Pre-Emptive Right Closing” means the closing from time to time of the issue of the Pre-Emptive Right Securities under the Pre-Emptive Right.

“Pre-Emptive Right Securities” has the meaning ascribed to such term in Section 3.1(a).

“Privilege” has the meaning ascribed to such term in Section 4.6.

“Purpose” has the meaning ascribed to such term in Section 4.5(a).

“Recipient” means the Party or its Affiliate that receives Confidential Information from the other Party or its Affiliate (provided that the receipt of information by an Affiliate of a Party shall be deemed to be the receipt of such information by such Party).

“Representatives” means a Party’s and its Affiliates’ lawyers, independent accountants, financial advisors or other agents, bankers or rating agencies.

“Right” means a right granted by the Company to holders of Common Shares to purchase additional Common Shares and/or other securities of the Company.

“Rights Offering” means a rights offering, dividend distribution, or any other transaction in which the general body of holders of affected securities of the same class are treated identically on a per security basis and the exercise, conversion or exchange of the securities offered pursuant to any such transaction.

“Securities Laws” means, collectively, the applicable securities laws of each of the states, provinces and territories of Canada and the United States and the respective regulations, instruments and rules made under those securities laws, together with all applicable published policy statements, notices, blanket orders and rulings of the securities commissions or securities regulatory authorities of Canada and the United States and of each their respective states, provinces and territories.

“Share Incentive Plan” means any plan of the Company in effect from time to time pursuant to which Common Shares may be issued, or options or other securities convertible or exercisable into or exchangeable for Common Shares may be granted, to directors, officers, employees, and/or consultants, of the Company and/or its Subsidiaries, including, for greater certainty, (a) the employee stock purchase plan approved by shareholders of the Company at the annual shareholder meeting held on September 15, 2017, and (b) the amended restated omnibus incentive plan approved by shareholders of the Company at the special meeting of the shareholders held on July 30, 2018, in each case, as amended.

“Special Option” means an option or other security granted by the Company which is convertible or exercisable into or exchangeable for Common Shares for nominal or indeterminate consideration, and includes an over-allotment option or similar option granted to one or more underwriters in connection with a public offering of securities of the Company, but excludes (a) an Incentive Security, (b) a Right, and (c) the Pre-Emptive Right.

“Standard Financial Report” means financial information prepared by senior management of the Company, detailed in a form consistent with the reporting template used by the Company at the relevant time, prepared on a basis consistent with the Company’s financial statements for such period in the Disclosure Record, which will include a consolidated statement of financial position, consolidated statement of operations and consolidated statement of cash flows, each of which is substantially in the format disclosed in the Company’s publicly issued financial statements for such fiscal year in the Disclosure Record.

“Subscription Agreement” has the meaning ascribed to such term in the Recitals.

“Subsidiary” has the meaning ascribed to such term in National Instrument 45-106 – Prospectus Exemptions.

“Target Number of Shares” means that number of Common Shares that satisfies the following two conditions:

(a)

117,208,056 Common Shares in the capital of the Company, subject to adjustment for any share dividend, share consolidation, share split, share reclassification, reorganization, amalgamation, arrangement or mergers involving the Company or any other event that affects all Common Shares in an identical manner; and

(b)	the number of Common Shares which represents a Percentage of Outstanding Common Shares equal to 28.2%.

“Top-Up Right” has the meaning ascribed to such term in Section 3.6(a).

“Top-Up Right Acceptance Notice” has the meaning ascribed to such term in Section 3.6(e).

“Top-Up Right Notice Period” has the meaning ascribed to such term in Section 3.6(e).

“Top-Up Right Offer Notice” has the meaning ascribed to such term in Section 3.6(d)

“Top-Up Securities” has the meaning ascribe to such term in Section 3.6(a).

“Trademarks” means trade or brand names, business names, trademarks, service marks, certification marks, logos, slogans, corporate names, uniform resource locators, domain names, trading styles, commercial symbols and other source and business identifiers, trade dress, distinguishing guises, tag lines, designs and general intangibles of like nature, whether or not registered or the subject of an application for registration and whether or not registrable and all goodwill associated therewith.

“Transaction Agreements” means this Agreement and the Subscription Agreement.

“Triggering Event” means the issue of Common Shares and/or Convertible Securities by the Company, whether by way of public offering or private placement and, for greater certainty, includes any issue of Common Shares on the exercise, conversion or exchange of any Special Option, but excludes any issue of Common Shares and/or Convertible Securities:

(a)

on the exercise, conversion or exchange of Convertible Securities issued prior to the date hereof, including for greater certainty, the exercise of the Warrants, or on the exercise, conversion or exchange of Convertible Securities issued after the date hereof in compliance with the terms of this Agreement;

(b)	on exercise, conversion or exchange by the CBG Group of any Convertible Securities;

(c)	pursuant to any Share Incentive Plan;

(d)	on the exercise of any Right;

(e)	in connection with bona fide bank debt, equipment financing or non-equity interim financing transactions with lenders to the Company;

(f)

in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions undertaken and completed by the Company;

(g)	on any exercise of the Pre-Emptive Right; or

(h)

pursuant to any stock dividend, stock split, share consolidation, share reclassification, reorganization, amalgamation, arrangement or merger involving the Company or any other similar event that affects all Common Shares in an identical manner.

“Triggering Event Closing Date” means the date on which a Triggering Event occurs.

“Triggering Event Notice” has the meaning ascribed to such term in Section 3.1(f).

“Triggering Event Price” means, in respect of an issue of Common Shares and/or Convertible Securities by the Company for cash consideration pursuant to a Triggering Event, the purchase price per Common Share and/or Convertible Security to be paid for such Common Shares and/or Convertible Securities by purchasers other than CBG and means, in respect of an issue of Common Shares and/or Convertible Securities for consideration other than cash consideration pursuant to a Triggering Event, the price per Common Share and/or Convertible Security, as determined by the Board acting in good faith, that would have been received by the Company had such Common Shares and/or Convertible Securities been issued for cash consideration.

“TSX” means the Toronto Stock Exchange.

“Warrants” has the meaning ascribed to such term in the Recitals.

ARTICLE 2

CORPORATE GOVERNANCE

2.1	Board Representation

(a)

As of the date of this Agreement, the Board shall consist of seven directors (the “Board Size”). So long as the CBG Group continues to hold at least the Target Number of Shares, the Board shall not (i) propose or resolve to change the Board Size, except where otherwise required by Applicable Law, as provided in Section 2.1(h), or with the consent of the Holder, or (ii) present a slate of Company Nominees to the shareholders of the Company for election to the Board that is greater than or fewer than the Board Size.

(b)

So long as the CBG Group continues to hold at least the Target Number of Shares, the Company covenants and agrees to nominate for election as directors of the Company at any meeting of shareholders at which directors are to be elected the persons designated as follows:

(i)

the Chief Executive Officer of the Company, or one of the Co-Chief Executive Officers of the Company if the Company has Co-Chief Executive Officers, provided that such individual shall be Bruce Linton for so long as he is the Chief Executive Officer or the Co-Chief Executive Officer of the Company;

(ii)	four individuals designated by the Holder in its discretion (each a “CBG Nominee” and collectively, the “CBG Nominees”); and

(iii)

two individuals designated by the Board who are Independent, “financially literate” (within the meaning of Section 1.6 of NI 52-110 and for purposes of the rules of the TSX and the NYSE) and “resident Canadian” (as defined in the Act).

(c)

For so long as the Board Size is seven, the Holder covenants and agrees that at least one CBG Nominee shall be Independent; provided, however, that for the period beginning on the date of this Agreement and ending on the first anniversary of this Agreement, any CBG Nominee that is an employee of Constellation Brands, Inc. or any of its Subsidiaries may not be nominated for the purpose of this Section 2.1(c).

(d)

In the event the CBG Group no longer holds at least the Target Number of Shares, then for the term of this Agreement, the Holder shall be entitled to designate a number of CBG Nominees that represents its proportionate share of the number of directors comprising the Board (rounded up to the next whole number) based on the Percentage of Outstanding Common Shares beneficially owned by the CBG Group.

(e)

The Company shall (i) include the CBG Nominees in the notice of meeting, the management information circular, proxy statement and form of proxy relating to the applicable shareholder meeting as nominees of management, and (ii) solicit proxies from shareholders of the Company in favour of the election of the CBG Nominees.

(f)

Notwithstanding anything in this Agreement to the contrary, a failure by the Holder to designate any and all CBG Nominees that it is entitled to designate pursuant to this Section 2.1 at any time shall not restrict the ability of the Holder to designate such CBG Nominees at any time in the future.

(g)

If a CBG Nominee fails to be elected by the shareholders of the Company as a director of the Company, the Holder shall have the right to designate such individual as an observer to the Board (each such individual, a “Board Observer”). Each Board Observer shall be entitled to (i) receive notice of and to attend meetings of the Board (ii) take part in discussions and deliberations of matters brought before the Board, (iii) receive notices, consents, minutes, documents and other information and materials that are sent to members of the Board, and (iv) receive copies of any written resolutions proposed to be adopted by the Board, including any resolution as approved, each at substantially the same time and in substantially the same manner as the members of the Board, except that the Board Observer will not be entitled to vote on any matters brought before the Board. The Board Observer will not be entitled to any compensation from the Company; provided, however that all reasonable expenses of the Board Observer shall be reimbursed by the Company.

(h)

In the event that any CBG Nominee ceases to serve as a director of the Company for any reason, including the death, disability, resignation, removal or failure of a CBG Nominee to be elected at a meeting of shareholders, the Company shall cause the Board to appoint as soon as practicable a replacement CBG Nominee in accordance with this Agreement to fill the vacancy caused thereby, including any such death, disability, resignation, removal or failure to be elected, provided that CBG remains eligible to nominate such CBG Nominee pursuant to Section 2.1(b) or Section 2.1(d). Notwithstanding Section 2.1(a), if the Company is prevented by the Act from filling a vacancy with a CBG Nominee in accordance with the foregoing sentence, the Board shall, to the maximum extent permitted by the Act, promptly resolve to increase the Board Size until the next meeting of shareholders and appoint such replacement CBG Nominee(s) to the Board.

(i)

For so long as the CBG Group continues to hold at least the Target Number of Shares, at least one CBG Nominee shall be appointed to each committee established by the Board, including, for certainty, any ad hoc committee, special committee, strategic advisory committee or other similarly constituted committee of the Board formed for the purposes of, among other things, reviewing, considering or evaluating regulatory issues, strategic initiatives or material transactions involving the Company and/or its Subsidiaries (provided that this obligation shall not apply to the audit committee of the Board unless at least one CBG Nominee is Independent). If no CBG Nominee is Independent, the Holder shall have the right to designate as an observer to the audit committee one CBG Nominee.

(j)

The Company shall obtain and maintain in force a directors’ and officers’ insurance policy, with coverage and on terms acceptable to the Board. The Company will enter into customary indemnification agreements with any directors nominated pursuant to this Agreement.

(k)

Bruce Linton shall serve as the Chair of the Board so long as he also serves as (i) Chief Executive Officer or Co-Chief Executive Officer of the Company, and (ii) a director of the Company, unless otherwise approved by unanimous resolution of the Board.

2.2	CBG Approval Right

(a)

For so long as the CBG Group continues to hold at least the Target Number of Shares, the Company shall not (either directly or indirectly through a Subsidiary) take any of the following actions without the prior written consent of CBG:

(i)

consolidate or merge into or with another Person or enter into any other similar business combination, including pursuant to any amalgamation, arrangement, recapitalization or reorganization, other than a consolidation, merger or other similar business combination of any wholly-owned Subsidiary of the Company into or with the Company or into or with another wholly-owned Subsidiary of the Company or an amalgamation or arrangement involving a Subsidiary of the Company with a another Person in connection with an acquisition permitted or approved pursuant to Section 2.2(a)(ii);

(ii)

acquire any shares or similar equity interests, instruments convertible into or exchangeable for shares or similar equity interests, assets, business or operations with an aggregate value of more than $250 million, in a single transaction or a series of related transactions;

(iii)

adopt any plan or proposal for a complete or partial liquidation, dissolution or winding up of the Company or any of its Subsidiaries (other than a liquidation, dissolution or wind-up of any such entity in connection with which all of such entity’s assets are transferred to the Company and/or one or more of its Subsidiaries) or any reorganization or recapitalization of the Company or any of its Subsidiaries or commence any case, proceeding or action seeking relief under any existing or future laws relating to bankruptcy, insolvency, conservatorship or relief of debtors;

(iv)

sell, transfer, lease, pledge or otherwise dispose of any of its or any of its Subsidiaries’ assets, business or operations (in a single transaction or a series of related transactions, and excluding any sale, transfer, lease, pledge or disposition of assets, business or operations to the Company and/or one or more of its Subsidiaries) in the aggregate with a value of more than $20 million; or

(v)

make any changes to the Company’s policy with respect to the declaration and payment of any dividends on the Common Shares, except if and to the extent that a reduction in the dividend is required by Applicable Law.

(b)

If at any time the Holder holds less than the Target Number of Shares but the Percentage of Outstanding Common Shares beneficially owned by the CBG Group is not less than 20%, the Company shall consult with CBG with respect to the matters set forth in Section 2.2(a), but CBG shall have no right to approve or deny approval of such matters.

ARTICLE 3

PRE-EMPTIVE RIGHT OF CBG

3.1	Pre-Emptive Rights

(a)

During the term of this Agreement, the Company hereby grants to CBG and/or GCILP the right to purchase, directly or indirectly by another member of the CBG Group, from time to time upon the occurrence of any Triggering Event up to such number of Common Shares and/or Convertible Securities issuable in connection with the Triggering Event on the same terms and conditions as those issuable in connection with the Triggering Event (the “Pre-Emptive Right Securities”) which will, when added to the Common Shares beneficially owned by the CBG Group immediately prior to the Triggering Event, result in the CBG Group beneficially owning the Original Percentage after giving effect to the issue of all Common Shares to be issued or issuable (pursuant to the exercise, conversion or exchange of Convertible Securities) in connection with the Triggering Event. In the event that a Triggering Event consists of an issue of both Common Shares and Convertible Securities, the Pre-Emptive Right Securities shall be allocated to CBG and/or GCILP between Common Shares and Convertible Securities on the same pro rata basis as are allocated to subscribers of the Triggering Event.

(b)	In respect of each exercise of the Pre-Emptive Right, the purchase price per Pre-Emptive Right Security shall be equal to the greater of the Triggering Event Price and such price as may be prescribed by any securities regulator or stock exchange having jurisdiction over the issue of the Pre-Emptive Right Securities to CBG, GCILP or another member of the CBG Group.

(c)

Except as otherwise specifically provided in this Article 3, each Party shall bear its own expenses incurred in connection with this Article 3 and in connection with all obligations required to be performed by each of them under this Article 3.

(d)

The Parties shall, subject to their respective legal obligations and Applicable Law, consult with each other, and use reasonable efforts to agree upon the text of any written press release relating to this Article 3 or the transactions contemplated hereby, before issuing any such press release.

(e)	Neither CBG nor GCILP shall be entitled to exercise the Pre-Emptive Right in respect of any offering in which the Holder exercises its registration rights under Schedule A.

(f)

During the term of this Agreement, the Company shall provide to CBG and GCILP written notice (a “Triggering Event Notice”) as soon as practicable (i) following a determination by the Company to effect a Triggering Event, other than a Triggering Event that arises as a result of the exercise of a Special Option and (ii) following the exercise of a Special Option. Each Triggering Event Notice shall include the number of Pre-Emptive Right Securities which CBG and/or GCILP shall be entitled to purchase as a result of the applicable Triggering Event, a calculation demonstrating how such number was determined, the Triggering Event Price and the anticipated Triggering Event Closing Date and the terms and conditions of the Pre-Emptive Right Securities, if other than Common Shares. The Company shall also give CBG and GCILP notice as promptly as practicable following the grant of a Special Option.

(g)

Subject to the provisions of this Agreement, the Pre-Emptive Right shall, in each instance, be exercisable by CBG and/or GCILP at any time (i) during a period of 20 days following receipt of a Triggering Event Notice in accordance with Section 3.1(f) if the gross proceeds of such Triggering Event are equal to or greater than $90 million; and (ii) during a period of 12 days following receipt of a Triggering Event Notice in accordance with Section 3.1(f) if the gross proceeds of such Triggering Event are less than $90 million, provided that if CBG and/or GCILP wish to exercise the Pre-Emptive Right, CBG and/or GCILP shall deliver an irrevocable notice (an “Exercise Notice”) in writing addressed to the Company confirming that it wishes to exercise the Pre-Emptive Right in respect of such Triggering Event, specifying the number of Pre-Emptive Right Securities that it will purchase and the member(s) of the CBG Group to whom such Pre-Emptive Right Securities are to be issued, if other than CBG or GCILP. If the Company does not receive an Exercise Notice in respect of a Triggering Event Notice within the applicable period set out above, CBG and GCILP shall be deemed to have not exercised the Pre-Emptive Right in respect of the Triggering Event to which such Triggering Event Notice relates and the Pre-Emptive Right shall be deemed to have expired in respect of such Triggering Event.

(h)

Subject to Applicable Law, the Pre-Emptive Right Closing of the issue of the Pre-Emptive Right Securities shall occur on the Triggering Event Closing Date or such later date as the Parties may agree upon.

3.2	Exercise of Pre-Emptive Right

(a)

Each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Article 3, including obtaining any governmental, regulatory, stock exchange or other consents, transfers, orders, qualifications, waivers, authorizations, exemptions and approvals, providing all notices and making all registrations, filings and applications necessary or desirable for the consummation of the transactions contemplated by this Article 3, including any filings with governmental or regulatory agencies and stock exchanges. The Company shall forthwith notify CBG and/or GCILP if as a condition of obtaining any applicable regulatory approvals, including securities regulatory and stock exchange approval, the purchase price must be an amount greater than the Triggering Event Price, and shall keep CBG and/or GCILP fully informed and allow CBG and/or GCILP to participate in any communications with such stock exchange regarding the exercise of CBG and/or GCILP’s rights under this Article 3.

(b)

The obligation of the Company to consummate a purchase of Pre-Emptive Right Securities, as the case may be, under this Article 3 is subject to the fulfilment, prior to or at the applicable closing date, of each of the following conditions, any of which may be waived by the Company in writing:

(i)

there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Article 3 nor shall there be any investigation or proceeding pending before any court or governmental authority seeking to prohibit the consummation of the transactions contemplated by this Article 3;

(ii)	no Applicable Law shall have been enacted by any Governmental Authority which prohibits the consummation of the transactions contemplated by this Article 3 or makes such consummation illegal;

(iii)	the closing of the issue and sale of the securities constituting the Triggering Event shall have occurred prior to, or shall occur concurrently with, the Pre-Emptive Right Closing;

(iv)

any member of the CBG Group purchasing securities shall execute financing agreements, which in the case of a purchase of Pre-Emptive Right Securities shall be in the same form as the agreements being entered into by the other participants in such Triggering Event, which, for greater certainty, shall include confirmation that such member of the CBG Group is an accredited investor or its equivalent under Applicable Laws or is otherwise eligible to purchase securities of the Company pursuant to an exemption from applicable prospectus and registration requirements; and

(v)

any stock exchange upon which the Common Shares are then listed and any other securities regulator having jurisdiction and whose approval is required, shall have approved the issue and sale of such securities.

(c)

The obligation of CBG and/or GCILP to consummate a purchase of Pre-Emptive Right Securities, as the case may be, under this Article 3 is subject to the fulfilment, prior to or at the applicable closing, of each of the following conditions, any of which may be waived by CBG and/or in writing:

(i)

there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Article 3, nor shall there be any investigation or proceeding pending before any court or governmental authority seeking to prohibit the consummation of the transactions contemplated by this Article 3;

(ii)	no Applicable Law shall have been enacted by any Governmental Authority which prohibits the consummation of the transactions contemplated by this Article 3 or makes such consummation illegal;

(iii)	the closing of the issue and sale of the securities constituting the Triggering Event shall have occurred prior to, or shall occur concurrently with, the Pre-Emptive Right Closing; and

(iv)

any stock exchange upon which the Common Shares are then listed and any other securities regulatory having jurisdiction and whose approval is required, shall have approved of the issue and sale of such securities.

(d)	At or prior to the closing of any issuance of securities to the CBG Group under this Article 3:

(i)

the Company shall deliver, or cause to be delivered, to CBG the applicable securities registered in the name of or otherwise credited to CBG or such member of the CBG Group as is designated in writing by it;

(ii)	CBG shall deliver or cause to be delivered to the Company payment of the applicable purchase price by certified cheque or wire or other electronic funds transfer; and

(iii)	the Parties shall deliver any documents required to evidence the requirements set out in Section 3.2(a) and Section 3.2(c).

3.3	No Obligations Unless Pre-Emptive Right Exercised

Nothing herein contained or done pursuant hereto shall obligate CBG to purchase or pay for, or shall obligate the Company to issue, the Pre-Emptive Right Securities except upon the exercise by

CBG of the Pre-Emptive Right in accordance with the provisions of this Article 3 and compliance with all other conditions precedent to such issue and purchase contained in this Article 3.

3.4	No Rights As Holder of Pre-Emptive Right Securities

CBG shall not have any rights whatsoever as a holder of any of the Pre-Emptive Right Securities (including any right to receive dividends or other distributions therefrom or thereon) until CBG shall have acquired the Pre-Emptive Right Securities.

3.5	Registration Rights

The Holder shall have, and be entitled to exercise, the registration rights set forth in Schedule A.

3.6	Top-Up Securities

(a)

For so long as the CBG Group continues to hold at least the Target Number of Shares, CBG and/or GCILP shall have a right (the “Top-Up Right”) to subscribe for Common Shares in respect of any Top-Up Securities that the Company may, from time to time, issue after the date of this Agreement, subject to any TSX, NYSE or other stock exchange requirements as may then be applicable. The number of Common Shares that may be subscribed for by CBG and/or GCILP pursuant to the Top-Up Right shall be equal to up to the Percentage of Outstanding Common Shares expressed as a percentage of the Top-Up Securities. The term “Top-Up Securities” shall mean any Common Shares and/or Convertible Securities issued:

(i)

on the exercise, conversion or exchange of Convertible Securities issued prior to the date hereof or on the exercise, conversion or exchange of Convertible Securities issued after the date hereof in compliance with the terms of this Agreement, in each case, excluding any Convertible Securities owned by CBG and/or GCILP;

(ii)	pursuant to any Share Incentive Plan;

(iii)	on the exercise of any Right;

(iv)	in connection with bona fide bank debt, equipment financing or non-equity interim financing transactions with lenders to the Company, in each case, with an equity component;

(v)

in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions or joint ventures undertaken and completed by the Company; or

(vi)

in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions or joint ventures or any other issuances of shares undertaken and completed by the Company set forth in Section 5.7(h) of the Disclosure Letter (as defined in the Subscription Agreement) (each, a “Subject Acquisition”); provided that, for the purposes of any Top-Up

Right exercised in respect of Top-Up Securities referred to in this Section 3.6(a)(vi), if such Top-Up Securities relate to a Subject Acquisition that is completed prior to the date of this Agreement, CBG and/or GCILP, as the case may be, shall be entitled to exercise its Top-Up Right in respect of such Subject Acquisitions for a period of nine months following the date of this Agreement, in all cases, other than Pre-Emptive Right Securities.

(b)

The Top-Up Right may be exercised on a quarterly basis as set out in Section 3.6(d). Any dilution to the Percentage of Outstanding Common Shares beneficially owned by the CBG Group resulting from the issuance of Top-Up Securities during a fiscal quarter of the Company will be disregarded for purposes of determining, prior to the time CBG and/or GCILP may exercise its Top-Up Right pursuant to Section 3.6(c) and 3.6(d) in respect of the issuances of Top-Up Securities during such fiscal quarter, whether CBG and/or GCILP has maintained the required Percentage of Outstanding Common Shares pursuant to this Agreement. The Top-Up Right shall be effected through subscriptions for Common Shares by CBG and/or GCILP for a price per Common Share equal to the volume weighted average price of the Common Shares on the TSX for the five trading days preceding the delivery of the Top-Up Right Acceptance Notice by CBG and/or GCILP and shall be subject to approval by the TSX and NYSE.

(c)

In the event that any exercise of a Top-Up Right shall be subject to the approval of the Company’s shareholders, the Company shall use its commercially reasonable efforts to cause the approval of such Top-Up Right at the next meeting of shareholders that is convened by the Company in order to allow CBG and/or GCILP to exercise its Top-Up Right. The Company shall solicit proxies from its shareholders for use at such meeting to obtain such approval.

(d)

Within 30 days following the end of each fiscal quarter of the Company, the Company shall send a written notice to CBG and/or GCILP (the “Top-Up Right Offer Notice”) specifying: (i) the number of Top-Up Securities issued during such fiscal quarter; (ii) the expected use of proceeds from any exercise of the Top-Up Right by CBG and/or GCILP; (iii) the total number of the then issued and outstanding Common Shares (which shall include any securities to be issued to Persons having similar participation rights); and (iv) the Percentage of Outstanding Common Shares beneficially owned by the CBG Group (based on the last publicly reported ownership figures of the CBG Group and the number of issued and outstanding Common Shares in (iii) above) assuming CBG and/or GCILP did not exercise its Top-up Right.

(e)

CBG and/or GCILP shall have a period of 15 Business Days from the date of the Top-Up Right Offer Notice (the “Top-Up Right Notice Period”) to notify the Company in writing (the “Top-Up Right Acceptance Notice”) of the exercise, in full or in part, of its Top-Up Right. The Top-Up Right Acceptance Notice shall specify the number of Common Shares subscribed for the by CBG and/or GCILP pursuant to the Top-Up Right and the subscription price calculated in accordance with Section 3.2(b). If CBG and/or GCILP fails to deliver a Top-Up Right

Acceptance Notice within the Top-Up Right Notice Period, then the Top-Up Right of CBG and/or GCILP in respect of the issuances of Top-Up Securities during the applicable fiscal quarter is extinguished. If CBG and/or GCILP gives a Top-Up Right Acceptance Notice, the sale of the Top-Up Securities to CBG and/or GCILP shall be completed as soon as reasonably practicable thereafter.

(f)	The Top-Up Right shall not apply in connection with any Rights Offering by the Company.

ARTICLE 4

INFORMATION RIGHTS; INSPECTION RIGHTS

4.1	Annual and Quarterly Financial Information

The Company agrees that, with respect to any fiscal quarter or fiscal year during the term of this Agreement, the Company shall deliver to CBG as promptly as practicable: (i) drafts of the Audit Package relating to the Company’s financial statements and management’s discussion and analysis of financial condition and results of operations (“MD&A”), (ii) the Audit Package relating to the Company’s financial statements and MD&A no later than the time such package is sent to the Company’s Audit Committee and (iii) the version of the Company’s financial statements and MD&A that are approved by the Company’s Audit Committee for any fiscal quarter or fiscal year, including, in the case of audited annual financial statements, the opinion on the audited annual financial statements by the Company’s independent certified public accountants.

4.2	Additional Information Rights

During the term of this Agreement, the Company shall deliver to CBG:

(a)	as promptly as practicable after the end of each month, but in any event within 45 days after the end of each such month, a copy of the Standard Financial Report for such month;

(b)

as promptly as practicable, but in any event at least 60 days prior to the commencement of each fiscal year of the Company, a copy of the proposed annual budget for the Company and its Subsidiaries which, for greater certainty, is consistent in terms of level of detail with the Company’s proposed annual budget in prior fiscal years and which shall include a reasonably detailed capital expenditure budget and operating budget for the Company;

(c)

immediately following receipt thereof, a copy of any notice, letter, correspondence or other communication from a Governmental Authority or any litigation proceedings or filings involving the Company, in each case, in respect of the Company’s potential, actual or alleged violation of any and all Laws applicable to the business, affairs and operations of the Company and its Subsidiaries anywhere in the world, and any responses by the Company in respect thereto;

(d)

immediately following delivery to the Company, any and all internal reports, consulting reports, audit reports or other reports (whether prepared internally or by third parties) related to any review, consideration or evaluation of the effectiveness of the Company’s internal compliance programs and processes and controls related thereto;

(e)	any information relating to material transactions or material expenditures of the Company; and

(f)

such other financial and business information relating to the Company as CBG may reasonably request from the Company from time to time, including: audited and unaudited financial and other information required for the preparation of selected and summary financial data and pro forma financial information regarding the business of the Company for all periods required by applicable provisions of Regulations S-X and S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and shall provide such management representation letters and shall cause the Company’s outside independent public accountants to deliver such consents and comfort as are customary under applicable accounting standards, as promptly as reasonably practicable, but in no event later than 45 days after receipt of a request by CBG therefor. CBG shall be responsible for the costs and expenses incurred in the connection with such preparation, review and audit. The Company agrees that CBG may use, and the Company shall deliver such consents and shall authorize the Company’s outside independent public accountants to deliver such consents as may reasonably be requested by CBG for the use of, the financial and other information provided pursuant to this Section 4.2(f), or any other financial information provided by the Company to CBG specifically for the following purposes: in any registration statement, prospectus, offering memorandum, Form 8-K or other public filing, at any time on and after the date of this Agreement.

4.3	Inspection Rights

During the term of this Agreement, the Company shall provide CBG, its designees and its representatives with reasonable access upon reasonable notice during normal business hours, to the Company’s and its Subsidiaries’ books and records and executive management so that CBG may conduct reasonable inspections, investigations and audits relating to the information provided by the Company pursuant to this Article 4, as well as to the internal accounting controls and operations of the Company and its Subsidiaries.

4.4	Maintenance of Internal Controls

The Company shall, and shall cause each of its Subsidiaries to: (a) make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and such Subsidiaries; and (b) devise and maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary: (A) to permit preparation of financial statements in conformity with IFRS or any other criteria applicable to such statements and (B) to maintain accountability for assets.

4.5	Confidentiality

Subject to any rights granted pursuant to any of the Transaction Agreements:

(a)	the Recipient (in the case of the CBG Group) shall not use Confidential Information for any purpose other than:

(i)	to monitor, oversee and make decisions with respect to the CBG Group’s investment in the Company (including advising the CBG Group and its outside advisors on its investment in the Company);

(ii)	to comply with CBG’s and GCILP’s obligations under this Agreement;

(iii)	to exercise any of CBG’s or GCILP’s rights under this Agreement;

(iv)	in connection with the Company’s financial and reporting obligations; and

(v)	to collaborate with the Company,

(collectively, the “Purpose”).

(b)

the Recipient shall hold the Confidential Information in confidence, and shall not disclose the Confidential Information to third parties without the prior written consent of the Discloser. The Recipient shall restrict disclosure of the Confidential Information to its and its Affiliates’ directors, officers, employees and Representatives who have a need to know the Confidential Information for the Purpose;

(c)

notwithstanding anything in this Section 4.5 to the contrary, no consent of the Discloser shall be required for the Recipient to disclose Confidential Information of the Discloser if such disclosure is required by Applicable Law, including, for greater certainty, the rules of any stock exchange upon which securities of the Recipient or any of its Affiliates are traded, provided that the Recipient shall use commercially reasonable efforts to give prior written notice to the Discloser and a reasonable opportunity for the Discloser to review and comment on the requisite disclosure before it is made. Further, in the event the Recipient is requested or required (including by interrogatories, subpoena or similar process) to disclose any Confidential Information of the Discloser, the Recipient shall provide the Discloser with prompt written notice of such request (if legally permitted) so the Discloser may consider whether it wishes to seek an appropriate protective order. In the absence of a protective order, the Recipient shall disclose only such Confidential Information as is legally required and shall use commercially reasonable efforts to ensure the confidentiality of any such Confidential Information that is disclosed; and

(d)

each Party’s obligations under this Section 4.5 shall survive for a period of two years following the date of termination of this Agreement; provided, however, that each Party’s obligations with respect to any Confidential Information that constitutes a trade secret shall continue until such Confidential Information no longer constitutes a trade secret under Applicable Law.

4.6	Privilege

The provision of any information pursuant to this Article 4 shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege or any other applicable privileges (a “Privilege”).

ARTICLE 5

COVENANTS

5.1	Covenants of the Company

(a)	During the term of this Agreement, the Company hereby covenants and agrees as follows:

(i)	the Company shall comply with:

(A)

all Applicable Laws (other than Applicable Laws of the United States) in all material respects, including, to the extent applicable, the CDSA, the Cannabis Act, if in force at the applicable time, any and all Laws prescribed by and in respect of the ACMPR and all other Laws (other than Laws applicable to the United States) relating to Cannabis which are applicable to the Company’s business, affairs and operations, and, including for greater certainty, the rules of the TSX, the NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities; and

(B)

all Applicable Laws of the United States in all respects, including, to the extent applicable, the Controlled Substances Act and all other Laws relating to Cannabis which are applicable to the Company’s business, affairs and operations in the United States, and, including for greater certainty, the rules of the TSX, the NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities;

(ii)

the Company shall only carry on any business, affairs or operations or maintain any activities in Canada and other markets to the extent such business, affairs and operations are lawful in such markets or become lawful in such markets after the date hereof;

(iii)

the Company shall deliver to CBG, as promptly as practicable, but in any event no later than 15 days after the end of each month, a compliance certificate executed by a senior officer of the Company, in the form attached to this Agreement as Schedule B;

(iv)

the Company shall comply in all respects with its internal compliance programs designed to detect and prevent violations of any Applicable Laws related to the Cannabis industry and shall periodically review and update its internal compliance programs to account for any changes in Laws applicable to the Company’s business, affairs or operations;

(v)

the Company shall, on at least a quarterly basis, require and supervise internal personnel and third party consultants to perform routine audits to test the effectiveness of the Company’s internal compliance programs and processes and controls related thereto;

(vi)

the Company shall promptly notify and consult CBG in connection with: (i) any and all matters relating to any potential, actual or alleged violation of, or non-compliance with, Laws applicable to the United States; (ii) any and all material matters relating to any violations of, or non-compliance with, any Laws other than Laws applicable to the United States; and (iii) any and all matters relating to any violations of, or non-compliance with, any Laws other than Laws applicable to the United States which could reasonably be expected to result in fines or penalties against the Company or otherwise result in a material adverse effect on the Company’s business, affairs and operations, and, for greater certainty, consultation for these purposes shall include the right of CBG to participate in all decisions to be made by the Company relating to whether purported or alleged violations or instances of non-compliance will be challenged and how such violations or instances of non-compliance will be remediated, provided that, for greater certainty, the Company shall make all such decisions in its discretion, acting reasonably, after having received any input provided by CBG in a timely fashion;

(vii)

the Company shall provide and continue to provide sufficient training to employees responsible for the Company’s internal compliance programs, including informing them of all Applicable Laws, including, to the extent applicable, the Controlled Substances Act, the CDSA, the Cannabis Act, if in force at the applicable time, any and all Laws prescribed by and in respect of the ACMPR and all other Laws relating to the Cannabis industry which are applicable to the Company’s business, affairs and operations, and any changes thereto;

(viii)

the Company shall, on at least an annual basis, provide CBG with a list of employees and third party consultants responsible for the Company’s internal compliance programs and processes and controls related thereto, including details regarding the qualifications of such employees and third party consultants and, if requested by CBG, such further information as may be reasonably requested by CBG from time to time to demonstrate that such employees are properly trained and fully familiar with: (i) the Laws relating to the Cannabis industry which are applicable to the Company’s business, affairs and operations; and (ii) the Company’s internal compliance programs and processes and controls related thereto, in each case, so as to permit CBG to demonstrate due diligence and compliance with its obligations under Applicable Law in the United States;

(ix)

upon receipt by the Company of a written notice from CBG advising the Company that: (i) the CBG Group has determined based on information not available to it as at the date of this Agreement that holding an investment in the Company could reasonably be expected to trigger a violation of, or any liability, other than any liability arising from obligations required to be performed by the CBG Group under this Agreement or the Subscription Agreement, to the CBG Group under, Applicable Law (which, for greater certainty, shall include any Laws applicable to the United States); and (ii) as a result of such determination, the CBG Group wishes to sell all of the Common Shares beneficially owned by the CBG Group on the TSX, NYSE or such other stock exchange, marketplace or trading market on which the Common Shares are listed or traded at such time, then, as soon as practicable, and no later than 9:00 a.m. (Smiths Falls time) on the fifteenth (15th) day following receipt by the Company of the written notice from CBG outlining the basis upon which CBG has reached the above referenced determination, the Company shall, through a press release or other publicly filed document (the “Cleansing Document”), make the Cleansing Announcement, including filing a copy of the Cleansing Document on the System for Electronic Document Analysis and Retrieval;

(x)	the head office of the Company shall be located in Smiths Falls, Ontario, unless otherwise approved by unanimous resolution of the Board; and

(xi)	for so long as the CBG Group continues to hold at least the Target Number of Shares, the Company shall not implement or adopt any shareholder rights plan without the prior written consent of CBG.

(b)

The Company hereby grants to the CBG Group, effective upon the termination of this Agreement, a limited, non-exclusive, worldwide, royalty-bearing, perpetual, non-revocable and irrevocable license granting all of the rights contemplated by Section 7.1 of the Commercialization Agreement (as in effect prior to its termination), provided that the definition of “Company IP” in Section 1.1 thereof shall be replaced in its entirety with:

‘“Company IP” means (a) any and all Intellectual Property (i) owned or Controlled by the Company or any of its Affiliates as of November 2, 2017 or (ii) made, conceived, developed, acquired, created or reduced to practice by or for the Company or any of its Affiliates between November 2, 2017 and the date of termination or expiration of this Agreement, whether independently or in collaboration with a Third Party or with GCILP pursuant to Article 2 of this Agreement, in each case, under the foregoing clauses (i) and (ii), that is necessary or useful to Commercialize Beverage Products (collectively, the “Company Background IP”) or (b) GCILP Improvements made to the Company Background IP by any member of the GCILP Group between November 2, 2017 and the termination or expiration of this Agreement; provided, however, all Company Trademarks and GCILP Group Trademarks shall be excluded from the definition of Company IP.’.

5.2	Covenants of CBG

(a)

For a period commencing on the date of this Agreement and ending on the earlier of (A) the date on which all Warrants have been exercised by CBG, and (B) the expiry or termination of the Warrants, the CBG Group shall not, directly or indirectly, acquire Common Shares: (i) on the TSX, the NYSE or any other stock exchange, marketplace or trading market on which the Common Shares are then listed; or (ii) through private agreement transactions with existing holders of Common Shares. For greater certainty, nothing in this Section 5.2(a) shall in any way prevent or restrict CBG from making a take-over bid or tender offer in respect of the Company in accordance with applicable Securities Laws, provided that for a period commencing on the date of this Agreement and ending nine months thereafter, CBG shall not, and shall cause the CBG Group not to, make a take-over bid or tender offer in respect of the Company for a price per Common Share of less than $54.00.

(b)

CBG hereby acknowledges and agrees that it is aware that applicable Securities Laws prohibit any Person who has material non-public information concerning the Company or a proposed transaction involving the Company from purchasing or selling securities of the Company or from communicating such information to any other Person, and CBG covenants to comply, at all times, with such applicable Securities Laws.

(c)

For a period commencing on the date of this Agreement and ending on the termination or expiration of this Agreement, the CBG Group shall not, without the consent of the Board, engage in any lending or short selling of Common Shares or trading involving the use of equity equivalent derivatives in respect of Common Shares.

5.3	Cannabis Business

(a)	For so long as the CBG Group holds at least the Target Number of Shares:

(i)	CBG Group will use the Company as its exclusive strategic vehicle for the development, manufacture, commercialization, sale and distribution of Cannabis products of any kind anywhere in the world; and

(ii)

CBG will, and will cause the CBG Group to present exclusively to the Company all Cannabis Opportunities that, in the reasonable determination of CBG, fit within the long-term business and strategic objectives of the Company and that have been made available to the CBG Group.

(b)

Until the latest of: (i) the date the CBG Group no longer holds at least the Target Number of Shares, (ii) the date that is 12 months following a Cleansing Date if the Cleansing Document was filed as a result of a change in Applicable Law (and not, for certainty, in respect of, in connection with or as a result of a violation or contravention of Applicable Law by the Company), and (iii) the date that is the earlier of (A) 12 months following the date of termination of this Agreement and

(B) the date on which the CBG Group ceases to beneficially own any Common Shares or Convertible Securities, CBG will, and will cause the CBG Group to:

(i)	not pursue any such Cannabis Opportunities on its own behalf and for its own benefit without the Company’s prior consent;

(ii)	not, directly or indirectly, in any capacity whatsoever, participate or engage directly or indirectly in a Competing Business anywhere in the world;

(iii)	permit its name or any trade name, trade mark or other branding owned or controlled by it to be used in connection with any Competing Business;

(iv)

not enter into any type of developmental, strategic, marketing, manufacturing, commercialization, sale or distribution relationship with respect to Cannabis products anywhere in the world with any Person (other than the Company and/or one or more of the Company’s Subsidiaries); and

(v)	not invest in, own or acquire any part of, lend to or provide any other form of financial or commercial assistance or guarantee to any Competing Business.

Notwithstanding any provision of this Agreement to the contrary, nothing contained in this Agreement shall (1) restrict in any way the CBG Group’s ability to engage and/or direct lobbyists, and/or undertake activities relating to governmental and regulatory affairs and relations, and activities relating to environmental, social, corporate governance and corporate social responsibility matters, or (2) prohibit the CBG Group from acquiring or owning:

(x)

5% or less of the equity or debt securities of any Person whose securities are traded on any stock exchange, securities exchange, marketplace or trading market provided that (I) such acquisition is in the nature of a portfolio investment undertaken in connection with asset management activities and which is not part of an investment strategy directed at acquiring and holding direct investments in Competing Businesses, (II) CBG Group’s investment is in the nature of a passive investment, and (III) in respect of such acquisition, CBG does not have board representation, board observer rights or other approval, veto or information rights;

(y)	any business so long as 10% or less of the total annual revenue attributable to such business as of the date such business is acquired by the CBG Group relates to a Competing Business; or

(z)

any business (in this paragraph, the “Acquired Business”): (A) the primary purpose of which is neither the sale of Cannabis nor Cannabis-related products, and (B) in respect of which more than 10% of the total annual revenue attributable to the Acquired Business as of the date the Acquired Business is acquired by the CBG Group relates to a Competing Business, so long as the applicable CBG Group member negotiates in good faith with the Company the sale of the Acquired Business’ Competing Business to the Company (whether or not any such sale is consummated),

(collectively, “Permitted Exceptions”).

For purposes of this Section 5.3, “Competing Business” means a business that is substantially similar to or directly and materially competitive with the business carried on by the Company.

ARTICLE 6

TERMINATION; SURVIVAL

6.1	Termination

Subject to Section 6.2, the term of this Agreement shall commence on the date hereof and shall continue in force until the earliest to occur of:

(a)	the date on which the CBG Group holds less than 33,000,000 Common Shares;

(b)	the date on which this Agreement is terminated by the mutual consent of the Parties;

(c)

in the event of a Claim brought by the Company, a court of competent jurisdiction having finally determined (after CBG or GCILP, as the case may be, having had a reasonable opportunity to cure such breach, after prior written notice of such breach by the Company and all appeal rights having expired or all time periods for appeal having expired without appeals having been taken) that CBG or GCILP has breached Section 4.5, 5.2(a) or 5.3 of this Agreement, and such breach constitutes a material breach of this Agreement, and, as a consequence of such breach, ordered the termination of this Agreement;

(d)

in the event of a Claim brought by a member of the CBG Group, a court of competent jurisdiction having finally determined (after the Company having had a reasonable opportunity to cure such breach, after prior written notice of such breach by CBG and all appeal rights having expired or all time periods for appeal having expired without appeals having been taken) that the Company has breached Article 2, Article 3, Article 4 or Section 5.1 of this Agreement, and such breach constitutes a material breach of this Agreement, and, as a consequence of such breach, ordered the termination of this Agreement;

(e)

by the Company by notice to CBG if at any time (A) the CBG Group no longer holds at least the Target Number of Shares, (B) the provisions of Section 5.3(b) do not then apply to restrict the business or activities of the CBG Group, and (C) the CBG Group has engaged in the conduct (other than Permitted Exceptions) referred to in clauses (i) to (v) of Section 5.3(b) for a period of at least 30 consecutive days following receipt by CBG of a notification from the Company of the CBG Group’s having engaged in such conduct.

6.2	Survival

Notwithstanding Section 6.1 of this Agreement, Section 4.5, Section 5.1(b), Section 5.2(a), Section 5.2(b), Section 5.3(b), this Section 6.2, Article 7 and the indemnification provided for under Article 3 of Schedule A shall survive the expiration or other termination of this Agreement and shall remain in full force and effect, provided, however, that Section 5.3(b) shall not survive the termination of this Agreement pursuant to Section 6.1(d).

ARTICLE 7

GENERAL PROVISIONS

7.1	Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein irrespective of the choice of Laws principles.

7.2	Notices

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.2):

if to CBG or GCILP:

c/o Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, New York 14564

Attention: General Counsel

and with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

100 King Street West, Suite 6200

Toronto, Ontario M5X 1B8

Attention: Emmanuel Pressman and James R. Brown

if to the Company:

1 Hershey Drive

Smiths Falls, Ontario K7A 0A8

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

LaBarge Weinstein LLP

515 Legget Drive, Suite 800

Ottawa, Ontario K2K 3G4

Attention:      Deborah Weinstein

7.3	Expenses

Except as otherwise specifically provided in this Agreement, each Party shall bear any costs and expenses incurred in connection with exercising its rights and performing its obligations under this Agreement.

7.4	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

7.5	Entire Agreement

This Agreement (including the Schedules hereto), the Subscription Agreement and any Ancillary Agreements constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

7.6	Assignment; No Third-Party Beneficiaries

(a)

Any member of the CBG Group (including, for greater certainty, CBG) may assign this Agreement to any other member of the CBG Group, including any member to whom Common Shares are transferred (whereupon such transferee shall be deemed to become a Holder in respect of such Common Shares), provided, however that such transferor must remain party hereto in respect of any Common Shares, as applicable, remaining held by it. Except as aforesaid, this Agreement shall not be assigned by any Party hereto without the prior written consent of the other Party.

(b)

Except as provided in Article 3 of Schedule A with respect to indemnification, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.7	Amendment; Waiver

No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties. No waiver by any Party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

7.8	Injunctive Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties.

7.9	Rules of Construction

Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, and Schedule are references to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified; (c) the word “including” and words of similar import shall mean “including, without limitation,”; (d) provisions shall apply, when appropriate, to successive events and transactions; (e) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (f) a reference to a statute includes all regulations and rules made pursuant to the statute and, unless otherwise specified, the provisions of any statute, regulation or rule which amends, supplements or supersedes any such statute, regulation or rule; and (g) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

7.10	Currency

All references in this Agreement to “dollars” or “$” are expressed in Canadian currency, unless otherwise specifically indicated.

7.11	Further Assurances

Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may reasonably require from time to time for the purpose of giving effect to the Transaction Agreements and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of the Transaction Agreements.

7.12	Public Disclosure

The Company shall provide prior notice to CBG of any public disclosure that it proposes to make which includes the name of any member of the CBG Group, together with a draft copy of such disclosure; provided that, except as required by Applicable Law, in no circumstance shall any public disclosure of the Company or any of its Affiliates include the name of any member of the CBG Group without CBG’s prior written consent, in its sole discretion. The foregoing requirements shall not apply in respect of any public disclosure naming a member of the CBG Group using language previously approved by CBG in writing within the same fiscal year.

7.13	Counterparts

This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

CBG HOLDINGS LLC

By:
Name:
Title:

GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP, by its general partner, GREENSTAR CANADA INVESTMENT CORPORATION

By:
Name:
Title:

CANOPY GROWTH CORPORATION

By:
Name:
Title:

Amended and Restated Investor Rights Agreement

SCHEDULE A

REGISTRATION RIGHTS

1.	Definitions

For purposes of this Schedule A:

“bought deal” means a public offering of securities as described in the definition of “bought deal agreement” in Section 7.1 of National Instrument 44-101 – Short Form Prospectus Distributions;

“Demand Notice” has the meaning ascribed thereto in Section 2.1(a);

“Demand Registration” has the meaning ascribed thereto in Section 2.1(a);

“Distribution” means a distribution of Common Shares to the public by way of a Prospectus under Securities Laws in one or more of the Qualifying Provinces or a Registration Statement in the United States, excluding any distribution of Common Shares relating to: (a) employee benefit plans, equity incentive plans or dividend reinvestment plans; or (b) the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses;

“Holder’s Expenses” has the meaning ascribed thereto in Section 2.5;

“Indemnified Party” has the meaning ascribed thereto in Section 3.4;

“Indemnifying Party” has the meaning ascribed thereto in Section 3.4;

“Minimum Price” has the meaning ascribed thereto in Section 2.1(f);

“Piggy-Back Notice” has the meaning ascribed thereto in Section 2.2;

“Piggy-Back Registration” has the meaning ascribed thereto in Section 2.2;

“Prospectus” means a “prospectus”, as such term is used in National Instrument 41-101 – General Prospectus Requirements, including all amendments and supplements thereto;

“Qualifying Provinces” means, collectively, all of the Provinces of Canada except Québec;

“Registrable Securities” means: (a) any Common Shares held by the Holder; (b) any Common Shares issuable upon the exercise, conversion or exchange of any of the Company’s securities, in each case, to the extent exercisable, convertible or exchangeable, held by the Holder, and (c) all Common Shares directly or indirectly issued or issuable with respect to the securities referred to in paragraphs (a) and (b) above by way of share dividend or share split or in connection with a share consolidation, recapitalization, merger, amalgamation, arrangement or other similar transaction with respect to the Common Shares;

“Registration Statement” means a registration statement filed with the SEC pursuant to the U.S. Securities Act;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the Securities Act (Ontario), and any successor to such statute, as it may, from time to time, be amended and in effect;

“Securities Regulators” means, collectively, the securities commissions or other securities regulatory authorities in each of the Qualifying Provinces;

“Shares” means the Common Shares and any other shares in the capital of the Company;

“underwriter” and all terms which are derivatives thereof shall be deemed to include “best efforts agent” and all terms which are derivatives thereof, as appropriate;

“U.S. Prospectus” means the prospectus forming a part of the Registration Statement;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Underwriters’ Cutback” has the meaning ascribed thereto in Section 2.3(a); and

“Valid Business Reason” has the meaning ascribed thereto in Section 2.1(c)(iii).

2.	Registration Rights

2.1	Demand Registration Rights

(a)

During the term of this Agreement, at any time and from time to time from and after the date hereof, the Holder may, subject to the limitations of this Article 2, require the Company to file a Prospectus under applicable Securities Laws and/or a Registration Statement under the U.S. Securities Act and take such other steps as may be necessary to facilitate a secondary offering in one or more of the Qualifying Provinces and/or the United States of all or any portion of the Registrable Securities held by the Holder (a “Demand Registration”), by giving written notice of such Demand Registration to the Company (the “Demand Notice”); provided, however, that, subject to Sections 2.3 and 2.4, if the Holder delivers a Demand Registration pursuant to this Section 2.1 to sell more than 33% of its Registrable Securities, then the Company shall, in its sole discretion, have the right to require the sale by the Holder of all of its Registrable Securities pursuant to such Demand Registration.

(b)

The Company shall, subject to the limitations of this Article 2 and applicable Securities Laws, use commercially reasonable efforts to as expeditiously as reasonably practicable, but in any event no more than 45 days after the Company’s receipt of the Demand Notice, prepare and file a preliminary Prospectus under applicable Securities Laws and/or a Registration Statement under the U.S. Securities Act, as applicable, and promptly thereafter take such other steps as may be necessary in order to effect the Distribution in one or more of the Qualifying Provinces of all or any portion (as may be reduced pursuant to Section 2.3) of the Registrable Securities of the Holder requested to be included in such Demand Registration. The Parties shall cooperate in a timely manner in connection with any such Distribution and the procedures set forth in Section 2.6 shall apply to such Distribution.

(c)	The Company shall not be obliged to effect a Demand Registration:

(i)	within a period of three months after the date of completion of a previous Demand Registration;

(ii)

during a regularly scheduled black-out period in which insiders of the Company are restricted from trading in securities of the Company under the insider trading policy or any other applicable policy of the Company; or

(iii)

in the event the Board reasonably determines in its good faith judgment that either: (A) the effect of the filing of a Prospectus or a Registration Statement, as applicable, would impede the ability of the Company to consummate a pending or proposed material financing, acquisition, corporate reorganization, merger or other material transaction involving the Company or would have a material adverse effect on the business of the Company and its Subsidiaries (taken as a whole); or (B) there exists at the time material non-public information relating to the Company the disclosure of which would be detrimental to the Company (each of (A) and (B) being, a “Valid Business Reason”), then in either case, the Company’s obligations under this Section 2.1 shall be deferred for a period of not more than 90 days from the date of receipt of the Demand Notice; provided, however, that (i) the Company shall give written notice to the Holder: (x) of its determination to postpone filing of the Prospectus and/or Registration Statement, as applicable, and, subject to compliance by the Company with applicable Securities Laws, of the facts giving rise to the Valid Business Reason and (y) of the time at which it determines the Valid Business Reason to no longer exist; and (ii) the Company shall not qualify or register any securities offered by the Company for its own account during such period, provided, however, that if the Holder provides notice to the Company advising the Company that the CBG Group has determined based on information not available to it as at the date of this Agreement that holding an investment in the Company could reasonably be expected to trigger a violation of, or any liability, other than any liability arising from obligations required to be performed by the CBG Group under this Agreement or the Subscription Agreement, to the CBG Group under, Applicable Law (which, for greater certainty, shall include any Laws applicable to the United States), or could otherwise be reasonably expected to have an adverse effect on the CBG Group or any of its businesses, which notice outlines the basis upon which the CBG Group has reached the above referenced determination, then the Holder shall have the immediate right to exercise a Demand Registration pursuant to this Section 2.1 and to sell all of its Registrable Securities without any of the limitations or constraints on the Holder set forth in this Section 2.1; provided that in the event the Board reasonably determines in its good faith judgment that there is a Valid Business Reason, then the Company’s obligations under this Section 2.1 shall be deferred for a period of not more than 15 days from the date of receipt of such notice from the Holder; provided, however, that (i) the Company shall give written notice to the Holder: (x) of its determination to postpone filing of the Prospectus and/or the Registration Statement, as applicable, and, subject to compliance by the Company with applicable Securities Laws, of the facts giving rise to the Valid Business Reason and (y) of the time within such 15 day period at which it determines the Valid Business Reason to no longer exist; and (ii) the Company shall not qualify or register any securities offered by the Company for its own account during such 15 day period.

(d)	A Demand Notice shall:

(i)	specify the number of Registrable Securities that the Holder intends to offer and sell;

(ii)	express the intention of the Holder to offer or cause the offering of such Registrable Securities;

(iii)	describe the nature or methods of the proposed offer and sale thereof, the Qualifying Provinces in which such offer will be made, and whether such offer will be made in the United States;

(iv)

contain the undertaking of the Holder to provide all such information regarding its holdings and the proposed manner of distribution thereof as may be required in order to permit the Company to comply with all Securities Laws; and

(v)	specify whether such offer and sale will be made by an underwritten offering.

(e)

In the case of an underwritten public offering initiated pursuant to this Section 2.1, the Company shall have the right to select the managing underwriter or underwriters to effect the Distribution in connection with such Demand Registration, provided, however, that such selection shall also be satisfactory to the Holder, acting reasonably. The Company shall have the right to retain counsel of its choice to assist it in fulfilling its obligations under this Article 2.

(f)

The Company shall be entitled to include Common Shares which are not Registrable Securities in any Demand Registration. Notwithstanding the foregoing, if the managing underwriter or underwriters shall impose a limitation on the number or kind of securities which may be included in any such Distribution because, in its reasonable judgment, the inclusion of securities requested to be included in such offering exceeds the number of securities which can be sold in an orderly manner in such offering within a price range reasonably acceptable to the Holder (the “Minimum Price”), then the Holder shall be obligated to include in such Distribution such portion of the Common Shares that have been requested to be included in such Distribution as is determined in good faith by such managing underwriter or underwriters in the priority provided for in Section 2.3(a).

(g)

In the case of an underwritten Demand Registration, the Holder and its representatives may participate in the negotiation of the terms of any underwriting agreement. Such participation in, and the Company’s completion of, the underwritten Demand Registration is conditional upon each of the Holder and the Company agreeing that the terms of any underwriting agreement are satisfactory to it, in its reasonable discretion.

(h)

The Company shall not sell, offer to sell, announce any intention to sell, grant any option for the sale of, or otherwise dispose of any Shares or securities convertible into Shares other than pursuant to the Share Incentive Plan and any other Convertible Securities outstanding as of the date of this Agreement, or acquire securities of the Company, whether for its own account or for the account of another securityholder, from the date of a Demand Notice until the date of the closing of the sale of the Registrable Securities in accordance with a Demand Registration (unless the Holder withdraws its request for qualification of its Registrable Securities pursuant to such Demand Registration in accordance with Section 2.4(a)).

2.2	Piggy-Back Registration Rights

During the term of this Agreement, if, at any time and from time to time from and after the date hereof, the Company proposes to make a Distribution for its own account, the Company shall, at that time, promptly give the Holder written notice (the “Piggy-Back Notice”) of the proposed Distribution. Upon the written request of the Holder to the Company given within five Business Days after receipt of the Piggy-Back Notice that the Holder wishes to include a specified number of the Registrable Securities in the Distribution, the Company shall cause the Registrable Securities requested to be qualified or registered, as applicable, by the Holder to be included in the Distribution (a “Piggy-Back Registration”), and the procedures set forth in Section 2.6 shall apply. Subject to Sections 2.3 and 2.4, if the Holder exercises its right pursuant to this Section 2.2 to sell more than 33% of its Registrable Securities, then the Company shall, in its sole discretion, have the right to require the sale by the Holder of all of its Registrable Securities pursuant to such Piggy-Back Registration.

2.3	Underwriters’ Cutback

(a)

If, in connection with a Demand Registration or a Piggy-Back Registration, the managing underwriter or underwriters shall impose a limitation on the number or kind of securities which may be included in any such Distribution because, in its reasonable judgment, the inclusion of securities requested to be included in such offering exceeds the number of securities which can be sold in an orderly manner in such offering within the Minimum Price (an “Underwriters’ Cutback”), then the Company shall be obligated to include in such Distribution such securities as is determined in good faith by such managing underwriter or underwriters in the following priority:

(i)	first, such Registrable Securities requested to be qualified by the Holder; and

(ii)

second, if there are any additional securities that may be underwritten at no less than the Minimum Price after allowing for the inclusion of all of the Registrable Securities required under (i) above, such additional securities offered by the Company for its own account, provided that, if any additional securities requested to be qualified by the Company are not otherwise included in the Distribution, such additional securities that are not so included will be included in an over-allotment option which will be granted to the underwriters in connection with such Distribution for such amount of additional securities requested to be qualified by the Company that were not otherwise included in such Distribution.

2.4	Withdrawal of Registrable Securities

(a)

The Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Demand Registration or Piggy-Back Registration pursuant to Section 2.1 or Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that:

(i)	such request shall be made in writing prior to the execution of the enforceable bought deal letter or underwriting agreement with respect to such Distribution; and

(ii)

such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include its Registrable Securities in the Distribution pertaining to which such withdrawal was made.

(b)

Provided that the Holder withdraws all of its Registrable Securities from a Demand Registration or a Piggy-Back Registration in accordance with Section 2.4(a) prior to the filing of a preliminary Prospectus or a Registration Statement, the Holder shall be deemed to not have participated in or requested such Demand Registration or a Piggy-Back Registration, as applicable.

(c)

Notwithstanding Section 2.4(a)(i), if the Holder withdraws its request for inclusion of its Registrable Securities from a Demand Registration or Piggy-Back Registration at any time after having learned of a material adverse change in the condition, business or prospects of the Company, the Holder shall not be deemed to have participated in or requested such Demand Registration or Piggy- Back Registration.

(d)

Notwithstanding the foregoing, if the Company postpones the filing of a Prospectus or a Registration Statement pursuant to Section 2.1(c)(iii) and if the Holder, at any time prior to receiving written notice that the Valid Business Reason for such postponement no longer exists, advises the Company in writing that it has determined to withdraw its request for a Demand Registration, then such Demand Registration and the request therefor shall be deemed to be withdrawn and such request shall be deemed not to have been made for purposes of determining whether the Holder exercised its right to a Demand Registration.

2.5	Expenses

All expenses (other than (a) fees and disbursements of legal counsel to the Holder; and (b) underwriters’ discounts and commissions, if any, which shall be borne by the Holder (the “Holder’s Expenses”)), incurred in connection with a Demand Registration or Piggy-Back Registration pursuant to Section 2.1 or Section 2.2, as applicable, including, (i) Securities Regulators, SEC, FINRA, and stock exchange registration, listing and filing fees relating to the

Registrable Securities, (ii) fees and expenses of compliance with Securities Laws and the U.S. Securities Act, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show and marketing activities, (vi) fees and disbursements of counsel to the Company, (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “comfort” letter) and fees and expenses of any other special experts retained by the Company, (viii) translation expenses, and (ix) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding the Holder’s Expenses), shall be borne by the Company; provided, however, that the Holder shall be required to reimburse the Company for any reasonable out-of-pocket expenses incurred by the Company in connection with a Demand Registration if the Demand Registration is subsequently withdrawn at the request of the Holder, unless the Holder withdraws such request after having learned of a material adverse change in the condition, business or prospects of the Company which is unknown to the Holder at the time of its request for a Demand Registration.

2.6	Registration Procedures

(a)

In connection with the Demand Registration and Piggy-Back Registration obligations pursuant to Sections 2.1 and 2.2, the Company shall use commercially reasonable efforts to effect the qualification and/or registration, as applicable, for the offer and sale or other disposition or Distribution of Registrable Securities of the Holder in one or more of the Qualifying Provinces and/or the United States, as directed by the Holder, and in furtherance thereof, the Company shall as expeditiously as possible:

(i)

but in any event within 45 days after the Company’s receipt of the Demand Notice, prepare and file in the English language with the Securities Regulators a preliminary Prospectus and/or with the SEC a Registration Statement, as applicable, and, promptly thereafter, a final Prospectus under and in compliance with the applicable Securities Laws, relating to the applicable Demand Registration or Piggy-Back Registration, including all exhibits, financial statements and such other related documents required by the Securities Regulators and the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Prospectus to be receipted and/or such Registration Statement to be declared effective by the SEC; and the Company shall furnish to the Holder and the managing underwriters or underwriters, if any, copies of such preliminary Prospectus and final Prospectus and/or Registration Statement, as applicable, and any amendments or supplements in the form filed with the Securities Regulators or the SEC, promptly after the filing of such preliminary Prospectus and final Prospectus and/or such Registration Statement and the preliminary and final U.S. Prospectus, and any amendments or supplements thereto;

(ii)

prepare and file with the Securities Regulators and/or the SEC such amendments and supplements to the preliminary Prospectus and final Prospectus and/or the Registration Statement, as applicable, as may be necessary to complete the Distribution of all such Registrable Securities and as required under the Securities Act and the U.S. Securities Act or under any applicable provisions of Securities Laws and the U.S. Securities Act;

(iii)

notify the Holder and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company: (A) when the preliminary Prospectus and final Prospectus and/or the Registration Statement, as applicable, or any amendment thereto has been filed or been receipted or declared effective, and furnish to the Holder and managing underwriter or underwriters, if any, copies thereof, (B) of any request by the Securities Regulators or the SEC for amendments to the preliminary Prospectus or the final Prospectus or the Registration Statement or for additional information; (C) of the issuance by the Securities Regulators or the SEC of any stop order or cease trade order relating to the Prospectus or the Registration Statement or any order preventing or suspending the use of any preliminary Prospectus or final Prospectus or the Registration Statement or the initiation or threatening of any proceedings for such purposes; and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or registration of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)

promptly notify the Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the preliminary Prospectus or final Prospectus or the Registration Statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein (in the case of the preliminary Prospectus or final Prospectus in light of the circumstances under which they were made) when such preliminary Prospectus or final Prospectus was delivered or the Registration Statement was declared effective by the SEC not misleading, fails to constitute full, true and plain disclosure of all material facts regarding the Registrable Securities when such preliminary Prospectus or final Prospectus was delivered or the Registration Statement was declared effective by the SEC or if for any other reason it shall be necessary during such time period to amend or supplement the preliminary Prospectus or the final Prospectus or the Registration Statement in order to comply with Securities Laws or the U.S. Securities Act and, in either case, as promptly as practicable, prepare and file with the Securities Regulators and/or the SEC, as applicable, and furnish to the Holder and the managing underwriter or underwriters, if any, a supplement or amendment to such preliminary Prospectus or final Prospectus or the Registration Statement which shall correct such statement or omission or effect such compliance;

(v)

use commercially reasonable efforts to obtain the withdrawal of any stop order, cease trade order or other order against the Company or affecting the securities of the Company suspending the use of any preliminary Prospectus or final Prospectus or the Registration Statement or suspending the qualification or registration of any Registrable Securities covered by such

Prospectus or Registration Statement, or the initiation or the threatening of any proceedings for such purposes;

(vi)

furnish to the Holder and each underwriter or underwriters, if any, without charge, one executed copy and as many conformed copies as they may reasonably request, of the preliminary Prospectus and final Prospectus and/or the Registration Statement and preliminary U.S. Prospectus and final U.S. Prospectus, as applicable, including financial statements and schedules and all documents incorporated therein by reference, and provide the Holder and its counsel with a reasonable opportunity to review and provide comments to the Company on the preliminary Prospectus and final Prospectus and/or the Registration Statement;

(vii)

deliver to the Holder and the underwriter or underwriters, if any, without charge, as many commercial copies of the preliminary Prospectus and the final Prospectus and/or the preliminary U.S. Prospectus and final U.S. Prospectus, as applicable, and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the preliminary Prospectus and the final Prospectus and/or the preliminary U.S. Prospectus and final U.S. Prospectus, as applicable, or any amendment or supplement thereto by the Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such preliminary Prospectus and the final Prospectus and/or such preliminary U.S. Prospectus and/or final U.S. Prospectus or any amendment or supplement thereto) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Person;

(viii)

on or prior to the date on which a receipt is issued for the preliminary Prospectus or final Prospectus by the applicable Securities Regulators, use commercially reasonable efforts to qualify, and cooperate with the Holder, the managing underwriter or underwriters, if any, and their respective counsel in connection with the qualification of, such Registrable Securities for offer and sale under the Securities Laws of each of the Qualifying Provinces, as applicable, as any such Person or underwriter reasonably requests in writing, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(ix)

in connection with any underwritten offering enter into customary agreements, including an underwriting agreement with the underwriter or underwriters, such agreements to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions and indemnification provisions and/or agreements substantially consistent with Article 3, but in any event, which agreements shall contain provisions for the indemnification by the underwriter or underwriters in favour of the Company with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus and/or the Registration Statement included in reliance upon and in conformity with written information furnished to the Company by any underwriter in writing;

(x)

as promptly as practicable after filing with the Securities Regulators or the SEC any document which is incorporated by reference into the preliminary Prospectus or final Prospectus or the Registration Statement, provide copies of such document to the Holder and its counsel and to the managing underwriters or underwriters, if any;

(xi)	file, and to not withdraw, a notice declaring its intention to be qualified to file a short form prospectus as soon as permitted by applicable Securities Laws;

(xii)

use its commercially reasonable efforts to obtain a customary legal opinion, in the form and substance as is customarily given by external company counsel in securities offerings, addressed to the Holder and the underwriters, if any, and such other Persons as the underwriting agreement may reasonably specify, and a customary “comfort letter” from the Company’s auditor and/or the auditors of any financial statements included or incorporated by reference in a preliminary Prospectus or final Prospectus and/or the Registration Statement;

(xiii)

furnish to the Holder and the managing underwriter or underwriters, if any, and such other Persons as the Holder may reasonably specify, such corporate certificates, satisfactory to the Holder acting reasonably, as are customarily furnished in securities offerings, and, in each case, covering substantially the same matters as are customarily covered in such documents in the relevant jurisdictions and such other matters as the Holder may reasonably request;

(xiv)

provide and cause to be maintained a transfer agent and registrar for such Common Shares not later than the date a receipt is issued for the final Prospectus by the applicable Securities Regulators or the date that the Registration Statement is declared effective by the SEC and use its best efforts to cause all Common Shares covered by such Final Prospectus and/or such Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(xv)

participate in such marketing efforts as the Holder or managing underwriter or underwriters, if any, determine are reasonably necessary, such as “roadshows”, institutional investor meetings and similar events; and

(xvi)	take such other actions and execute and deliver such other documents as may be reasonably necessary to give full effect to the rights of the Holder under the Agreement.

(b)

The Company may require the Holder to furnish to the Company such information regarding the Distribution of such Registrable Securities and such other information relating to the Holder and its beneficial ownership of Common Shares as the Company may from time to time reasonably request in writing in order to comply with applicable Securities Laws in each jurisdiction in which a Demand Registration or Piggy-Back Registration is to be effected and the U.S. Securities Act. The Holder agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of the Agreement and applicable Securities Laws and the U.S. Securities Act. The Holder shall promptly notify the Company when the Holder becomes aware of the happening of any event (insofar as it relates to the Holder or information provided by the Holder in writing for inclusion in the applicable preliminary Prospectus or final Prospectus and/or Registration Statement) as a result of which the preliminary Prospectus or Final Prospectus or the Registration Statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein (in the case of the preliminary Prospectus or final Prospectus in light of the circumstances under which they were made) when such preliminary Prospectus or final Prospectus was delivered or when such Registration Statement was declared effective by the SEC not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the preliminary Prospectus or the final Prospectus or the Registration Statement in order to comply with Securities Laws or the U.S. Securities Act. In addition, the Holder shall, if required under applicable Securities Laws, execute any certificate forming part of a preliminary Prospectus or a final Prospectus to be filed with the applicable Securities Regulators.

(c)

In connection with any underwritten offering in connection with a Demand Registration or a Piggy-Back Registration, the Holder shall enter into customary agreements, including an underwriting agreement with the underwriter or underwriters, such agreements to contain such representations and warranties by the Holder and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions and indemnification provisions and/or agreements substantially consistent with Article 3, but in any event, which agreements shall contain provisions for the indemnification by the underwriter or underwriters in favour of the Holder with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus or the Registration Statement included in reliance upon and in conformity with written information furnished to the Company by the underwriter in writing.

3.	Due Diligence; Investigation

3.1	Preparation; Reasonable Investigation

In connection with the preparation and filing of any Prospectus or Registration Statement in connection with a Demand Registration or Piggy-Back Registration as herein contemplated, the Company shall give the Holder, the underwriter or underwriters of such Distribution, if any, and their respective counsel, auditors and other representatives, the opportunity to fully participate in the preparation of such documents and each amendment thereof or supplement thereto, and shall insert therein such material furnished to the Company in writing, which in the reasonable judgment of the Company and its counsel should be included, and shall give each of them such reasonable and customary access to the Company’s books and records and such reasonable and customary opportunity to discuss the business of the Company with its officers and auditors, and to conduct all reasonable and customary due diligence which the Holder and the underwriters or underwriter, if any, and their respective counsel may reasonably require in order to conduct a reasonable investigation in order to enable such underwriters to execute any certificate required to be executed by them in Canada for inclusion in such documents, provided that the Holder and the underwriters agree to maintain the confidentiality of such information.

3.2	Indemnification by the Company

In connection with any Demand Registration and/or Piggy-Back Registration, the Company shall indemnify and hold harmless the Holder and its Affiliates and each of their respective directors, officers, employees and agents, shareholders, limited partners and underwriters, from and against any loss (excluding loss of profits), liability, claim, damage and expense whatsoever (including reasonable legal fees and expenses), including any amounts paid in settlement of any investigation, order, litigation, proceeding or claim, joint or several, incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or Registration Statement, or any amendment or supplement thereto, including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or as incurred, arising out of or based upon any failure to comply with applicable Securities Laws or the U.S. Securities Act (other than any failure to comply with applicable Securities Laws or the U.S. Securities Act by the Holder or underwriter); provided that the Company shall not be liable under this Section 3.2 for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld or delayed; provided further that the indemnity provided for in this Section 3.2, in respect of the Holder shall not apply to any loss, liability, claim, damage or expense to the extent incurred, arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or underwriter for use in the Prospectus or the Registration Statement. Any amounts advanced by the Company to an Indemnified Party pursuant to this Section 3.2 as a result of such losses shall be returned to the Company if it is finally determined by a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Company.

3.3	Indemnification by the Holder

(a)

In connection with any Demand Registration and/or Piggy-Back Registration, the Holder shall indemnify and hold harmless the Company and each of its directors, officers, employees, agents and shareholders from and against any loss (excluding loss of profits), liability, claim, damage and expense whatsoever (including reasonable legal fees and expenses), including any amounts paid in settlement of any investigation, order, litigation, proceeding or claim, joint or several, as incurred, arising out of or based on any untrue statement or omission of a material fact, or alleged untrue statement or omission of a material fact, made or required to be made in the Prospectus or the Registration Statement, as applicable, included in reliance upon and in conformity with written information furnished to the Company by the Holder for use in the Prospectus or Registration Statement or as incurred, arising out of or based upon any failure to comply with applicable Securities Laws or the U.S. Securities Act (other than any failure to comply with applicable Securities Laws or the U.S. Securities Act by the Company), including, for greater certainty, for any amounts paid pursuant to Section 3.2; provided that the Holder shall not be liable under this Section 3.3(a) for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld or delayed; provided further that the indemnity provided for in this Section 3.3(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission contained in any Prospectus or Registration Statement relating to a Demand Registration and/or Piggy Back Registration if the Company or any underwriter failed to send or deliver a copy of the Prospectus or the U.S. Prospectus, as applicable, to the Person asserting such losses, liabilities, claims, damages or expenses on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus or U.S. Prospectus corrected such untrue statement or omission. Any amounts advanced by the Holder to an Indemnified Party pursuant to this Section 3.3(a) as a result of such losses shall be returned to the Holder if it is finally determined by a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Holder.

(b)

Notwithstanding any provision of this Agreement or any other agreement, in connection with any Demand Registration or any Piggy-Back Registration, in no event shall the Holder be liable for indemnification or contribution hereunder for an amount greater than the lesser of: (i) the net sales proceeds actually received by the Holder; and (ii) the Holder’s proportionate share of any such liability based on the net sales proceeds actually received by the Holder and the aggregate net sales proceeds of the Distribution, except in the case of fraud or wilful misconduct by the Holder.

3.4	Defence of the Action by the Indemnifying Parties

Each party entitled to indemnification under this Article 3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Article 3 except to the extent of the damage or prejudice suffered by such delay in notification. The Indemnifying Party shall assume the defence of such action, including the employment of counsel to be chosen by the Indemnifying Party to the reasonable satisfaction of the Indemnified Party, and the payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel is authorized in writing by the Indemnifying Party in connection with the defence of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defence of such action or the Indemnified Party reasonably concludes, based on the opinion of counsel, that there may be defences available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defence of such action on behalf of the Indemnified Party), in any of which events the reasonable fees and expenses shall be borne by the Indemnifying Party, provided, further, that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm as counsel for all Indemnified Parties pursuant to this sentence. No Indemnifying Party, in the defence of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

3.5	Contribution

If the indemnification provided for in Section 3.2 or Section 3.3, as applicable, is unavailable to a party that would have been an Indemnified Party under Section 3.2 or Section 3.3, as applicable, in respect of any losses, liabilities, claims, damages and expenses referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other hand in connection with the statement or omission which resulted in such losses, liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of misrepresentation within the meaning of applicable Securities Laws and the U.S. Securities Act shall be entitled to contribution from any Person who was not guilty of misrepresentation. The amount paid or payable by a party under this Section 3.5 as a result of the losses, liabilities, claims, damages and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 3.5.

3.6	Holder is Trustee

The Company hereby acknowledges and agrees that, with respect to this Article 3, the Holder is contracting on its own behalf and as agent for the other Indemnified Parties referred to in this Article 3. In this regard, the Holder shall act as trustee for such Indemnified Parties of the covenants of the Company under this Article 3 with respect to such Indemnified Parties and accepts these trusts and shall hold and enforce those covenants on behalf of such Indemnified Parties.

3.7	Company is Trustee

The Holder hereby acknowledges and agrees that, with respect to this Article 3, the Company is contracting on its own behalf and as agent for the other Indemnified Parties referred to in this Article 3. In this regard, the Company shall act as trustee for such Indemnified Parties of the covenants of the Holders under this Article 3 with respect to such Indemnified Parties and accepts these trusts and shall hold and enforce those covenants on behalf of such Indemnified Parties.

3.8	Delay of Registration

The Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Schedule A.

4.	Limitations on Subsequent Registration Rights

The Company shall not, without the prior written consent of the Holder, enter into any agreement with any holder or prospective holder of the Company’s securities that grants such holder or prospective holder rights to include securities of the Company in any Prospectus under applicable Securities Laws or any Registration Statement under the U.S. Securities Act, unless: (a) such rights are either pro rata with, or subordinated to, the rights granted to the Holder under this Agreement on terms reasonably satisfactory to the Holder; and (b) the Holder maintains its first priority right in connection with an Underwriters’ Cutback as contemplated by Section 2.3(a).

SCHEDULE B

COMPLIANCE CERTIFICATE

To:	CBG Holdings LLC (“CBG”)

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Investor Rights Agreement dated ●, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing, the “Agreement”), by and between CBG and Canopy Growth Corporation (the “Company”).

The undersigned responsible officer hereby certifies as of the date hereof that he/she is the ● of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to CBG on behalf of the Company, and that:

1.	The Company is in compliance:

(i)

in all material respects, with all laws and regulations applicable to the Company’s business, affairs and operations anywhere in the world (other than the United States), including, to the extent applicable, the Controlled Drugs and Substances Act (Canada), those laws and regulations prescribed by and in respect of the Access to Cannabis for Medical Purposes Regulations issued under the Controlled Drugs and Substances Act (Canada), S.C. 2018, c.16, An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, as amended from time to time and as the same may come into force, and, including for greater certainty, the rules of the TSX, NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities; and

(ii)

in all respects, with all laws and regulations applicable to the Company’s business, affairs and operations in the United States, including, to the extent applicable, the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq, and, including for greater certainty, the rules of the TSX, NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities.

2.

The Company is in compliance with its internal compliance programs in all material respects. Such internal compliance programs have been periodically reviewed and updated to account for any changes in the laws and regulations applicable to the business, affairs and operations of the Company. In addition, the Company has provided any and all internally prepared or third-party consultant prepared audit reports related to a review of the effectiveness of the Company’s compliance program and processes and controls related to thereto.

3.

The Company has not received any communication from any regulator, governmental entity or other agency since the date of the last Compliance Certificate. If the Company has received any communication from any regulator, governmental entity or other agency, it

B-1

has notified CBG and provided written copies of all such correspondence and any responses by the Company thereto.

4.

The Company has performed and observed each covenant and condition of the Agreement, applicable to it, and, since the date of the last Compliance Certificate has not been in and is not currently in breach of any such covenant or condition.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of, ● 20●.

CANOPY GROWTH CORPORATION

By:
Name:
Title:

B-2

EXHIBIT B

FORMS OF WARRANT CERTIFICATE

Form of Tranche A Warrant Certificate

(see attached)

Exhibit B-1

TRANCHE A

COMMON SHARE PURCHASE WARRANT

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●, 2019.1

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANTS TO PURCHASE COMMON SHARES OF

CANOPY GROWTH CORPORATION

Warrant Certificate Number: 20● – A-1	Number of Warrants: 88,472,861 Date: ●, 20●[2]

[1]	Note: Four months and one day after the date of this Warrant Certificate.
[2]	Note: Date on which this Warrant Certificate is issued to the Holder.

THIS CERTIFIES THAT, for value received, CBG Holdings LLC (the “Holder”) is entitled, at any time prior to the Expiry Time, to purchase, at the Exercise Price, one fully paid, validly issued and non-assessable Common Share for each Warrant vested and exercisable under this Warrant Certificate, by surrendering to the Company, at its principal office at 1 Hershey Drive, Smith Falls, Ontario, K7A 0A8, this Warrant Certificate, together with a Subscription Form, duly completed and executed, and immediately available funds by wire transfer of lawful money of Canada payable to or to the order of the Company for an amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for, on and subject to the terms and conditions set forth below.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares at any time after the Expiry Time, and from and after the Expiry Time, this Warrant Certificate and all rights hereunder shall be void and of no value.

1.	Defined Terms

Capitalized terms used in this Warrant Certificate, including the preamble, shall have the following meanings:

“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time.

“Affiliate” means, with respect to any Person, any Person now or hereafter existing, directly or indirectly, Controlled by, Controlling, or under common Control with, such Person, whether on or after the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Smiths Falls, Ontario are authorized or required by law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Capital Reorganization” has the meaning ascribed to such term in Section 8(a)(iv).

“Common Share” means a common share in the capital of the Company or such other shares or other securities into which such common share is converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time.

“Company” means Canopy Growth Corporation, a corporation existing under the federal laws of Canada, and its successors and assigns.

“Control” means:

(a)

in relation to a corporation, the direct or indirect beneficial ownership at the relevant time of shares of such corporation carrying more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of the Company where such voting rights are sufficient to elect a majority of the directors of the Company;

(b)

in relation to a Person that is a partnership, limited liability company or joint venture, the direct or indirect beneficial ownership at the relevant time of more than 50% of the ownership interests of the partnership, limited liability company or joint venture in circumstances where it can reasonably be expected that the Person can direct the affairs of the partnership, limited liability company or joint venture; and

(c)	in relation to a trust, the direct or indirect beneficial ownership at the relevant time of more than 50% of the property settled under the trust;

and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; the Person who directly or indirectly Controls a Controlled Person or entity shall be deemed to Control a corporation, partnership, limited liability company, joint venture or trust which is Controlled by the Controlled Person or entity, and so on.

“Current Market Price” means, at the relevant time of reference, the price per share equal to the volume-weighted average trading price of the Common Shares on the TSX for the five Trading Days immediately preceding the relevant record date.

“Exercise Price” means $50.40.

“Expiry Time” means 5:00 p.m. (Toronto time) on ●.3

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof.

“Rights Offering” has the meaning ascribed to such term in Section 8(a)(ii).

“Rights Period” has the meaning ascribed to such term in Section 8(a)(ii).

“Special Distribution” has the meaning ascribed to such term in Section 8(a)(iii).

“Subscription Form” means the form of subscription annexed hereto as Schedule “A”.

“Trading Day” means a day on which the TSX is open for business.

“TSX” means the Toronto Stock Exchange.

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“U.S. Person” means “U.S. person” as defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means United States Securities Act of 1933, as amended.

“Warrants” means the tranche A Common Share purchase warrants represented by this Warrant Certificate.

2.	Vesting of Warrants

The Warrants represented by this Warrant Certificate are fully vested and are immediately exercisable by the Holder at any time and from time to time, commencing on the date hereof and prior to the Expiry Time.

[3]	Note: The third anniversary of the date of this Warrant Certificate.

3.	Exercise of Warrants

(a)

Subject to Section 2, the rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part, by the surrender of this Warrant Certificate, with the attached Subscription Form duly executed, at the principal office of the Company at 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8 (or such other office of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time and from time to time during the period within which the rights represented by this Warrant Certificate may be exercised) and upon payment to or to the order of the Company of immediately available funds by wire transfer of lawful money of Canada in an amount equal to the Exercise Price per Common Share multiplied by the aggregate number of Common Shares to be issued on such exercise of this Warrant. In the event that the Holder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Holder shall be entitled to receive a replacement Warrant Certificate, without charge, representing the unexercised balance of the Warrants as soon as practicable, and in any event within five Business Days, after the Warrants represented by this Warrant Certificate shall have been so exercised.

(b)

The Company agrees that the Common Shares so purchased shall be and be deemed to be issued to the Holder as the registered owner of such Common Shares as of the close of business on the date on which both this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid. Certificates for the Common Shares so purchased shall be delivered to the Holder as soon as practicable, and in any event within five Business Days, after the Warrants represented by this Warrant Certificate shall have been so exercised.

4.	Ability to Exercise

Subject to Section 2, the Warrants may be exercised in whole or in part at any time and from time to time prior to the Expiry Time. After the Expiry Time, all rights under any outstanding Warrants evidenced hereby, in respect of which the rights of subscription and purchase herein provided for shall not have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

5.	No Fractional Common Shares

No fractional Common Shares will be issuable upon any exercise of the Warrants and the Holder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

6.	Not a Shareholder

The holding of the Warrants shall not constitute the Holder a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in this Warrant Certificate.

7.	Covenants and Representations of the Company

The Company covenants and agrees as follows:

(a)	this Warrant Certificate is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(b)

all Common Shares which may be issued upon the exercise of the rights represented by the Warrants will, upon issuance, be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, except with respect to any applicable withholding taxes; and

(c)

during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of its Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

8.	Anti-Dilution Protection

(a)

The Exercise Price and the number of Common Shares issuable to the Holder upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(i)	If at any time during the Adjustment Period the Company shall:

(A)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a share dividend;

(B)

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(C)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

(D)	consolidate the outstanding Common Shares into a smaller number of Common Shares,

(any of such events in subsections (A), (B), (C) and (D) above being called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

(B)

the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including, in the case of a distribution of securities exchangeable for or convertible into Common Shares, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date or effective date, as the case may be).

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 8(a)(i) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(ii)

If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than the Current Market Price of the Common Shares on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)	the numerator of which shall be the aggregate of:

(1)	the number of Common Shares outstanding on the record date for the Rights Offering, and

(2)	the quotient determined by dividing

I.

either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

II.	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(B)

the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this Section 8(a)(ii), there is more than one purchase, conversion or exchange price per

Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 8(a)(ii) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this Section 8(a)(ii), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iii)	If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

(A)	shares of the Company of any class other than Common Shares;

(B)

rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share) at the date of issue of such securities to the holder of at least the Current Market Price of the Common Shares on such record date);

(C)	evidences of indebtedness of the Company; or

(D)	any property or assets of the Company;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(1)	the numerator of which shall be the difference between:

I.	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

II.	the fair value, as determined in good faith by the directors of the Company, to the holders of

Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution; and

(2)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 8(a)(iii) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this Section 8(a)(iii), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iv)	If at any time during the Adjustment Period there shall occur:

(A)

a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(B)

a consolidation, amalgamation, arrangement or merger of the Company with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities;

(C)	the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another company or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

(v)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Sections 8(a)(i) or 8(a)(iii) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(b)	The following rules and procedures shall be applicable to adjustments made pursuant to Section 8(a) of this Warrant Certificate:

(i)

subject to the following sections of this Section 8(b), any adjustment made pursuant to Section 8(a) of this Warrant Certificate shall be made successively whenever an event referred to therein shall occur;

(ii)

no adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one percent in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this Section 8(b)(ii) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of Section 8(a) of this Warrant Certificate, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of the Warrants (except in respect of a consolidation of the outstanding Common Shares);

(iii)

if at any time during the Adjustment Period the Company shall take any action affecting the Common Shares, other than an action or event described in Section 8(a) of this Warrant Certificate, which in the opinion of the directors of the Company would have an adverse effect upon the rights of the Holder, the Exercise Price and/or the number of Common Shares purchasable under the Warrants shall, subject to any necessary regulatory approval, be adjusted in such manner and at such time as the directors of the Company may determine to be equitable in the circumstances, provided that no such action shall be taken unless and until the Holder has been provided with notice of such proposed action and the consequences thereof;

(iv)

if the Company sets a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable under the Warrants shall be required by reason of the setting of such record date;

(v)

no adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of the Warrants shall be made in respect of any event described in Section 8 of this Warrant Certificate if (subject to TSX and NYSE approval) the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event. Any such participation by the Holder is subject to regulatory approval; and

(vi)

in any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in Section 8(a) hereof, the Company may defer, until the occurrence of such event:

(A)

issuing to the Holder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

(B)	delivering to the Holder any distribution declared with respect to such additional Common Shares after such record date and before such event;

provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the right of the Holder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Common Shares issuable on the exercise of the Warrants.

(c)

At least 10 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, including the Exercise Price or the number of Common Shares which may be purchased under this Warrant Certificate, the Company shall deliver to the Holder a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this Section 8(c) has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Holder a certificate providing the calculation of such adjustment. The Company hereby covenants and agrees that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 10 day period.

(d)

In connection with any: (i) reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than as set forth in this Section 8; (ii) consolidation, amalgamation, arrangement or merger of the Company with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities (including, without limitation, pursuant to a “take-over bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Common Shares); or (iii) sale, transfer or lease to another corporation of all or substantially all the property or assets of the Company, the Holder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such reclassification, redesignation, consolidation, amalgamation, arrangement, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Holder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. If necessary, as a result of any actions contemplated by this paragraph, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

9.	U.S. Registration

This Warrant and the Common Shares issuable upon exercise of this Warrant have not been and will not be registered under the U.S. Securities Act or under state securities laws of any state in the United States. Accordingly, this Warrant may not be transferred or exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and, if required by the Company, the holder of this Warrant has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect, as applicable.

10.	Authorized Shares

As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 8 of this Warrant Certificate, the Company shall take any action which may be necessary in order that the Company has issued and reserved in its authorized capital, and may validly and legally issue as fully paid and non-assessable, all of the Common Shares (or other shares and securities, if applicable) which the Holder of the Warrants is entitled to receive on the exercise hereof.

11.	Mutilated or Missing Warrant Certificate

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder a new warrant certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder.

12.	Merger and Successors

(a)

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other Person or Persons, or a conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any Person lawfully entitled to acquire and operate same, provided, however, that the Person formed by such consolidation, amalgamation, arrangement or merger or which acquires by conveyance or transfer all or substantially all of the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, arrangement, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

(b)

In case the Company, pursuant to Section 12(a), shall be consolidated, amalgamated or merged with or into any other Person or Persons or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other Person, the successor Person formed by such consolidation, amalgamation or arrangement, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in this Warrant Certificate as may be appropriate in view of such amalgamation, arrangement, merger or transfer.

13.	Amendment

This Warrant Certificate may only be amended with the prior written consent of the Company and the Holder.

14.	Severability

If any term or other provision of this Warrant Certificate is invalid, illegal or incapable of being enforced under any applicable law or as a matter of public policy, all other conditions and provisions of this Warrant Certificate shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Holder shall negotiate in good faith to modify this Warrant Certificate so as to effect the original intent of the Company and the Holder as closely as possible in a mutually acceptable manner in order that the provisions of this Warrant Certificate be consummated as originally contemplated to the greatest extent possible.

15.	Governing Law

This Warrant Certificate shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein irrespective of the choice of laws principles.

16.	Transferability

Subject only to applicable securities laws, the Warrants represented by this Warrant Certificate are transferable by the Holder to any of its Affiliates and the term “Holder” shall mean and include any successor, transferee or assignee of the current or any future Holder. The Warrants represented by this Warrant Certificate may be transferred by the Holder completing and delivering to the Company the transfer form attached hereto as Schedule “B”. For greater certainty, the Warrants represented by this Warrant Certificate are not transferrable except as described in this Section 16 or with the prior written consent of the Company.

17.	Enurement

This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its permitted assigns and successors and shall be binding upon the Company and its successors and permitted assigns.

18.	Notice

All notices, requests, claims, demands and other communications under this Warrant Certificate shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the Holder and the Company at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 18):

(a)	if to the Holder at:

c/o Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, New York 14564

Attention: General Counsel

and with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

100 King Street West, Suite 6200

Toronto, Ontario M5X 1B8

Attention: Emmanuel Pressman and James R. Brown

(b)	if to the Company at:

1 Hershey Drive,

Smiths Falls, ON K7A 0A8

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

LaBarge Weinstein LLP

515 Legget Drive, Suite 800

Ottawa, ON K2K 3G4

Attention: Deborah Weinstein

19.	Further Assurances

The Company shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the Holder may reasonably require from time to time for the purpose of giving effect to this Warrant Certificate and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Warrant Certificate.

20.	Currency

All dollar amounts referred to in this Warrant Certificate are in Canadian dollars.

[Signature page follows]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by a duly authorized signatory effective as of the date first written above.

CANOPY GROWTH CORPORATION

By:
Name:
Title:

SCHEDULE “A”

SUBSCRIPTION FORM

TO:	CANOPY GROWTH CORPORATION

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Canopy Growth Corporation (the “Company”).

The undersigned hereby exercises the right to acquire _______________ Common Shares of the Company in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the Exercise Price in full for the said number of Common Shares.

(Please check the ONE box applicable):

☐ A

The undersigned holder (i) at the time of exercise of the Warrant is not in the United States; (ii) is not a U.S. Person (iii) is not exercising the Warrant on behalf of a U.S. Person or a person in the United States; and (iv) did not execute or deliver this exercise form in the United States.

☐ B.

The undersigned holder (i) purchased the Warrants for its own account or the account of another “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (“Accredited Investor”); (ii) is exercising the Warrants solely for its own account or for the account of such other Accredited Investor; (iii) each of it and such other person, if any, was an Accredited Investor on the date the Warrants were acquired and is an Accredited Investor on the date of exercise of the Warrants; and (iv) the representations and warranties made by the holder or any beneficial purchaser, as the case may be, to the Company in connection with the acquisition of the Warrants remain true and correct on the date hereof.

☐ C.

The undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Company) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The Common Shares are to be issued, registered and delivered as follows:

Name:

Address in full:

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this _______ day of __________________, 20___.

Signature Guaranteed (if required)	(Signature of Warrantholder)

Print full name

Print full address

Note:

The undersigned holder understands that unless Box A above is checked, the certificate representing the Common Shares issuable upon exercise of the Warrants will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. Certificates representing such Common Shares will not be registered or delivered to an address in the United States unless Box B or Box C above is checked. If Box C is checked, any opinion tendered must be in form and substance reasonably satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with the exercise of the Warrant should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

If Box B or Box C is checked, any certificate representing the Common Shares issued upon exercise of this Warrant will bear an applicable United States restrictive legend.

Instructions:

The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Company.

The signature on this Subscription Form must correspond in every particular with the name shown on the face of the Warrant Certificate without alteration or any change whatsoever or this Subscription Form must be signed by a duly authorized signing officer of the Holder. If this Subscription Form is signed by a duly authorized signing officer of the Holder, the Warrant Certificate must be accompanied by evidence of authority to sign.

If the Subscription Form indicates that Common Shares are to be issued to a Person or Persons other than the registered holder of the Warrant Certificate or an affiliate of such registered holder, the endorsement must be signature guaranteed, in either case, by a Canadian chartered bank, or a member of a recognized Securities Transfer Agents Medallion Program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words “Signature Guarantee”, or “Signature Medallion Guaranteed” or in accordance with industry standards.

The certificates will be mailed by registered mail to the Holder(s) at the address(es) appearing in this Subscription Form.

If any Warrants represented by this certificate are not being exercised, a new Warrant Certificate will be issued and delivered to the Holder with the Common Share certificates in accordance with the provisions of the Warrant Certificate.

SCHEDULE “B”

TRANSFER FORM

TO:	CANOPY GROWTH CORPORATION

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________________________________________ (include name and address of the transferee) ________________ (include number) Warrants exercisable for common shares of Canopy Growth Corporation (the “Company”) registered in the name of the undersigned on the register of the Company maintained therefor, and hereby irrevocably appoints __________________________________________ the attorney of the undersigned to transfer the said securities on the books maintained by the Company with full power of substitution.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold or transferred to, or for the account or benefit of, a “U.S. person” (as defined in Rule 902(k) of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or a person within the United States unless the Warrants are registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

DATED this _________ day of ___________________, 20____.

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

The signature on this Transfer Form must correspond in every particular with the name shown on the face of the Warrant Certificate without alteration or any change whatsoever or this Subscription Form must be signed by a duly authorized signing officer of the Holder. If this Subscription Form is signed by a duly authorized signing officer of the Holder, the Warrant Certificate must be accompanied by evidence of authority to sign.

The endorsement must be signature guaranteed, in either case, by a Canadian chartered bank, or a member of a recognized Securities Transfer Agents Medallion Program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words “Signature Guarantee”, or “Signature Medallion Guaranteed” or in accordance with industry standards.

If any Warrants represented by this certificate are not being transferred, a new Warrant Certificate will be issued and delivered to the Holder.

Form of Tranche B Warrant Certificate

(see attached)

Exhibit B-2

TRANCHE B

COMMON SHARE PURCHASE WARRANT

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●, 2019.1

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO CANOPY GROWTH CORPORATION (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANTS TO PURCHASE COMMON SHARES OF

CANOPY GROWTH CORPORATION

Warrant Certificate Number: 20● – B-1	Number of Warrants: 51,272,592 Date: ●, 20●[2]

[1]	Note: Four months and one day after the date of this Warrant Certificate.
[2]	Note: Date on which this Warrant Certificate is issued to the Holder.

THIS CERTIFIES THAT, for value received, CBG Holdings LLC (the “Holder”) is entitled, at any time prior to the Expiry Time, to purchase, at the Exercise Price, one fully paid, validly issued and non-assessable Common Share for each Warrant vested and exercisable under this Warrant Certificate, by surrendering to the Company, at its principal office at 1 Hershey Drive, Smith Falls, Ontario, K7A 0A8, this Warrant Certificate, together with a Subscription Form, duly completed and executed, and immediately available funds by wire transfer of lawful money of Canada payable to or to the order of the Company for an amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for, on and subject to the terms and conditions set forth below.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares at any time after the Expiry Time, and from and after the Expiry Time, this Warrant Certificate and all rights hereunder shall be void and of no value.

1.	Defined Terms

Capitalized terms used in this Warrant Certificate, including the preamble, shall have the following meanings:

“Adjustment Period” means the period commencing on the date hereof and ending at the Expiry Time.

“Affiliate” means, with respect to any Person, any Person now or hereafter existing, directly or indirectly, Controlled by, Controlling, or under common Control with, such Person, whether on or after the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Smiths Falls, Ontario are authorized or required by law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Capital Reorganization” has the meaning ascribed to such term in Section 8(a)(iv).

“Common Share” means a common share in the capital of the Company or such other shares or other securities into which such common share is converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time.

“Company” means Canopy Growth Corporation, a corporation existing under the federal laws of Canada, and its successors and assigns.

“Control” means:

(a)

in relation to a corporation, the direct or indirect beneficial ownership at the relevant time of shares of such corporation carrying more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of the Company where such voting rights are sufficient to elect a majority of the directors of the Company;

(b)

in relation to a Person that is a partnership, limited liability company or joint venture, the direct or indirect beneficial ownership at the relevant time of more than 50% of the ownership interests of the partnership, limited liability company or joint venture in circumstances where it can reasonably be expected that the Person can direct the affairs of the partnership, limited liability company or joint venture; and

(c)	in relation to a trust, the direct or indirect beneficial ownership at the relevant time of more than 50% of the property settled under the trust;

and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; the Person who directly or indirectly Controls a Controlled Person or entity shall be deemed to Control a corporation, partnership, limited liability company, joint venture or trust which is Controlled by the Controlled Person or entity, and so on.

“Current Market Price” means, at the relevant time of reference, the price per share equal to the volume-weighted average trading price of the Common Shares on the TSX for the five Trading Days immediately preceding the relevant record date.

“Exercise Price” means, at the time of exercise, the Current Market Price.

“Expiry Time” means 5:00 p.m. (Toronto time) on ●.3

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof.

“Rights Offering” has the meaning ascribed to such term in Section 8(a)(ii).

“Rights Period” has the meaning ascribed to such term in Section 8(a)(ii).

“Special Distribution” has the meaning ascribed to such term in Section 8(a)(iii).

“Subscription Form” means the form of subscription annexed hereto as Schedule “A”.

“Trading Day” means a day on which the TSX is open for business.

“Tranche A Warrants” means the 91,662,953 Common Share purchase warrants represented by the tranche A warrant certificate issued by the Company to the Holder on the date hereof.

“TSX” means the Toronto Stock Exchange.

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“U.S. Person” means “U.S. person” as defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means United States Securities Act of 1933, as amended.

“Warrants” means the tranche B Common Share purchase warrants represented by this Warrant Certificate.

[3]	Note: The third anniversary of the date of this Warrant Certificate.

2.	Vesting of Warrants

The Warrants represented by this Warrant Certificate shall vest and become immediately exercisable once all Tranche A Warrants have been exercised in accordance with their terms, and shall remain exercisable by the Holder, in whole or in part at any time, and from time to time, thereafter and prior to the Expiry Time.

3.	Exercise of Warrants

(a)

Subject to Section 2, the rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part, by the surrender of this Warrant Certificate, with the attached Subscription Form duly executed, at the principal office of the Company at 1 Hershey Drive, Smiths Falls, Ontario K7A 0A8 (or such other office of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time and from time to time during the period within which the rights represented by this Warrant Certificate may be exercised) and upon payment to or to the order of the Company of immediately available funds by wire transfer of lawful money of Canada in an amount equal to the Exercise Price per Common Share multiplied by the aggregate number of Common Shares to be issued on such exercise of this Warrant. In the event that the Holder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Holder shall be entitled to receive a replacement Warrant Certificate, without charge, representing the unexercised balance of the Warrants as soon as practicable, and in any event within five Business Days, after the Warrants represented by this Warrant Certificate shall have been so exercised.

(b)

The Company agrees that the Common Shares so purchased shall be and be deemed to be issued to the Holder as the registered owner of such Common Shares as of the close of business on the date on which both this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid. Certificates for the Common Shares so purchased shall be delivered to the Holder as soon as practicable, and in any event within five Business Days, after the Warrants represented by this Warrant Certificate shall have been so exercised.

4.	Ability to Exercise

Subject to Section 2, the Warrants may be exercised in whole or in part at any time and from time to time prior to the Expiry Time. After the Expiry Time, all rights under any outstanding Warrants evidenced hereby, in respect of which the rights of subscription and purchase herein provided for shall not have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

5.	No Fractional Common Shares

No fractional Common Shares will be issuable upon any exercise of the Warrants and the Holder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

6.	Not a Shareholder

The holding of the Warrants shall not constitute the Holder a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in this Warrant Certificate.

7.	Covenants and Representations of the Company

The Company covenants and agrees as follows:

(a)	this Warrant Certificate is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(b)

all Common Shares which may be issued upon the exercise of the rights represented by the Warrants will, upon issuance, be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, except with respect to any applicable withholding taxes; and

(c)

during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of its Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

8.	Anti-Dilution Protection

(a)

The Exercise Price and the number of Common Shares issuable to the Holder upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(i)	If at any time during the Adjustment Period the Company shall:

(A)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a share dividend;

(B)

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(C)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

(D)	consolidate the outstanding Common Shares into a smaller number of Common Shares,

(any of such events in subsections (A), (B), (C) and (D) above being called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

(A)	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

(B)

the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including, in the case of a distribution of securities exchangeable for or convertible into Common Shares, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date or effective date, as the case may be).

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 8(a)(i) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(ii)

If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than the Current Market Price of the Common Shares on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)	the numerator of which shall be the aggregate of:

(1)	the number of Common Shares outstanding on the record date for the Rights Offering, and

(2)	the quotient determined by dividing

I.

either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

II.	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(B)

the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this Section 8(a)(ii), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 8(a)(ii) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this Section 8(a)(ii), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iii)	If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

(A)	shares of the Company of any class other than Common Shares;

(B)

rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share) at the date of issue of such securities to the holder of at least the Current Market Price of the Common Shares on such record date);

(C)	evidences of indebtedness of the Company; or

(D)	any property or assets of the Company;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(1)	the numerator of which shall be the difference between:

I.	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

II.

the fair value, as determined in good faith by the directors of the Company, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution; and

(2)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 8(a)(iii) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this Section 8(a)(iii), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iv)	If at any time during the Adjustment Period there shall occur:

(A)

a reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(B)

a consolidation, amalgamation, arrangement or merger of the Company with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities;

(C)	the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another company or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

(v)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Sections 8(a)(i) or 8(a)(iii) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(b)	The following rules and procedures shall be applicable to adjustments made pursuant to Section 8(a) of this Warrant Certificate:

(i)

subject to the following sections of this Section 8(b), any adjustment made pursuant to Section 8(a) of this Warrant Certificate shall be made successively whenever an event referred to therein shall occur;

(ii)

no adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one percent in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this Section 8(b)(ii) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of Section 8(a) of this Warrant Certificate, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of the Warrants (except in respect of a consolidation of the outstanding Common Shares);

(iii)

if at any time during the Adjustment Period the Company shall take any action affecting the Common Shares, other than an action or event described in Section 8(a) of this Warrant Certificate, which in the opinion of the directors of the Company would have an adverse effect upon the rights of the Holder, the Exercise Price and/or the number of Common Shares purchasable under the Warrants shall, subject to any necessary regulatory approval, be adjusted in such manner and at such time as the directors of the Company may determine to be equitable in the circumstances, provided that no such action shall be taken unless and until the Holder has been provided with notice of such proposed action and the consequences thereof;

(iv)

if the Company sets a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable under the Warrants shall be required by reason of the setting of such record date;

(v)

no adjustment in the Exercise Price or in the number or kind of securities purchasable on the exercise of the Warrants shall be made in respect of any event described in Section 8 of this Warrant Certificate if (subject to TSX and NYSE approval) the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event. Any such participation by the Holder is subject to regulatory approval; and

(vi)

in any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in Section 8(a) hereof, the Company may defer, until the occurrence of such event:

(A)

issuing to the Holder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

(B)	delivering to the Holder any distribution declared with respect to such additional Common Shares after such record date and before such event;

provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the right of the Holder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Common Shares issuable on the exercise of the Warrants.

(c)

At least 10 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, including the Exercise Price or the number of Common Shares which may be purchased under this Warrant Certificate, the Company shall deliver to the Holder a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this Section 8(c) has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Holder a certificate providing the calculation of such adjustment. The Company hereby covenants and agrees that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 10 day period.

(d)

In connection with any: (i) reclassification or redesignation of the Common Shares, any change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than as set forth in this Section 8; (ii) consolidation, amalgamation, arrangement or merger of the Company with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities (including, without limitation, pursuant to a “take-over bid”, “tender offer” or other acquisition of all or substantially all of the outstanding Common Shares); or (iii) sale, transfer or lease to another corporation of all or substantially all the property or assets of the Company, the Holder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such reclassification, redesignation, consolidation, amalgamation, arrangement, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and the Holder shall be bound to accept such shares and other securities and property in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. If necessary, as a result of any actions contemplated by this paragraph, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

9.	U.S. Registration

This Warrant and the Common Shares issuable upon exercise of this Warrant have not been and will not be registered under the U.S. Securities Act or under state securities laws of any state in the United States. Accordingly, this Warrant may not be transferred or exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and, if required by the Company, the holder of this Warrant has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect, as applicable.

10.	Authorized Shares

As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 8 of this Warrant Certificate, the Company shall take any action which may be necessary in order that the Company has issued and reserved in its authorized capital, and may validly and legally issue as fully paid and non-assessable, all of the Common Shares (or other shares and securities, if applicable) which the Holder of the Warrants is entitled to receive on the exercise hereof.

11.	Mutilated or Missing Warrant Certificate

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder a new warrant certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder.

12.	Merger and Successors

(a)

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Company with or into any other Person or Persons, or a conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any Person lawfully entitled to acquire and operate same, provided, however, that the Person formed by such consolidation, amalgamation, arrangement or merger or which acquires by conveyance or transfer all or substantially all of the properties and estates of the Company as an entirety shall, simultaneously with such amalgamation, arrangement, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

(b)

In case the Company, pursuant to Section 12(a), shall be consolidated, amalgamated or merged with or into any other Person or Persons or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other Person, the successor Person formed by such consolidation, amalgamation or arrangement, or into which the Company shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder and such changes in phraseology and form (but not in substance) may be made in this Warrant Certificate as may be appropriate in view of such amalgamation, arrangement, merger or transfer.

13.	Amendment

This Warrant Certificate may only be amended with the prior written consent of the Company and the Holder.

14.	Severability

If any term or other provision of this Warrant Certificate is invalid, illegal or incapable of being enforced under any applicable law or as a matter of public policy, all other conditions and provisions of this Warrant Certificate shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Holder shall negotiate in good faith to modify this Warrant Certificate so as to effect the original intent of the Company and the Holder as closely as possible in a mutually acceptable manner in order that the provisions of this Warrant Certificate be consummated as originally contemplated to the greatest extent possible.

15.	Governing Law

This Warrant Certificate shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein irrespective of the choice of laws principles.

16.	Transferability

Subject only to applicable securities laws, the Warrants represented by this Warrant Certificate are transferable by the Holder to any of its Affiliates and the term “Holder” shall mean and include any successor, transferee or assignee of the current or any future Holder. The Warrants represented by this Warrant Certificate may be transferred by the Holder completing and delivering to the Company the transfer form attached hereto as Schedule “B”. For greater certainty, the Warrants represented by this Warrant Certificate are not transferrable except as described in this Section 16 or with the prior written consent of the Company.

17.	Enurement

This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its permitted assigns and successors and shall be binding upon the Company and its successors and permitted assigns.

18.	Notice

All notices, requests, claims, demands and other communications under this Warrant Certificate shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the Holder and the Company at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 18):

(a)	if to the Holder at:

c/o Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, New York 14564

Attention: General Counsel

and with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

100 King Street West, Suite 6200

Toronto, Ontario M5X 1B8

Attention: Emmanuel Pressman and James R. Brown

(b)	if to the Company at:

1 Hershey Drive,

Smiths Falls, ON K7A 0A8

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

LaBarge Weinstein LLP

515 Legget Drive, Suite 800

Ottawa, ON K2K 3G4

Attention: Deborah Weinstein

19.	Further Assurances

The Company shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the Holder may reasonably require from time to time for the purpose of giving effect to this Warrant Certificate and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Warrant Certificate.

20.	Currency

All dollar amounts referred to in this Warrant Certificate are in Canadian dollars.

[Signature page follows]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by a duly authorized signatory effective as of the date first written above.

CANOPY GROWTH CORPORATION

By:
Name:
Title:

SCHEDULE “A”

SUBSCRIPTION FORM

TO:	CANOPY GROWTH CORPORATION

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Canopy Growth Corporation (the “Company”).

The undersigned hereby exercises the right to acquire _______________ Common Shares of the Company in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the Exercise Price in full for the said number of Common Shares.

(Please check the ONE box applicable):

☐ A

The undersigned holder (i) at the time of exercise of the Warrant is not in the United States; (ii) is not a U.S. Person (iii) is not exercising the Warrant on behalf of a U.S. Person or a person in the United States; and (iv) did not execute or deliver this exercise form in the United States.

☐ B.

The undersigned holder (i) purchased the Warrants for its own account or the account of another “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (“Accredited Investor”); (ii) is exercising the Warrants solely for its own account or for the account of such other Accredited Investor; (iii) each of it and such other person, if any, was an Accredited Investor on the date the Warrants were acquired and is an Accredited Investor on the date of exercise of the Warrants; and (iv) the representations and warranties made by the holder or any beneficial purchaser, as the case may be, to the Company in connection with the acquisition of the Warrants remain true and correct on the date hereof.

☐ C.

The undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Company) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The Common Shares are to be issued, registered and delivered as follows:

Name:

Address in full:

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this                      day of                                         , 20    .

Signature Guaranteed (if required)	(Signature of Warrantholder)

Print full name

Print full address

Note:

The undersigned holder understands that unless Box A above is checked, the certificate representing the Common Shares issuable upon exercise of the Warrants will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. Certificates representing such Common Shares will not be registered or delivered to an address in the United States unless Box B or Box C above is checked. If Box C is checked, any opinion tendered must be in form and substance reasonably satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with the exercise of the Warrant should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

If Box B or Box C is checked, any certificate representing the Common Shares issued upon exercise of this Warrant will bear an applicable United States restrictive legend.

Instructions:

The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Company.

The signature on this Subscription Form must correspond in every particular with the name shown on the face of the Warrant Certificate without alteration or any change whatsoever or this Subscription Form must be signed by a duly authorized signing officer of the Holder. If this Subscription Form is signed by a duly authorized signing officer of the Holder, the Warrant Certificate must be accompanied by evidence of authority to sign.

If the Subscription Form indicates that Common Shares are to be issued to a Person or Persons other than the registered holder of the Warrant Certificate or an affiliate of such registered holder, the endorsement must be signature guaranteed, in either case, by a Canadian chartered bank, or a member of a recognized Securities Transfer Agents Medallion Program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words “Signature Guarantee”, or “Signature Medallion Guaranteed” or in accordance with industry standards.

The certificates will be mailed by registered mail to the Holder(s) at the address(es) appearing in this Subscription Form.

If any Warrants represented by this certificate are not being exercised, a new Warrant Certificate will be issued and delivered to the Holder with the Common Share certificates in accordance with the provisions of the Warrant Certificate.

SCHEDULE “B”

TRANSFER FORM

TO:     CANOPY GROWTH CORPORATION

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(include name and address of the transferee)                              (include number) Warrants exercisable for common shares of Canopy Growth Corporation (the “Company”) registered in the name of the undersigned on the register of the Company maintained therefor, and hereby irrevocably appoints                                          the attorney of the undersigned to transfer the said securities on the books maintained by the Company with full power of substitution.

THE UNDERSIGNED TRANSFEROR HEREBY CERTIFIES AND DECLARES that the Warrants are not being offered, sold or transferred to, or for the account or benefit of, a “U.S. person” (as defined in Rule 902(k) of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or a person within the United States unless the Warrants are registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available.

DATED this                  day of ___________________, 20____.

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

The signature on this Transfer Form must correspond in every particular with the name shown on the face of the Warrant Certificate without alteration or any change whatsoever or this Subscription Form must be signed by a duly authorized signing officer of the Holder. If this Subscription Form is signed by a duly authorized signing officer of the Holder, the Warrant Certificate must be accompanied by evidence of authority to sign.

The endorsement must be signature guaranteed, in either case, by a Canadian chartered bank, or a member of a recognized Securities Transfer Agents Medallion Program (STAMP). The stamp affixed thereon by the guarantor must bear the actual words “Signature Guarantee”, or “Signature Medallion Guaranteed” or in accordance with industry standards.

If any Warrants represented by this certificate are not being transferred, a new Warrant Certificate will be issued and delivered to the Holder.

EXHIBIT C

FORM OF ADMINISTRATIVE SERVICES AGREEMENT

(see attached)

Exhibit C-1

ADMINISTRATIVE SERVICES AGREEMENT

●, 2018

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) is made and entered into as of ●, 2018 (the “Effective Date”) by and between Canopy Growth Corporation, a corporation existing under the laws of Canada (the “Company”), and Constellation Brands, Inc. a corporation existing under the laws of the State of Delaware (the “Service Provider”).

RECITALS

A.

CBG Holdings LLC, an affiliate of CBI, (the “Purchaser”) and the Company have entered into a subscription agreement dated August 14, 2018 (the “Subscription Agreement”) pursuant to which the Purchaser has agreed to make an equity investment in the Company.

B.

From and after the completion of the transactions contemplated by the Subscription Agreement, the Company desires to have the Service Provider provide, or cause its affiliates to provide, the Company or its affiliates with certain administrative services with respect to the operation of the business of the Company, and the Service Provider desires to provide or cause to be provided, such services, on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Specific Definitions. The following terms shall have the meanings set forth below:

(a)     “affiliate” has the meaning given to it in the Canada Business Corporations Act;

(b)     “Bankruptcy Event” with respect to a party shall occur upon an involuntary proceeding or filing in bankruptcy or similar proceeding against such party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such proceeding shall not be dismissed within thirty (30) days after the filing thereof, or if such party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of itself or all or substantially all of its assets, (ii) bring a voluntary proceeding or filing or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) bring a proceeding or filing seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or (v) participate in a proceeding or filing admitting to the material allegations of such a proceeding or filing against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings;

(c)     “CBG Group” means, collectively, the Purchaser, Greenstar Canada Investment Limited Partnership, the Service Provider and its subsidiaries;

(d)     “Intellectual Property” means any and all intellectual property rights, whether registered or not, owned, licensed, used or held by either the Service Provider or the Company, or their respective affiliates, as the context requires;

(e)     “Percentage of Outstanding Common Shares” means the percentage equal to the quotient obtained when (i) the aggregate number of issued and outstanding Common Shares beneficially owned by the CBG Group, or over which the CBG Group exercises control or direction (including, for the purposes of this calculation, Convertible Securities owned by the CBG Group or over which the CBG Group exercises control or direction) is divided by (ii) the aggregate number of issued and outstanding Common Shares (including, for the purposes of this calculation, Convertible Securities owned by the CBG Group or over which the CBG Group exercises control or direction), in each case, as at the time of calculation and, for avoidance of doubt otherwise on a non-diluted basis.

(f)     “Person” has the meaning given to it in the Subscription Agreement;

(g)     “Services” has the meaning given to it in Section 2.1(a);

(h)     “Statement of Work” means one or more statements of work in the form attached hereto as Exhibit A entered into from time to time between the Company and the Service Provider pursuant to Section 2.1 of this Agreement; and

(i)     “Target Number of Shares” means that number of Common Shares that satisfies the following two conditions:

(i)     117,208,056 Common Shares in the capital of the Company, subject to adjustment for any share dividend, share consolidation, share split, share reclassification, reorganization, amalgamation, arrangement or mergers involving the Company or any other event that affects all Common Shares in an identical manner; and

(ii)     the number of Common Shares which represents a Percentage of Outstanding Common Shares equal to 28.2%.

Section 2. Services.

2.1       Services.

(a)     Subject to the terms and conditions set out in this Agreement, the Service Provider and the Company shall negotiate in good faith and in a commercially reasonable manner and time frame and mutually agree those services to be provided, from time to time, by the Service Provider or its affiliates to the Company or any of its affiliates, which services shall be described in one or more Statements of Work (as any such Statement of Work may be modified during the Term in accordance with this Agreement) (collectively, the “Services”).

(b)     The parties may modify the Services provided by the Service Provider in a Statement of Work by entering into a Change Order (as defined in Section 4 of the form of Statement of Work attached hereto as Exhibit A). Any Services modified by a Change Order will constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth in the applicable Statement of Work.

(c)     If the Company requires the provision of additional services by the Service Provider that are not contemplated by a prior Statement of Work and are outside the scope of work that would otherwise be addressed by such Statement of Work (as modified by any Change Order), the parties shall negotiate in good faith and in a commercially reasonable manner and time frame to mutually agree those additional services, which additional services shall be described in, and become the subject of, a new Statement of Work.

(d)     Notwithstanding anything in this Agreement, the Services shall not include, and the Service Provider shall not be required to take, any action to enforce or prosecute the collection of any debt owed on account of products shipped to the Company’s customers under this Agreement, owed on amounts invoiced by the Service Provider to the Company’s customer under this Agreement, or otherwise owed to the Company for any reason. In the provision of the Services, the Service Provider will not provide or be deemed to be providing any legal, financial statement certification, tax filings, audit services, and foreign currency purchases. Without limiting the generality of the foregoing, the Services shall not obligate the Service Provider to provide financing or funding, make any capital investment or similar expense or provide engineering or construction services.

2.2       Standard of Service.

(a)     Warranty. In performing the Services, the Service Provider shall (i) provide the same level of service and use the same degree of diligence and care as such Service Provider’s personnel provided and used in performing services of the same kind or nature as the Services for such Service Provider’s own account prior to the date hereof with respect to such Service, or (ii) in the case of any services of the same kind or nature as the Services not provided by such Service Provider for such Service Provider’s own account prior to the date hereof, a reasonable degree of diligence and care; in each case subject to the provisions of the applicable Statement of Work. If the Company notifies the Service Provider of its failure to meet this standard of performance for the Services, the parties shall use commercially reasonable efforts to (i) cooperate to develop a remedial plan and (ii) rectify the failure of performance.

(b)     Compliance with Law. The Service Provider warrants and covenants that all Services to be performed by the Service Provider and any of its affiliates shall be performed in compliance in all material respects with all applicable laws.

(c)     Compliance with Policies and Procedures. Each of the Company and the Service Provider, as their respective affiliates, shall comply in all material respects with all applicable and documented policies and procedures of the other party in connection with the Services provided to the Company hereunder.

(d)     Alternative. Notwithstanding anything to the contrary contained in this Agreement, if the Service Provider reasonably believes it is unable to provide a Service (i) because of a failure to obtain necessary consents, licenses, sublicenses or approvals, (ii) because the provision of such Service would violate, breach or cause a default under any contract to which the Service Provider or any of its affiliates is a party or would violate, or risk violating, any applicable laws, or (iii) due to causes which are outside its reasonable control as determined under Section

7.3, the parties hereto shall cooperate and negotiate in good faith to determine the best alternative approach. Until such alternative approach is found or the problem is otherwise resolved to the satisfaction of the parties hereto, the Service Provider shall use its commercially reasonable efforts to continue providing the Service, unless the provision of such Service would violate , breach or cause a default under any contract to which the Service Provider or any of its affiliates is a party or would violate, or risk violating, any applicable laws. To the extent an alternative approach agreed upon by the parties requires payments in excess of the charges included in the applicable Statement of Work, the Company shall be responsible for such excess.

(e)     Modification of Services. The Service Provider reserves the right to substitute, replace, upgrade or otherwise modify any or all of its Services set forth in any Statement of Work, so long as such substitution, replacement, upgrade or modification does not materially affect such Services and is undertaken in a non-discriminatory fashion towards the Company as part of overall changes in the manner in which the Service Provider provides such services to itself and its own affiliates generally.

(f)     Use of Services. The Service Provider shall be required to provide Services only to the Company and its affiliates. The Company shall not, and shall not permit any third parties to, resell any Services to any Person whatsoever.

2.3      Cooperation. Each of the parties hereto will use its commercially reasonable efforts to cooperate with each other in all matters relating to the provision and receipt of the Services. Each party further agrees and acknowledges that the Service Provider may not be able to provide, or cause to be provided, certain Services unless (a) certain data and information is provided to the Service Provider, (b) the Company has all necessary rights, licenses, contracts and permits needed to receive the Services without violating applicable law or the rights of any third party, and (c) certain actions are taken by the Company, as requested by the Service Provider and within a reasonable time prior to the commencement of Services. The Service Provider shall have no obligation under this Agreement to the extent that the Service Provider (a) cannot provide, or cause to be provided, Services due to the Company failing to timely deliver to the Service Provider any data or information or failing to timely take any action requested by the Service Provider, that is necessary for the Service Provider to provide, or cause to be provided, Services or (b) does not receive access to the Company’s properties, books, records and employees necessary to permit the Service Provider to perform its obligations hereunder.

2.4      No Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND WITHOUT LIMITING THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE SUBSCRIPTION AGREEMENT, NEITHER THE COMPANY NOR THE SERVICE PROVIDER IS MAKING ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, AND THE COMPANY AND THE SERVICE PROVIDER EXPRESSLY DISCLAIM ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Section 3. Fees and Payment.

3.1      Fees.    The fee (the “Fee”) charged for any Service hereunder of the type set forth on Exhibit B will be equal to Service Provider’s fully loaded cost to perform such Service calculated in accordance with Generally Accepted Accounting Principles in the United States and

CBI’s accounting policies (the “Cost”). With regard to any Service provided hereunder that is not of the type set forth on Exhibit B, the Fee shall be equal to Service Provider’s Cost plus a mark-up not to exceed standards of the Organisation for Economic Co-operation and Development.

3.2     Payment. In consideration for the provision of each of the Services, the Company shall pay to the Service Provider the amounts set forth for such Service on the applicable Statement of Work. The Service Provider shall provide the Company with a monthly invoice for fees due for the Services. Each invoice received pursuant to this Agreement shall be paid by electronic funds transfer or other immediately available funds within 30 days of the date on which such invoice is received or such earlier date as is indicated in the applicable Statement of Work.

3.3     Taxes. The parties agree that the Services set forth on all Statements of Work are exclusive of all taxes, including value-added, sales or use, or withholding taxes, that may be imposed (regardless of the party hereto on whom imposed) on the provision of or payment for the Services hereunder, and that the Company shall be liable for and shall pay any and all such taxes required to be collected by the Service Provider. The parties shall cooperate and use their respective commercially reasonable efforts to assist the other in entering into such arrangements as the other may reasonably request in order to minimize, to the extent lawful and feasible, the payment or assessment of any taxes in connection with the transactions contemplated by this Agreement; provided that nothing in this Section 3.2 shall obligate either party to cooperate with, or assist, the other party in any arrangement proposed by such other party that would have a material or unreimbursed detrimental effect on such first party or any of its affiliates.

Section 4. Ownership of Intellectual Property and Data.

4.1     Company Data. The Company shall own all right, title and interest in and to any data, information, records, reports and other deliverables originally provided by the Company (the “Service Data”). The Service Provider hereby assigns to the Company any and all right, title or interest in copyrights that the Service Provider may have or acquire in or to any the Service Data.

4.2     Ownership and Use of Intellectual Property.

(a)     Neither this Agreement nor any Services performed hereunder shall cause, or be deemed to cause, the assignment or transfer of title or any ownership right or interest of any kind whatsoever in or to any Intellectual Property of the Service Provider or the Company to the other party.

(b)     Except as may otherwise be agreed in writing by the Company, the Service Provider shall not use, and shall not permit any of its affiliates to use, any trademarks, trade names, trade dress, service marks, word marks, design marks, internet domain names, logos, copyrights or other Intellectual Property owned, licensed, used or held by the Company or any of its affiliates.

(c)     The Company will have sole and exclusive right, title and interest world-wide in and to all Intellectual Property created, made, conceived or contributed to other Company Intellectual Property by the Service Provider or its affiliates in the course of the performance of the Services, which right, title and interest will continue after termination of this Agreement.

(d)     The Service Provider hereby agrees to assign to the Company, without the need for any further remuneration or consideration, all right, title and interest that the Service

Provider or any of its affiliates may have in and to the Intellectual Property that the Service Provider or any of its affiliates may have by virtue of having created, made or conceived such Intellectual Property or having contributed to any Company Intellectual Property, in whole or in part, in the course of the performance of the Services for the Company. The Service Provider hereby waives all moral rights that the Service Provider may have with respect to the Intellectual Property, and the Company may in its sole discretion assign the benefit of such waiver of moral rights. The Service Provider agrees not to exercise such moral rights against any third parties without the express written consent of the Company and agrees that the above-noted waiver may be invoked by any person authorized by the Company to use and/or modify the Intellectual Property.

(e)     The Service Provider will execute and deliver to the Company whenever requested by the Company, any and all further documents and assurances that the Company may deem necessary or expedient to effect the purposes and intent of the assignment and waiver set out herein. If the Service Provider refuses or fails to execute any further documents and assurances whenever requested by the Company, this Agreement shall form a power of attorney granting to the Company the right to execute and deliver on the Service Provider’s behalf, all such further documents and assurances that the Company may deem necessary or expedient to effect the purposes and intent of the assignment and waiver set out herein on the Service Provider’s behalf.

Section 5. Indemnification.

5.1      Indemnity. The parties agree as follows:

(a)     The Company acknowledges that the Service Provider is providing such Services solely as an accommodation to the Company. As such, the Company agrees to indemnify, defend, and hold the Service Provider harmless from and against any damages related to any claim by a third party arising out of or relating to, whether directly or indirectly, the Service Provider’s performance of the Services required to be delivered by it, except to the extent caused by the Service Provider’s, or that of any of its affiliates, gross negligence or intentional misconduct in performing such Services.

(b)     The Service Provider agrees to indemnify, defend, and hold the Company harmless from and against any damages related to any claim by a third party arising out of or relating to, whether directly or indirectly, performance of the Services by the Service Provider or any of its affiliates, but only to the extent caused by or relating to, directly or indirectly, the Service Provider’s, or that of any of its affiliates, gross negligence or intentional misconduct in performing the Services.

5.2     Limitation. IN NO EVENT WHATSOEVER SHALL A PARTY OR ANY OF ITS AFFILIATES OR RELATED PARTIES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES OR RELATED PARTIES, OR SUCCESSORS OR ASSIGNS, FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE OR SPECIAL LOSSES, DAMAGES, COSTS OR EXPENSES OF ANY KIND RELATING IN ANY WAY TO THE SERVICES, OR OTHERWISE RELATING TO THIS AGREEMENT OR TO ANY ACTS OR OMISSIONS ON THE PART OF SUCH PARTY IN CONNECTION HEREWITH (INCLUDING LOST PROFITS OR THE USE OF OR LOSS OF USE OF ANY OF THE

PRODUCTS OR OTHER PROPERTY, WHETHER OR NOT SUCH PARTY HAS BEEN MADE AWARE OF THE POTENTIAL FOR ANY SUCH LIABILITY), UNLESS AWARDED PURSUANT TO INDEMNIFIED CLAIMS MADE BY A THIRD PARTY UNDER SECTION 5.1. IN NO CASE OTHER THAN THE SERVICE PROVIDER’S, OR THAT OF ANY OF ITS AFFILIATES, INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE SHALL THE SERVICE PROVIDER’S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT, REGARDLESS OF THE TYPE OF DAMAGES, FORM OF ACTION OR THE THEORY OF LIABILITY, EXCEED IN THE AGGREGATE THE AMOUNT PAID TO THE SERVICE PROVIDER UNDER THIS AGREEMENT.

Section 6. Confidentiality and Personal Information. Each party shall keep confidential all the terms of this Agreement and all information received from the other party regarding the Services (including personal information received from the other party), including any information received with respect to products of the other party, and to use and disclose such information only for the purposes set forth in this Agreement unless: (i) otherwise agreed to in writing by the party from which such information was received; (ii) required to be disclosed by a governmental order or applicable law; or (iii) the party receiving such information can demonstrate that the information: (A) was publicly known at the time of disclosure to it, or has become publicly known through no act of such party; or (B) was rightfully received from a third party without a duty of confidentiality. Notwithstanding the foregoing, the Service Provider will not be prohibited from disclosing the mere fact that it is performing Services under this Agreement. All personal information received from the other party shall be maintained in accordance with applicable laws.

Section 7. Term.

7.1     Duration. Subject to earlier termination pursuant to Section 7.2, the term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until the date that all Services have been terminated as specified in the applicable Statement of Work (the “Term”), provided that the provision of any Service under this Agreement and the term of the provision of such Service is as specified in the applicable Statement of Work.

7.2     Early Termination. This Agreement, either in its entirety or in respect of one or more Services being provided to the Company or any of its affiliates under a Statement of Work for those Services, may be terminated prior to the expiry of the Term under any of the following circumstances:

(a)     The Company may terminate such Services, in whole or in part, by delivering a written notice thereof to the Service Provider at least thirty (30) days before the effective date of early termination, unless the applicable Statement of Work requires otherwise in respect of such Services.

(b)     The Company may terminate such Services, in whole or in part, on at least thirty (30) days prior written notice to the Service Provider, in the event that the CBG Group no longer holds the Target Number of Shares.

(c)     Either party may terminate this Agreement in the case of a material breach of this Agreement by the other party if such other party has not cured such material breach within thirty (30) days after receipt of notice thereof sent by the terminating party; provided that a failure of the Company to pay an invoice in accordance with Section 3.1 is deemed to be a material breach for purposes of this Agreement and if such material breach is due to a failure of the Company to pay an invoice in accordance with Section 3.1, the Service Provider may terminate this Agreement if such invoice has not been paid within fifteen (15) days of delivery of notice sent by the Service Provider.

(d)     Either party may terminate this Agreement forthwith upon written notice to the other party if a Bankruptcy Event has occurred with respect to non-terminating party.

(e)     Either party may terminate this Agreement forthwith upon written notice to the other party if such other party takes any corporate action for its winding up, dissolution or liquidation.

7.3     Force Majeure. Other than for payment of money when due, in the event the performance of the Service Provider’s duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control including fire, weather, natural disaster, war, terrorism, riots or civil disturbances, acts of civil or military authorities, strike or labor disruption, loss or disruption of power, act of God, boycott, embargo, shortage or unavailability of supplies or labor, malfunction or destruction of equipment, or governmental law, regulation or edict (collectively, the “Force Majeure Events”), the Service Provider shall not be deemed to be in default of this Agreement by reason of its non-performance due to such Force Majeure Event, but shall give notice to the Company of the Force Majeure Event with a reasonable time following the occurrence of any Force Majeure Event.

7.4     Effect of Termination.

(a)     Upon any expiration or valid termination of this Agreement, in addition to any other rights or remedies of the parties under this Agreement or applicable law, (i) the Service Provider shall promptly cease all Services, (ii) each of the parties shall promptly return all Confidential Information received from the other party in connection with this Agreement, and (iii) the parties’ respective rights and obligations under Section 2.3, Section 3, Section 5, Section 6, Section 7.4 and Section 12 shall survive. Should this Agreement or any Statement of Work be terminated with respect to any particular Service only, this Section 7.4 shall apply with respect only to that particular Service for which such termination has been exercised, and all other rights and obligations under this Agreement shall continue in full force and effect.

(b)     Upon any expiration or valid termination of this Agreement, any Statement of Work or any Service provided under this Agreement or Statement of Work, the parties shall cooperate to ensure the orderly transition of the records, data and any other information to the other party, as required related to such terminated Services.

Section 8. Relationship Between the Parties. The relationship between the parties, including their respective personnel, established under this Agreement is that of independent contractors and no party shall be deemed an employee, agent, partner or joint venture of or with the other party. The Service Provider shall be solely responsible for any employment-related taxes, insurance premiums or other employment benefits respecting its personnel’s performance of any Services under this Agreement. Subject to the Service Provider’s and its affiliates’ confidentiality and other obligations hereunder and under the Subscription Agreement, the Company agrees to afford the Service Provider reasonable access to its properties, books, records and employees to the extent necessary to permit the Service Provider to perform its obligations hereunder.

Section 9. Contract Management. Each party agrees to communicate only with ● (in the case of the Company) and ● (in the case of the Service Provider) with respect to this Agreement and the Services to be provided under this Agreement, or such other individual or individuals as may be designated in writing by the party (each a “Services Manager”). The Services Manager may be an employee or an outside consultant engaged by the party hereto. Without the prior written consent of the other party’s Services Manager, no party shall contact any officer, director, agent, employee or other representative of the other party concerning this Agreement or any of the Services.

Section 10. Records and Employee Access.

10.1     Access to Records. Service Provider shall use commercially reasonable efforts to create and maintain full and accurate books and records in connection with its provision of the Services, and upon reasonable notice from the other party shall make available for inspection and copy by such other party’s employees or agents such records during reasonable business hours. The Service Provider may, but shall not be required to, maintain records under this Agreement following the termination of this Agreement except as required by applicable Laws.

10.2     Tax Audit. The parties hereto will cooperate with each other in making such information available as reasonably necessary in the event of a tax audit, whether in Canada, the United States or any other country or region.

Section 11. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, reputable overnight courier and addressed to the intended recipient as set forth below:

If to the Company:	If to the Service Provider:

Canopy Growth Corporation 1 Hershey Drive Smiths Falls, Ontario K7A 0A8 Attn: ●	Constellation Brands, Inc. 207 High Point Drive, Building 100 Victor, New York 14564 Attn: ●

Any notice delivered or transmitted to a party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a business day then the notice shall be deemed to have been given and received on the next business day. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section.

Section 12. Miscellaneous.

12.1     Fees and Expenses. Each party shall be solely responsible for payment of any and all legal, accounting or other fees and expenses incurred by them or on their behalf pursuant to the transactions contemplated by this Agreement.

12.2     Entire Agreement. This Agreement, including all Statements of Work and the other documents and instruments required to be delivered pursuant hereto and thereto contain all of the agreements of the parties with respect to the matters contained herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the parties in connection with the subject matter of this Agreement, including all Statements of Work, and the other documents and instruments required to be delivered pursuant hereto and thereto except as specifically set forth herein and therein and in any document or instrument required to delivered pursuant hereto or thereto.

12.3     Amendments. No provision of this Agreement may be amended or modified in any manner whatsoever except by an agreement in writing signed by duly authorized representatives of each of the parties.

12.4     Successors. The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and permitted successors and assigns of the respective parties.

12.5     Assignment. No party may assign (by operation of law or otherwise) this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, the Service Provider shall be permitted to assign this Agreement, in whole or in part, to any affiliate.

12.6     Choice of Laws. Any and all claims or controversies arising out of or relating to parties rights and responsibilities under this Agreement or the transaction contemplated hereby shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to its principles of conflicts of laws, and shall be tried and litigated only in the Ontario Superior Court of Justice in the of City of Toronto. Each party hereby irrevocably submits to the personal and exclusive jurisdiction of such courts and waives the right to assert the doctrine of “forum non conveniens” or to otherwise object to jurisdiction or venue to the extent any proceeding is brought in accordance with or arising out of or relating to this Agreement.

12.7     Counterparts. This Agreement may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties. A fax or electronic copy of this Agreement showing the signatures of each of the parties, or, when taken together, multiple fax or electronic copies of this Agreement showing the signatures of each of the parties, respectively, where such signatures do not appear on the same copy, will constitute an original copy of this Agreement requiring no further execution.

12.8     Waiver. Each of the Company or the Service Provider may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein, or (c) waive compliance with any of the agreements or conditions of the other contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. A waiver of any breach of this Agreement by any party shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or any other provision of this Agreement, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The failure of a party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

12.9     Exhibits. The Exhibits (and any annex thereto) attached hereto are incorporated herein by reference as if set out herein in full.

12.10     Parties in Interest. Nothing in this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties and their respective successors and permitted assigns, if any.

12.11     Currency. References to dollars, $, C$ or Canadian Dollars shall be to lawful currency of Canada and references to US$ or US Dollars shall be to lawful currency of the United States of America.

12.12     Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other document or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

12.13     Certain Interpretive Matters. In this Agreement, unless the context otherwise requires: (i) words of the masculine or neuter gender shall include the masculine and/or feminine gender, and words in the singular number or in the plural number shall each include the singular number or the plural number; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any agreement (including this Agreement) or other contract or any document means such agreement, contract or document as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; (iv) all amounts in this Agreement are stated and shall be paid in United States dollars unless specifically otherwise provided; (v) the word “or” is not exclusive; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term; (vii) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including;” (viii) “hereto”, “herein’’, “hereof”, “hereinafter” and similar expressions refer to this Agreement in its entirety, and not to any particular Article, Section, paragraph or other part of this Agreement; (ix) reference to any “Article” or “Section” means the corresponding Article(s) or Section(s) of this Agreement; (x) the descriptive headings of Articles, Sections, paragraphs and other parts of this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement or any of the terms or provisions hereof; (xi) reference to any law or order, means (A) such law or order as amended, modified, codified, supplemented or re-enacted, in whole or in part, and in effect from time to time; and (B) any comparable successor laws or orders; and (xii) any contract, instrument, insurance policy, certificate or other document defined or referred to in this Agreement means such contract, instrument, insurance policy, certificate or other document as from time to time amended.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on behalf of the parties as of the date first herein above written.

CANOPY GROWTH CORPORATION

By:

Name:

Title:

CONSTELLATION BRANDS, INC.

By:

Name:

Title:

Administrative Services Agreement

EXHIBIT A

STATEMENT OF WORK (“SOW”)

Addresses and contacts for notices under this SOW:

Canopy Growth Corporation	Constellation Brands, Inc.
Contact:	Contact:
Address:	Address:
Phone number:	Phone number:
Fax number:	Fax number:
E-mail:	E-mail:

Agreed and accepted:

Canopy Growth Corporation	Constellation Brands, Inc.
By: _____________________________	By: _____________________________
Name:	Name:
Title:	Title:
Date:	Date:

Term:

SOW Effective Date:	●
SOW Expiration Date:	●

This Statement of Work (“SOW”) is incorporated by reference into and subject to the terms and conditions of the administrative services agreement entered into between Canopy Growth Corporation (the “Company”) and Constellation Brands, Inc. (the “Service Provider”) dated August ●, 2018 (the “Administrative Services Agreement”), and is made as of the ___ day of ●, 20● between the Company and the Service Provider and will form a part of the Administrative Services Agreement. Capitalized terms used but not otherwise defined in this SOW will have the respective meanings ascribed to them in the Administrative Services Agreement. If there is any conflict between this SOW and the Administrative Services Agreement, the Administrative Services Agreement will prevail.

SECTION 1   SOW Services

(a)	Overview. This Section 1 describes the details of the Services to be provided by the Service Provider covered by this SOW (collectively, the “SOW Services”).

(b)	Description of SOW Services.

The Service Provider will provide the following SOW Services:

●

(c)	Performance metrics (if any).

●

SECTION 2   Term and Termination

(a)	Term. This SOW begins on the SOW Effective Date and ends on the SOW Expiration Date.

(b)	Early termination: ●

SECTION 3   Changes to SOW

Subject to the terms and conditions of the Administrative Services Agreement, changes to this SOW will be memorialized (i) in the form attached as Annex 1 (a “Change Order”) which will be signed by the parties to this SOW, or (ii) in a written amendment to this SOW that will be effective when signed by the parties to this SOW.

[Remainder of this page is intentionally left blank.]

Annex 1

Change Order

Date requested: Change Number	[insert details]	Change number:	[insert details]
Title of request:	[insert details]	Requested by:	[insert details]

This Change Order amends the Statement of Work referenced as Exhibit No. __ (the “SOW”) to Exhibit B of the Administrative Services Agreement dated August ●, 2018 between Canopy Growth Corporation and Constellation Brands, Inc. (the “Administrative Services Agreement”). This Change Order is effective on and after [insert month, date, year]. This Change Order is subject to all of the terms and conditions in the SOW and the Administrative Services Agreement. The parties agree as follows:

Change requested in: (Check all that apply) ☐ Specifications ☐ Deliverables ☐ Schedules ☐ Services ☐ Other	Affected Section #s of SOW, or name of other document:
Description of change:
Reason for change:

Change(s) to SOW:

Section #	Original language:	Replacing/supplementing language:

Canopy Growth Corporation approval

Print name/Title

Signature Date

Constellation Brands, Inc. approval

Print name/Title Signature Date

EXHIBIT B

SERVICES PROVIDED AT COST

Certain management and administrative services as deemed appropriate by the parties from time to time, which may include, but are not limited to:

1.

Finance – including payroll, accounts receivable, accounts payable, budgeting, forecasting, financial analysis and planning, and treasury activities including cash management, foreign currency hedging, investment strategy and other similar activities.

2.	General administrative – including data entry, word processing, office management and other similar activities.

3.

Corporate and Public Relations – including planning and executing public relations programs or corporate communications policies, distribution of internal and external corporate communications and other similar activities.

4.

Meeting Coordination Travel Planning – including coordinating travel activities, negotiating airline, rental car, and hotel contracts, providing a system for reservations and ticket purchases and other similar activities.

5.

Accounting and auditing – including gathering information used to prepare financial statements, maintaining accounting records, preparing statutory financial statements, performing operational and financial audits and other similar activities.

6.

Tax Services – including preparation of local country tax filing, overseeing audits conducted by tax authorities, providing tax advice to comply with local tax laws, reviewing local country tax provisions and other similar activities.

7.

Staffing, Recruiting and Training – including coordinating with temporary employment agencies and management of the recruiting process, establishing and maintaining employee files, administering compensation and benefits policies, developing and implementing plans regarding career development, job evaluation and other similar activities.

8.

Information technology (IT) services – including supporting computer systems in connection with operations, accounting, customer service, human resources, payroll and email, formulating guidelines with respect to use of IT systems, maintaining and repairing systems, providing telecommunications facilities, providing technical assistance and training on existing systems, maintaining and testing existing computer databases and other similar activities.

9.

Legal Services – general services performed by in-house legal counsel, including but not limited to drafting, negotiating and review of contracts and agreements, representation and advocacy before courts, administrative agencies, arbitrators or legislatures, preparing advice in respect to structuring and reorganization, acquisition and divestment transactions and maintaining local corporate books and records and other similar activities.

10.

Insurance Claims Management – includes securing insurance coverage for general product and workers compensation liability, property loss, business interruption and other business risks, coordinating with third party insurers and other similar activities.

11.	Purchasing – including planning and executing procurement of services and material pursuant to company standard for support functions, and other similar activities.

12.	Premiums for Unemployment, Disability and Workers Compensation – including processing unemployment insurance premiums, disability premiums and workers compensation premiums.

13.

Health, Safety, Environmental and Regulatory Affairs – including but not limited to developing company health, safety, and environmental standards, monitoring compliance with such standards, and training affected personnel, gathering information and preparing documentation relating to eligibility for or compliance with laws and regulations governing contracts, licenses and permits, gathering information, verifying data and preparing documentation relating to compliance with laws and regulations governing financial and securities institutions and financial and real estate transactions. Examining and verifying correctness of, or establishing authenticity of records. Providing security services (e.g. executive protection or global headquarters security). Providing common health risk management systems development, clinical services, industrial hygiene, alcohol and drug testing services (laboratory analysis done by third parties), and advice to business management on health issues. Providing guidance on support operations, integrity management support implementation, coaching and conducting operations integrity management assessments, development and implementation of safety behavior based programs, and incident reporting and accident investigations. Providing strategies, resources, and training for effective crisis preparedness and response.

14.	Statistical Assistance – compiling data for use in statistical studies and preparation of required governmental reports.

15.

Training and Employee Development – including but not limited to assisting in training of personnel including assessing development and training needs, creating and conducting internal development and training programs and communicating training opportunities to personnel. Arranging for management training on employment law compliance, employer liability avoidance, interviewing, hiring, terminations, promotions, performance reviews, safety and sexual harassment. Developing and implementing plans regarding career-development succession. Developing and implementing a job evaluation process including procedures and forms.

16.

Employee Benefits – Including but not limited to developing and implementing employee compensation and benefits including healthcare, life insurance, 401(k) profit sharing, workers compensation, unemployment, dental, employee incentive compensation and employee assistance programs. Providing benchmarking studies for compensation and other benefit programs. Providing guidance and direction to employees regarding elections for benefits, applications for benefits and receipt of benefits (including providing assistance to employees in completing all necessary forms). Arranging annual benefit enrollment meetings and employee benefit seminars. Processing employee benefits inquiries and complaints and reconciling billing issues. Coordinating with hospitals, physicians, insurers, employees, and beneficiaries to facilitate proper and complete utilization of benefits for all employees.

EXHIBIT D

FORM OF TERMINATION AGREEMENT

(see attached)

Exhibit D-1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is made as of ●, 2018 between Greenstar Canada Investment Limited Partnership, a limited partnership existing under the laws of the Province of British Columbia (“GCILP”), and Canopy Growth Corporation., a corporation existing under the federal laws of Canada (“CG”).

RECITALS:

A.

On November 2, 2017, GCILP and CG entered into a commercialization agreement (the “Commercialization Agreement”) to record the manner in which GCILP and CG were to work together to Commercialize certain Beverage Products and to grant one another certain rights with respect to Beverage Products and Other Products.

B.

On the date hereof, CG issued to CBG Holdings LLC, an affiliate of GCILP, on a private placement basis, pursuant to a subscription agreement dated August 14, 2018 (the “Subscription Agreement”): (i) 104,500,000 common shares in the capital of GP (the “Common Shares”); and (ii) 139,745,453 common share purchase warrants representing the right to purchase up to 139,745,453 Common Shares (the “Warrants”), for an aggregate purchase price of C$5,078,700,000 (the “Investment”).

C.	It is a condition to the closing of the Investment that GCILP and CG enter into this Termination Agreement for the purpose of terminating the Commercialization Agreement.

D.	Capitalized terms not otherwise defined in this Termination Agreement have the meanings ascribed to them in the Commercialization Agreement.

THEREFORE, the parties agree as follows:

1.	The Commercialization Agreement is hereby terminated pursuant to Section 10.1(b) thereof, and shall have no further force and effect, effective the date hereof.

2.

Subject to the terms of Section 5.1(b) of the Amended and Restated Investor Rights Agreement being entered into between GCILP, CG and CGB Holdings Inc. on or about the date hereof in connection with the Investment and despite any terms to the contrary set forth in the Commercialization Agreement, including Sections 7.1(b), 10.2 and 10.3 thereof, GCILP and CG specifically agree that the only terms of the Commercialization Agreement that shall survive the termination thereof shall be: Section 2.1(d) (Grant of License to Company Group of GCILP Licensed IP) and Section 8 (Confidentiality). All other rights and obligations of the parties under the Commercialization Agreement shall end upon termination.

3.

This Termination Agreement enures to the benefit of and is binding upon the parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

4.

This Termination Agreement may be executed by the parties in counterparts and may be executed and delivered by electronic transmission and all such counterparts and electronic copies together constitute one and the same agreement.

IN WITNESS OF WHICH the Parties have executed this Agreement.

GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP, by its general partner, GREENSTAR CANADA INVESTMENT CORPORATION

By:
Name:
Title:

CANOPY GROWTH CORPORATION

By:
Name:
Title:

[Termination of Commercialization Agreement]

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

To:	CBG Holdings LLC (the “Purchaser”)

Ladies and Gentlemen:

Reference is made to that certain Subscription Agreement dated August 14, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing, the “Agreement”), by and between the Purchaser and Canopy Growth Corporation (the “Company”).

The undersigned responsible officer hereby certifies as of the date hereof that he/she is the ● of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Purchaser on behalf of the Company, and that:

1.	The Company is in compliance with:

(i)

in all material respects, with all laws and regulations applicable to the Company’s business, affairs and operations anywhere in the world (other than the United States), including, to the extent applicable, the Controlled Drugs and Substances Act (Canada), those laws and regulations prescribed by and in respect of the Access to Cannabis for Medical Purposes Regulations issued under the Controlled Drugs and Substances Act (Canada), Bill C-45 “An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts”, as amended from time to time and as the same may come into force, and, including for greater certainty, the rules of the TSX and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities; and

(ii)

in all respects, with all laws and regulations applicable to the Company’s business, affairs and operations in the United States, including, to the extent applicable, the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq., and, including for greater certainty, the rules of the TSX and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities.

2.

The Company is in compliance with its internal compliance programs in all material respects. Such internal compliance programs have been periodically reviewed and updated to account for any changes in the laws and regulations applicable to the business, affairs and operations of the Company. In addition, the Company has provided any and all internally prepared or third-party consultant prepared audit reports related to a review of the effectiveness of the Company’s compliance program and processes and controls related to thereto.

3.

The Company has not received any communication from any regulator, Governmental Authority or other agency since the date of the last Compliance Certificate. If the Company has received any communication from any regulator, Governmental Authority or other

Exhibit E-1

agency, it has notified the Purchaser and provided written copies of all such correspondence and any responses by the Company thereto.

4.

The Company has performed and observed each covenant and condition of the Agreement, applicable to it, and, since the date of the last Compliance Certificate has not been in and is not currently in breach of any such covenant or condition.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of, ● 20●.

CANOPY GROWTH CORPORATION

By:
Name:
Title:

Exhibit E-2

EXHIBIT F

FORM OF APPROVAL RESOLUTION

BE IT RESOLVED as an ordinary resolution that:

1.

The issuance of 104,500,000 common shares in the capital of the Company (“Common Shares”) and 139,745,453 warrants to purchase Common Shares (“Warrants”), including the issuance of up to 139,745,453 Common Shares, from time to time, on exercise of outstanding Warrants, to CBG Holdings LLC (“CBG”) (or its affiliates or permitted assignees), which issuance could materially affect control of the Company, pursuant to a private placement transaction, in each case, subject to the terms and conditions of the subscription agreement between CBG and the Company dated August 14, 2018, as the same may be amended, supplemented or otherwise modified in accordance with the terms therein (the “Subscription Agreement”), and the performance by the Company of its obligations thereunder, all as more particularly described in the management information circular dated ●, 2018 of the Company accompanying the notice of meeting, as it may be amended, modified or supplemented in accordance with the Subscription Agreement, is hereby authorized and approved (the “Investment”).

2.

The Subscription Agreement and transactions contemplated thereby, actions of the directors of the Company in approving the Subscription Agreement, and actions of the directors and officers of the Company in executing and delivering the Subscription Agreement, and any amendments, modifications or supplements thereto, are hereby ratified, authorized and approved.

3.

The entry into the investor rights agreement between the Company, CBG (or its affiliate or permitted assignee) and Greenstar Canada Investment Limited Partnership (the “Investor Rights Agreement”), and the performance by the Company of its obligations thereunder, including, for certainty, the issuance of Common Shares, Warrants and any other securities thereunder, whether debt or equity, and whether convertible or exercisable into or exchangeable for common shares, or otherwise, pursuant to the “Pre-Emptive Right”, the “Top-Up Right” or otherwise (each as described in the Investor Rights Agreement); are hereby authorized and approved.

4.

The entry into the administrative services agreement between the Company and Constellation Brands Inc. (or its affiliate or permitted assignee) (the “Administrative Services Agreement”) and the performance by the Company of its obligations thereunder, and the receipt of services by the Company from Constellation Brands Inc. and its affiliates thereunder, is authorized and approved.

5.

Upon closing of the transactions described in the Subscription Agreement (the “Closing”) and subject to the conditions set forth in the Investor Rights Agreement, the following persons be and are hereby elected directors of the Corporation to hold the position until the next annual meeting of shareholders of the Corporation or until his or her successor is duly elected or appointed in accordance with the by-laws and the applicable provisions of the Investor Rights Agreement: Bruce Linton, John Bell, Peter Stringham, William Newlands, David Klein, Judy Schmeling [and ●] as directors of the Company. For greater certainty,

Exhibit F-1

upon the Closing, any directors of the Corporation other than the foregoing individuals shall be removed as directors of the Corporation.

6.

Any officer or director (each an “Authorized Signatory”) be and is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such Authorized Signatories determine may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

7.

Subject to the terms and conditions of the Subscription Agreement, notwithstanding the foregoing approvals, the directors of the Corporation be and are hereby authorized not to proceed with the Investment and the transactions contemplated by the Subscription Agreement.

Exhibit F-2